Exhibit 10.1

CREDIT AGREEMENT

AMONG

CAMERON INTERNATIONAL CORPORATION,
AND THE OTHER BORROWERS NAMED HEREIN
AS BORROWERS,

THE LENDERS NAMED HEREIN,

CITIBANK, N.A.
AS ADMINISTRATIVE AGENT,

CITIGROUP GLOBAL MARKETS INC.,

AS LEAD ARRANGER

CITIGROUP GLOBAL MARKETS INC. AND JPMORGAN SECURITIES LLC
AS JOINT BOOK MANAGERS,

AND

BARCLAYS BANK PLC AND BANK OF TOKYO-MITSUBISHI UFJ, LTD.

AS CO-SYNDICATION AGENTS AND CO-DOCUMENTATION AGENTS

DATED AS OF
APRIL 11, 2014

4.1.	Initial Credit Extensions	64
4.2.	Each Credit Extension	66

ARTICLE V	REPRESENTATIONS AND WARRANTIES	67

5.1.	Existence and Standing	67
5.2.	Authorization and Validity	67
5.3.	No Conflict; Government Consent	67
5.4.	Financial Statements	68
5.5.	Taxes	68
5.6.	Litigation	68
5.7.	Subsidiaries	68
5.8.	ERISA	68
5.9.	Accuracy of Information	68
5.10.	Regulation U	68
5.11.	Anti-Terrorism Laws; Anti-Money Laundering Laws; Anti-Corruption Laws	68
5.12.	Compliance With Laws	69
5.13.	Ownership of Properties	70
5.14.	Plan Assets; Prohibited Transactions	70
5.15.	Environmental Matters	70
5.16.	Investment Company Act	70
5.17.	Obligations Pari Passu	70

ARTICLE VI	COVENANTS	70

6.1.	Financial Reporting	71
6.2.	Use of Proceeds	73
6.3.	Notice of Default	73
6.4.	Conduct of Business	73
6.5.	Taxes	74
6.6.	Insurance	74
6.7.	Compliance with Laws	74
6.8.	Maintenance of Properties	74
6.9.	Inspection	74
6.10.	[Reserved]	75
6.11.	Subsidiary Indebtedness	75
6.12.	Merger	75
6.13.	Sale of Assets	75
6.14.	[Reserved]	75
6.15.	Liens	76
6.16.	Affiliates	77
6.17.	Environmental Matters	77
6.18.	Restrictions on Material Subsidiary Payments	77
6.19.	ERISA Compliance	78
6.20.	Total Debt to Total Capitalization Ratio	78

ARTICLE VII	DEFAULTS	78

ARTICLE VIII	ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES	81

8.1.	Acceleration; Facility LC Collateral Account	81
8.2.	Amendments	82
8.3.	Preservation of Rights	83

ARTICLE IX	GENERAL PROVISIONS	84

9.1.	Survival of Representations	84
9.2.	Governmental Regulation	84
9.3.	Headings	84
9.4.	Entire Agreement	84
9.5.	Several Obligations; Benefits of this Agreement	84
9.6.	Expenses; Indemnification	85
9.7.	Numbers of Documents	86
9.8.	Accounting	86
9.9.	Severability of Provisions	87
9.10.	Nonliability of Lenders	87
9.11.	Confidentiality	88
9.12.	Treatment of Information	88
9.13.	Nonreliance	90
9.14.	Disclosure	90
9.15.	USA PATRIOT Act Notice	91
9.16.	Interest Rate Limitation	91
9.17.	Posting of Approved Electronic Communications	91

ARTICLE X	THE ADMINISTRATIVE AGENT	92

10.1.	Appointment and Authority	92
10.2.	Administrative Agent Individually	92
10.3.	Duties of Administrative Agent; Exculpatory Provisions	94
10.4.	Reliance by Administrative Agent	95
10.5.	Delegation of Duties	96
10.6.	Non-Reliance on Administrative Agent and Other Lenders	96
10.7.	Trust Indenture Act	97
10.8.	No Other Duties, etc.	97
10.9.	Resignation by the Administrative Agent	98

ARTICLE XI	SETOFF; RATABLE PAYMENTS	99

11.1.	Setoff	99
11.2.	Ratable Payments; Sharing of Setoffs	99

ARTICLE XII	BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS	100

12.1.	Successors and Assigns	100
12.2.	Dissemination of Information	104

ARTICLE XIII	NOTICES	105

13.1.	Notices	105
13.2.	Change of Address	105
13.3.	Electronic Communications	105

ARTICLE XIV	COUNTERPARTS	106

ARTICLE XV	LIMITATION ON BORROWING SUBSIDIARIES	106

ARTICLE XVI	CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL	106

16.1.	CHOICE OF LAW	106
16.2.	CONSENT TO JURISDICTION	106
16.3.	WAIVER OF JURY TRIAL	107

v

SCHEDULES AND EXHIBITS

Exhibit A-1	-	Borrowing Notice

Exhibit A-2	-	Conversion Notice

Exhibit A-3	-	Continuation Notice

Exhibit B	-	In-House Opinion

Exhibit C	-	Compliance Certificate

Exhibit D	-	Assignment and Assumption Agreement

Exhibit E	-	Loan/Credit Related Money Transfer Instructions

Exhibit F-1	-	Revolving Note

Exhibit F-2	-	Swing Line Note

Exhibit G	-	Joinder Agreement

Exhibit H	-	Guaranty

Exhibit I-1	-	U.S. Tax Compliance Certificate (For Foreign Banks That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Exhibit I-2	-	U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Exhibit I-3	-	U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Exhibit I-4	-	U.S. Tax Compliance Certificate (For Foreign Banks That Are Partnerships For U.S. Federal Income Tax Purposes)

Schedule I	-	Pricing Schedule

Schedule II	-	Commitment Schedule

Schedule III	-	Liens

Schedule IV	-	Existing Letters of Credit

Schedule 13.1	-	Agent’s Addresses

CREDIT AGREEMENT

This Agreement dated as of April 11, 2014, is among Cameron International Corporation, Cameron Flow Control Technology GmbH, Cameron Petroleum (UK) Limited, Cameron (Singapore) Pte. Ltd., Cameron Canada Corporation, Cameron Lux V S.à r.l., the Lenders (defined below), and Citibank, N.A., as the Administrative Agent.  The parties hereto agree as follows:

ARTICLE  I
DEFINITIONS

1.1.                            Definitions.  As used in this Agreement:

“Additional Commitment Lender” is defined in Section 2.28.1(c).

“Additional Lender” is defined in Section 2.27.1.

“Administrative Agent” means Citibank in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article X.

“Administrative Questionnaire” means an administrative questionnaire supplied by the Administrative Agent.

“Advance” means a borrowing hereunder, (a) made by some or all of the Lenders on the same Borrowing Date, or (b) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and, in the case of Eurocurrency Loans, in the same Agreed Currency and for the same Interest Period.  The term “Advance” shall include Swing Line Loans unless otherwise expressly provided.

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person.  A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

“Agent’s Account” means (a) in the case of Advances denominated in Dollars, the account of the Administrative Agent maintained at Citibank with Account No. 36852248, Attention:  Global Loans Agency, (b) in the case of Advances (other than Swing Line Loans) denominated in Euro or Sterling, the account of the Administrative Agent maintained at Citibank, N.A. London with Account No. 8839913, Attention: Global Loans Agency, (c) in the case of Advances (other than Swing Line Loans) denominated in Canadian Dollars, the account of the Administrative Agent maintained at Citibank, Toronto with Account No. 2070035009, and (d) in any such case, such other account of the Administrative Agent designates in writing from time to time to the Parent and the Lenders for such purpose.

“Agent’s Group” has the meaning set forth in Section 10.2(b).

“Agreed Currencies” means (a) Dollars and (b)(i) with respect to Loans and so long as such currencies remain Eligible Currencies, Sterling, Canadian Dollars, and the Euro, (ii) with respect to Facility LCs and so long as such currencies remain Eligible Currencies, Sterling, Canadian Dollars and the Euro and (iii) any other Eligible Currency which a Borrower requests by notice to the Administrative Agent to include as an Agreed Currency hereunder and which is acceptable to all of the Lenders.

“Aggregate Commitment” means the aggregate of the Commitments of all the Lenders, as reduced or increased from time to time pursuant to the terms hereof.

“Aggregate Outstanding Credit Exposure” means, at any time, the aggregate of the Outstanding Credit Exposure of all the Lenders at such time.

“Agreement” means this credit agreement, as it may be amended, restated, modified or supplemented and in effect from time to time.

“Agreement Accounting Principles” means generally accepted accounting principles as in effect from time to time.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the Eurocurrency Reference Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Eurocurrency Reference Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Eurocurrency Reference Rate, respectively.

“Anniversary Date” means each annual anniversary of the Closing Date.

“Anti-Corruption Laws” means the FCPA, the UK Bribery Act, any similar law or regulation of the European Union and any similar law or regulation of any other Applicable Authority.

“Applicable Authority” means a Governmental Authority in (a) Canada or (b) any jurisdiction of organization of any Borrower.

“Applicable Margin” means, with respect to Advances of any Type or Facility LCs of any Type, at any time, the percentage rate per annum which is applicable at such time with respect to Advances or Facility LCs of such Type as set out in the attached Pricing Schedule.

“Approximate Equivalent Amount” of any currency with respect to any amount of Dollars shall mean the Equivalent Amount of such currency with respect to such amount of Dollars on or as of such date, rounded up to the nearest amount of such currency as determined by the Administrative Agent from time to time.

“Approved Electronic Communications” means each Communication that any Borrower is obligated to, or otherwise chooses to, provide to the Administrative Agent pursuant to any

Loan Document or the transactions contemplated therein, including any financial statement, financial and other report, notice, request, certificate and other information material; provided, however, that, solely with respect to delivery of any such Communication by any Borrower to the Administrative Agent and without limiting or otherwise affecting either the Administrative Agent’s right to effect delivery of such Communication by posting such Communication to the Approved Electronic Platform or the protections afforded hereby to the Administrative Agent in connection with any such posting, “Approved Electronic Communication” shall exclude (a) any notice of borrowing, notice of conversion or continuation, and any other notice, demand, communication, information, document and other material relating to a request for an, or a conversion of an existing, Advance, (b) any notice pursuant to Section 2.7 and any other notice relating to the payment of any principal or other amount due under any Loan Document prior to the scheduled date therefor, (c) all notices of any Default or Unmatured Default and (d) any notice, demand, communication, information, document and other material required to be delivered to satisfy any of the conditions set forth in Article IV or any other condition to any borrowing or other extension of credit hereunder or any condition precedent to the effectiveness of this Agreement.

“Approved Electronic Platform” has the meaning specified in Section 9.17(a).

“Arranger” means Citigroup Global Markets Inc. and its successors, in its capacity as Lead Arranger.

“Article” means an article of this Agreement unless another document is specifically referenced.

“Assignment and Assumption” has the meaning given in Article XII.

“Authorized Officer” means, with respect to any of the Borrowers, any of the chief executive officer, president, chief financial officer, treasurer, assistant treasurer, or controller, acting singly.

“Availability” is defined in Section 7.2.

“Available Aggregate Commitment” means, at any time, the Aggregate Commitment then in effect minus the Aggregate Outstanding Credit Exposure at such time.

“Bankruptcy Code” means Title 11 of the United States Code, as now or hereafter in effect, or any successor thereto.

“Base Rate” means, for any day, a rate per annum equal to (a) the Alternate Base Rate for such day, in each case, changing when and as the Alternate Base Rate changes, plus (b) the Applicable Margin.

“Base Rate Advance” means an Advance which, except as otherwise provided in Section 2.12, bears interest at the Base Rate.

“Base Rate Loan” means a Loan which, except as otherwise provided in Section 2.12, bears interest at the Base Rate.

“Borrower” means any of the Parent and the Borrowing Subsidiaries and “Borrowers” means, collectively, the Parent and the Borrowing Subsidiaries.

“Borrowing Date” means a date on which an Advance is made hereunder.

“Borrowing Notice” is defined in Section 2.9.

“Borrowing Subsidiary” means each of (i) Cameron Flow Control Technology GmbH, a Gesellschaft mit beschränkter Haftung formed under the laws of the Federal Republic of Germany, (ii) Cameron Petroleum (UK) Limited, a private company limited by shares formed under the laws of the United Kingdom, (iii) Cameron (Singapore) Pte. Ltd., a limited private company formed under the laws of the Republic of Singapore, (iv) Cameron Canada Corporation, a corporation formed under the laws of Nova Scotia, Canada, (v) Cameron Lux V S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of the Grand Duchy of Luxembourg, and (vi) any other Restricted Subsidiary which has entered into a Joinder Agreement.

“Business Day” means any day that is not a Saturday, Sunday or any other day on which commercial banks in New York, New York are authorized or required by law to remain closed; provided that, when used in connection with a Eurocurrency Loan or Loan denominated in an Agreed Currency, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits or Agreed Currencies in the principal financial center of the country in which payment or purchase of such Agreed Currency can be made or on which dealings in the relevant Agreed Currency are not carried on in the London interbank market (and, if the Advance which is the subject of a borrowing, drawing, payment, reimbursement or rate selection is denominated in Euros, the term “Business Day” shall also exclude any day that is not a TARGET Day).

“Canadian Dollars” and “CD$” means the lawful currency of Canada.

“Canadian Prime Rate” means, for any day, the greater of (a) the annual rate of interest announced from time to time by the applicable Swing Line Lender administering Swing Line Loans denominated in Canadian Dollars as its reference rate then in effect for determining interest rates on Canadian Dollar denominated commercial loans in Canada and (b) the annual rate of interest equal to the sum of (i) the CDOR Rate for an Interest Period of one month and (ii) 0.50% per annum.

“Canadian Prime Rate Advance” means a Swing Line Loan denominated in Canadian Dollars which bears interest as provided in Section 2.5.2.

“Capitalized Lease” of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

“Cash Collateralize” means, in respect of an obligation, provide and pledge (as a first priority perfected security interest) cash collateral in Dollars, at a location and pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent, the LC Issuers and the Swing Line Lenders (and “Cash Collateralization” has a corresponding meaning).

“CDOR Rate” means, with respect to any Interest Period, the average rate for bankers acceptances as administered by the Investment Industry Regulatory Organization of Canada (or any other Person that takes over the administration of that rate) with a tenor equal to the relevant period displayed on CDOR01 page of the Reuters Monitor Service (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen or service that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; the “CAD Screen Rate”) at or about 10:00 a.m. (Toronto, Ontario time) on the first Business Day for such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent).

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, and all rules and regulations and requirements thereunder in each case as now or hereafter in effect.

“Change in Control” means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934) of 50% or more of the outstanding shares of voting stock of the Parent.

“Change in Law” means (a) the adoption of any law, rule, treaty or regulation after the date of this Agreement, (b) any change in any law, rule, treaty or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the LC Issuer (or, for purposes of Section 3.2, by any Lending Installation of such Lender or by such Lender’s or the LC Issuer’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Citibank” means Citibank, N.A. and its successors.

“Closing Date” means the date on or after the date of this Agreement on which all conditions precedent set out in Section 4.1 hereof have been satisfied or waived by the party or parties entitled to performance thereof.

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

“Collateral Shortfall Amount” is defined in Section 8.1(a).

“Commitment” means, for each Lender, the obligation of such Lender to make Revolving Loans to the Borrowers, make (or participate in) Swing Line Loans to the Borrowers and participate in Facility LCs issued upon the application of the Borrowers and the other Restricted Subsidiaries, in an aggregate amount not exceeding the amount set out in the Commitment Schedule, as it may be modified as a result of any assignment that has become effective pursuant to Section 12.1 or as otherwise modified from time to time pursuant to the terms hereof.

“Commitment Fee” is defined in Section 2.6.1.

“Commitment Increase” is defined in Section 2.27.1.

“Commitment Maturity Date” means, with respect to each Lender, April 11, 2017, as such date may be extended from time to time pursuant to Section 2.28 or, if earlier, the Facility Termination Date.

“Commitment Schedule” means the Schedule attached hereto as Schedule II.

“Communications” means each notice, demand, communication, information, document and other material provided for hereunder or under any other Loan Document or otherwise transmitted between the parties hereto (excluding those solely among the Borrowers and their Affiliates) relating to this Agreement, the other Loan Documents, any Borrower or its Affiliates, or the transactions contemplated by this Agreement or the other Loan Documents including, without limitation, all Approved Electronic Communications.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Computation Date” is defined in Section 2.2.

“Consolidated EBITDA” means Consolidated Net Income for any applicable period plus, to the extent deducted from revenues in determining Consolidated Net Income (i) Consolidated Interest Expense for such period, (ii) expenses for income and franchise taxes paid or accrued during such period, (iii) depreciation and amortization for such period, (iv) non-recurring, non-cash charges for such period, (v) Non-Cash Compensation Expense for such period and (vi) extraordinary losses incurred during such period other than in the ordinary course of business minus, to the extent included in Consolidated Net Income, extraordinary gains realized in such period other than in the ordinary course of business, all calculated for the Parent and its Restricted Subsidiaries on a consolidated basis, and “Consolidated EBITDA” includes, on a pro forma basis, Consolidated EBITDA of any Person acquired in accordance with Section 6.12 for the four fiscal quarters most recently ended prior to the date of such acquisition.

“Consolidated Indebtedness” means at any time the Indebtedness of the Parent and its Restricted Subsidiaries calculated on a consolidated basis as of such time.

“Consolidated Interest Expense” means, with reference to any period, the interest expense of the Parent and its Restricted Subsidiaries calculated on a consolidated basis for such period as determined in accordance with Agreement Accounting Principles.

“Consolidated Net Income” means, for any period, the net income (or loss) of the Parent and its Restricted Subsidiaries calculated on a consolidated basis for such period in accordance with Agreement Accounting Principles.

“Consolidated Net Worth” means at any time the consolidated stockholders’ equity of the Parent and its Subsidiaries calculated on a consolidated basis as of such time, but excluding, at any time, the Minority Interest Percentage of all amounts, including retained earnings, attributable to each Unrestricted Subsidiary that is a direct Subsidiary of the Parent or a Restricted Subsidiary (such amounts to be determined for each such Unrestricted Subsidiary and its Subsidiaries on a consolidated basis); provided that any changes in consolidated stockholders’ equity as a result of (a) foreign currency translation adjustments and (b) any change in the fair value of any Financial Contract pursuant to Financial Accounting Standards Board Bulletin No 133, in each case after the date hereof, shall be excluded when computing Consolidated Net Worth.

“Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, bank guaranties, operating agreement, take or pay contract, a standby letter of credit which supports a payment obligation, or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership, and specifically excluding commercial letters of credit, standby letters of credit, and bank guaranties, in each case, which support performance obligations.

“Conversion/Continuation Notice” is defined in Section 2.10(b).

“Controlled Group” means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Parent or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

“Credit Extension” means the making of an Advance or the issuance, increase or extension of a Facility LC hereunder.

“Credit Extension Date” means the Borrowing Date for an Advance or the date of issuance, increase or extension of a Facility LC hereunder.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means an event described in Article VII.

“Defaulting Lender” means subject to Section 2.15.3, any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrowers in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any LC Issuer, any Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Facility LCs or Swing Line Loans) within two Business Days of the date when due, (b) has notified any Borrower, the Administrative Agent or any LC Issuer or Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or any Borrower, to confirm in writing to the Administrative Agent and the Borrowers that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrowers), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under the Bankruptcy Code of the United States of America or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15.3) upon delivery of written notice of such determination to the Borrowers, each LC Issuer, each Swing Line Lender and each Lender.

“Documentary Letter of Credit” means a commercial letter of credit qualifying as a trade-related contingency under 12 CFR Part 3, Appendix A, Section 3(b)(3) or any successor U.S. Comptroller of the Currency regulation.

“Dollar Amount” of any currency at any date shall mean (a) the amount of such currency if such currency is Dollars or (b) the equivalent in Dollars of the amount of such currency if such currency is any currency other than Dollars, calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange at which, in accordance with normal banking procedures, the Administrative Agent may buy such currency in New York, New York on or as of such date.

“Dollars” and “$” and “US$” means the lawful currency of the United States of America.

“Eligible Currency” means any currency other than Dollars (a) that is readily available, (b) that is freely traded, (c) in which deposits are customarily offered to banks in the London interbank market, (d) which is convertible into Dollars in the international interbank market and (e) as to which an Equivalent Amount may be readily calculated.  If, after the designation by the Lenders of any currency as an Agreed Currency, (i) currency control or other exchange regulations are imposed in the country in which such currency is issued with the result that different types of such currency are introduced, (ii) such currency is, in the determination of the Administrative Agent, no longer readily available or freely traded or (iii) in the determination of the Administrative Agent, an Equivalent Amount of such currency is not readily calculable, the Administrative Agent shall promptly notify the Lenders and the Borrowers, and such currency shall no longer be an Agreed Currency until such time as all of the Lenders agree to reinstate such currency as an Agreed Currency and promptly, but in any event within five Business Days of receipt of such notice from the Administrative Agent, the Borrowers shall repay all Loans in such affected currency or convert such Loans into Loans in Dollars or another Agreed Currency, subject to the other terms set out in Article II.

“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (a) the protection of the environment, (b) the effect of the environment on human health, (c) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (d) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Parent or any Restricted Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equivalent Amount” of any currency with respect to any amount of Dollars at any date shall mean the equivalent in such currency of such amount of Dollars, calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Administrative Agent for such other currency at 11:00 a.m., London time, on the date on or as of which such amount is to be determined.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

“EURIBOR Rate” means, for any Interest Period for each Advance denominated in Euro comprising part of the same borrowing, an interest rate per annum equal to (a) the Euro interbank offered rate administered by the Banking Federation of the European Union (or any other person which takes over administration of that rate) for the relevant period displayed on page EURIBOR01 of the Reuters screen at or about 11:00 a.m. (Central European time) two TARGET Days before the first day of such Interest Period or, if such page or such service shall cease to be available, such other page or such other service for the purpose of displaying an average rate of the Banking Federation of the EMU as the Administrative Agent, after consultation with the Lenders and the Parent, shall reasonably select; provided that any comparable or successor rate shall be applied in a manner consistent with market practice or (b) if no quotation for the Euro for the relevant period is displayed and the Administrative Agent has not selected an alternative service on which a quotation is displayed, the rate per annum at which deposits in Euro for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurocurrency Advance being made, continued or converted and with a term equivalent to such Interest Period that would be offered by first class banks in the London interbank market to the Administrative Agent at or about 11:00 a.m. (Central European time) two TARGET Days before the first day of such Interest Period.

“Euro” and “EUR” and “€” mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.  For purposes of this definition, “Participating Member State” means each state so described in any EMU Legislation and “EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Eurocurrency Advance” means an Advance (other than a Base Rate Advance as to which the interest rate is determined by reference to the Eurocurrency Reference Rate) which, except as otherwise provided in Section 2.12, bears interest at the applicable Eurocurrency Rate.

“Eurocurrency Loan” means a Loan (other than a Base Rate Loan as to which the interest rate is determined by reference to the Eurocurrency Reference Rate) which, except as otherwise provided in Section 2.12, bears interest at the applicable Eurocurrency Rate.

“Eurocurrency Rate” means, with respect to a Eurocurrency Advance for the relevant Interest Period, the sum of (a) the quotient of (i) the Eurocurrency Reference Rate applicable to such Interest Period, divided by (ii) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (b) the Applicable Margin.

“Eurocurrency Reference Rate” means, with respect to any Eurocurrency Loan (or for purposes of clause (c) of the definition of “Alternate Base Rate”) for any Interest Period:

(a)                                 with respect to any Advance denominated in Dollars or Sterling, the rate appearing on the Reuters Reference LIBOR01 Page (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in Dollars or Sterling, as the case may be, in the London interbank market) at approximately 11:00 a.m., London time, two Business Days before the first day of such Interest Period, as the rate for deposits in Dollars or Sterling, as the case may be, with a maturity comparable to such Interest Period (or on the day of determination, in the case of a determination for purposes of clause (c) of the definition of “Applicable Base Rate”).  In the event that such rate is not available at such time for any reason, then the “Eurocurrency Reference Rate” for such Interest Period shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars or Sterling, as the case may be, in an amount equal to $5,000,000, CD$5,000,000 or £5,000,000, as the case may be, and for a maturity comparable to such Interest Period would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m., London time two Business Days before the first day of such Interest Period (or on the day of determination, in the case of a determination for purposes of clause (c) of the definition of “Applicable Base Rate”);

(b)                                 with respect to any Advance denominated in Canadian Dollars, the CDOR Rate; and

(c)                                  with respect to any Advance denominated in Euro, the EURIBOR Rate.

“EU Savings Directive Tax” means any tax deduction required under the EU Council Directive 2003/48/EC on taxation of savings income in the form of interest payments (or any amendments thereof).

“Excess Obligations” is defined in Section 2.2.1.

“Excluded Taxes” means, in the case of each Lender, applicable Lending Installation, LC Issuer and the Administrative Agent, (a) Taxes imposed on or measured by net income (however denominated), branch profits Taxes and franchise Taxes, in each case, (i) imposed by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is incorporated, organized or resident or by the jurisdiction in which the recipient’s principal executive office or such Lender’s applicable Lending Installation is located, or (ii) that are Other Connection Taxes, (b) in the case of a Lender (including any LC Issuer), any U.S. withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i)

such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request under Section 2.25) or (ii) such Lender changes its Lending Installation, except in each case to the extent that, pursuant to Section 3.5(a), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it changed its Lending Installation, (c) any US federal withholding Taxes imposed under FATCA; (d) any Taxes attributable to such recipient’s failure to comply with Section 3.5(e); (e) any Foreign Excluded Taxes and (f) any EU Savings Directive Tax.

“Exhibit” refers to an exhibit to this Agreement, unless another document is specifically referenced.

“Existing LC Facility” means the Amended and Restated Continuing Agreement for Letters of Credit dated as of February 2, 2012 among the Parent, certain Subsidiaries of the Parent and Citibank, as the same may be amended, restated or otherwise modified from time to time.

“Existing Letters of Credit” means, collectively, all letters of credit identified on Schedule IV hereto and outstanding on the Closing Date.

“Extending Lender” is defined in Section 2.28.1(a).

“Facility LC” is defined in Section 2.26.1(a).

“Facility LC Application” is defined in Section 2.26.3.

“Facility LC Collateral Account” is defined in Section 2.26.11(a).

“Facility Termination Date” means April 11, 2017, as such date may be extended from time to time pursuant to Section 2.28, or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code and any fiscal or regulatory legislation on, rules or practices adopted pursuant to such intergovernmental agreement.

“FCPA” means the United States Foreign Corrupt Practices Act of 1977, as amended, including any subordinate legislation thereunder.

“Federal Funds Effective Rate” means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative

Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent.

“Fee Letters” means (i) that certain fee letter dated April 11, 2014, among the Administrative Agent, Arranger and the Parent, as amended from time to time and (ii) that certain fee letter dated April 11, 2014, among the Parent and JPMorgan Securities LLC, as amended from time to time.

“Financial Contract” of a Person means (a) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics, or (b) any Rate Management Transaction.

“Financial Letter of Credit” means a letter of credit other than a Performance Letter of Credit or a Documentary Letter of Credit, and shall include without limitation standby letters of credit issued to secure financial obligations.

“Foreign Excluded Taxes” means, where the Borrower is Cameron Petroleum (UK) Limited, any deduction or withholding for or on account of U.K. Tax from a payment under any Loan Document where:

(i) the payment could have been made to the relevant Lender without any deduction or withholding if the Lender had been a U.K. Qualifying Lender, but on that date that, Lender is not or has ceased to be a U.K. Qualifying Lender other than as a result of any change after the date that Lender makes a Loan to Cameron Petroleum (UK) Limited under this Agreement in (or in the interpretation, administration, or application of) any law or treaty or any published practice or published concession of any relevant taxing authority; or

(ii) the relevant Lender is a UK Treaty Lender and the Borrower making the payment is able to demonstrate that the payment could have been made to the Lender without the UK tax deduction had that Lender complied with its obligations under Section 3.5(e) or (f) (as applicable).

“Foreign Lender” means (a) if the applicable Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the applicable Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for Tax purposes.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any LC Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding LC Obligations with respect to Facility LCs issued by such LC Issuer other than LC Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or cash collateralized in accordance with the terms hereof, and (b) with respect to any Swing Line Lender, such Defaulting Lender’s Applicable Percentage of outstanding Swing Line Loans made by such Swing Line Lender other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies such as the European Union or European Central Bank).

“Guaranty” means that certain Guaranty dated as of even date herewith, executed by the Parent in favor of the Administrative Agent, for the ratable benefit of the Lenders in the form of Exhibit H, as it may be amended or modified and in effect from time to time.

“Hazardous Materials” means the substances identified as such pursuant to CERCLA and any chemicals, substances, and wastes regulated under any other Environmental Law, including without limitation pollutants, contaminants, petroleum or petroleum products Released into the environment, radionuclides, radioactive materials, and medical and infectious waste.

“HMRC DT Passport Scheme”  means the HM Revenue and Customs Double Passport Scheme.

“Increasing Lender” is defined in Section 2.27.1.

“Indebtedness” of a Person means such Person’s (a) obligations for borrowed money, (b) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade), (c) Indebtedness of another Person, whether or not assumed, secured by (or for which the holder of such Indebtedness has the right, contingent or otherwise, to be secured by) a Lien on Property of such Person, (d) obligations which are evidenced by notes, acceptances, or other similar instruments, (e) Capitalized Lease Obligations, (f) Contingent Obligations in respect of Indebtedness of another Person and (g) reimbursement obligations of such Person in respect of drawn letters of credit or acceptance financing; provided that, this defined term “Indebtedness” shall, except for purposes of clause (g) hereof, specifically exclude obligations of a Person in respect of commercial letters of credit, standby letters of credit, and bank guaranties, in each case, which support performance obligations, without regard to whether such obligations are secured or unsecured.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrowers under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Interest Period” means, with respect to a Eurocurrency Advance, a period of one, two, three or six months (or such other period as may be agreed by the Lenders with respect to a particular Agreed Currency) commencing on a Business Day selected by the applicable Borrower pursuant to this Agreement.  Such Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months (or such other applicable period) thereafter, provided that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month (or such other applicable period), such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month (or such other applicable period).  If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

“Joinder Agreement” means an agreement substantially in the form of Exhibit G by which a Restricted Subsidiary becomes a Borrower Subsidiary.

“LC Commitment” means, with respect to any LC Issuer, the commitment of such LC Issuer to issue Facility LCs hereunder, expressed as an amount representing the maximum aggregate amount of the LC Obligations with respect to Facility LCs which may be issued by such LC Issuer, as such commitment may be reduced from time to time pursuant to the terms hereof.  The initial LC Issuers are Citibank, JPMorgan Chase Bank, N.A., Barclays Bank PLC, and The Bank of Tokyo-Mitsubishi UFJ, Ltd. and the amount of each initial LC Issuer’s LC Commitment is $50,000,000.  The LC Commitment of each LC Issuer is part of, and not in addition, to such LC Issuer’s Commitment as a Lender under this Agreement.

“LC Fee” is defined in Section 2.26.4.

“LC Issuer” means each of Citibank, JPMorgan Chase Bank, N.A., Barclays Bank PLC and The Bank of Tokyo-Mitsubishi UFJ, Ltd. in its capacity as an issuer of Facility LCs hereunder and, at any Borrower’s option, any Lender who agrees to act in the capacity as issuer of Facility LCs hereunder and “LC Issuers” means, collectively, all of such LC Issuers.

“LC Obligations” means, at any time, the sum, without duplication, of (a) the aggregate undrawn stated amount under all Facility LCs outstanding at such time plus (b) the aggregate unpaid amount at such time of all Reimbursement Obligations.

“LC Payment Date” means, with respect to any Facility LC, the later to occur of (i) the date the applicable LC Issuer intends to pay such Facility LC (as notified to the applicable Borrower pursuant to the terms hereof) and (ii) two Business Days after the date the applicable LC Issuer notifies the applicable Borrower of the LC Issuer’s intended payment date of such Facility LC.

“LC Sublimit” means $200,000,000 or, if less, the amount of the Aggregate Commitments.

“Lenders” means the lending institutions listed on the signature pages of this Agreement, any Additional Lenders, and any Additional Commitment Lenders, and, in each case, their respective successors and assigns.  Unless otherwise specified, the term “Lenders” includes the Swing Line Lenders.

“Lending Installation” means, with respect to a Lender or the Administrative Agent, the office, branch, subsidiary or affiliate of such Lender or the Administrative Agent with respect to each Agreed Currency listed on the Administrative Questionnaire or otherwise selected by such Lender or the Administrative Agent pursuant to Section 2.20.

“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

“Loan” means a Revolving Loan or Swing Line Loan.

“Loan Documents” means this Agreement, the Facility LC Applications, any Notes issued pursuant to Section 2.16, the Guaranty, any Joinder Agreement, any Fee Letter and any other agreements contemplated hereby and executed by any Borrower with or in favor of the Administrative Agent, any LC Issuer or any Lender, as any such agreement or instrument may be amended, modified or supplemented from time to time.

“Luxembourg Borrower” means each of (i) Cameron Lux V S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of the Grand Duchy of Luxembourg, and (ii) any other Borrowing Subsidiary formed under the laws of the Grand Duchy of Luxembourg.

“Material Adverse Effect” means a material adverse effect on (a) the business, Property, condition (financial or otherwise), results of operations, or prospects of the Parent and its Subsidiaries taken as a whole, (b) the ability of the Parent to perform its obligations under the Loan Documents to which it is a party, or (c) the validity or enforceability of this Agreement, any Notes, the Guaranty, or any of the other material Loan Documents or the rights or remedies of the Administrative Agent, the applicable LC Issuer, or the Lenders thereunder.

“Material Indebtedness” is defined in Section 7.5.

“Material Subsidiary” means any Restricted Subsidiary which holds or constitutes 10% or more of either the Parent’s consolidated assets as at the last day of, or Consolidated EBITDA for the period of four fiscal quarters most recently ended as at the last day of, the most recent fiscal quarter for which the consolidated financial statements of the Parent are available at the time.

“Minority Interest Percentage” means, at any time, with respect to any Unrestricted Subsidiary, the percentage of the equity in such Unrestricted Subsidiary owned by a Person other than the Parent and its Restricted Subsidiaries.

“Modify” and “Modification” are defined in Section 2.26.1(a).

“Moody’s” means Moody’s Investors Service, Inc., and any successor thereto which is a nationally recognized statistical rating organization.

“Multiemployer Plan” means a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA and is subject to Title IV of ERISA.

“Non-Cash Compensation Expense” means any non-cash expenses and costs that result from the issuance of stock-based awards, partnership interest-based awards and similar incentive-based compensation awards or arrangements.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all or all affected Lenders (if such Lender is an affected Lender) in accordance with the terms of Section 8.2 and (ii) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender at such time.

“Non-Extending Lender” is defined in Section 2.28.1(a).

“Non-Recourse Debt” means Indebtedness: (a) as to which neither the Parent nor any of its Restricted Subsidiaries (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) other than a comfort letter or similar undertaking, in each case, not constituting a contractual obligation to provide funds for the payment of or otherwise become liable upon such Indebtedness or (ii) is directly or indirectly liable as a guarantor or otherwise, in each case, other than a pledge of the equity interests of an Unrestricted Subsidiary to secure Indebtedness of any Unrestricted Subsidiary; (b) with respect to Indebtedness incurred following June 26, 2013, no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Parent or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its maturity; and (c) as to which the lenders thereof have been notified in writing (or the loan documentation governing such Indebtedness expressly provides) that they will not have any recourse to the stock or assets of the Parent or any of its Restricted Subsidiaries (except for the equity interests of any Unrestricted Subsidiary securing such Indebtedness).

“Non-U.S. Borrower” is defined in Section 3.1(b).

“Note” is defined in Section 2.16(d).

“Notice of Swing Line Borrowing” has the meaning specified in Section 2.5.2.

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all Reimbursement Obligations, all accrued and unpaid fees and all expenses, reimbursements, indemnities, obligations under any Rate Management Transaction with any Lender in connection with Loans under this Agreement, and other obligations of the Borrowers (or any Borrower) or any other Restricted Subsidiary to the Lenders or to any Lender, any LC Issuer, the Administrative Agent or any indemnified party arising under the Loan Documents, including without limitation any such Obligations incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, whether or not allowed or allowable in such proceeding.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Offered Rate” means, as to any Swing Line Loan, a per annum rate of interest agreed to from time to time in writing between a Borrower and the applicable Swing Line Lender.

“Offered Rate Advance” means a Swing Line Loan which bears interest at the Offered Rate.

“Original Currency” is defined in Section 2.14(b).

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are (a) Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.25) or (b) arise as a result of the voluntary registration by and Lender of a Loan Document.

“Outstanding Credit Exposure” means, as to any Lender at any time, the sum of (a) the aggregate principal amount of its Loans outstanding at such time, plus (b) its Outstanding Swing Line Exposure, plus (c) its Outstanding LC Exposure.

“Outstanding LC Exposure” means, as to any Lender at any time, an amount equal to its Pro Rata Share of the LC Obligations at such time.

“Outstanding Swing Line Exposure” means, as to any Lender at any time, an amount equal to its Pro Rata Share of the aggregate principal amount of Swing Line Loans outstanding at such time.

“Overnight Eurocurrency Rate” means, with respect to any Swing Line Loan denominated in Sterling or Euro, the rate appearing on Reuters LIBOR01 Page or the EURIBOR01 Page (or other commercially available source providing such quotations as designated by the Swing Line Lender administering Swing Line Loans denominated in Sterling or Euro from time to time), as applicable, for deposits in the relevant currency with a term of one day applicable to an overnight period beginning on one Business Day and ending on the next Business Day. In the event that such rate is not available at such time for any reason, then the “Overnight Eurocurrency Rate” shall be determined by the applicable Swing Line Lender to be the arithmetic average of the rate per annum at which overnight deposits in Euro or Sterling in amounts comparable to the Swing Line Loans denominated in Euro or Sterling, as applicable, would be offered by first class banks in the London interbank market to the applicable Swing Line Lender.

“Overnight Eurocurrency Rate Advance” means a Swing Line Loan denominated in Euro or Sterling which bears interest as provided in Section 2.12.

“Parent” means Cameron International Corporation and its successors and assigns.

“Parent Company” means, with respect to a Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.

“Participant Register” is defined in Section 12.1(c).

“Participant” is defined in Section 12.1(c).

“Payment Date” means the last day of each March, June, September and December.

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Performance Letter of Credit” means a letter of credit qualifying as a “performance-based standby letter of credit” under 12 CFR Part 3, Appendix A, Section 3(b)(2)(i) or any successor U.S. Comptroller of the Currency regulation.

“Person” means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

“Plan” means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Parent or any member of the Controlled Group may have any liability.

“Pricing Schedule” means the Schedule attached hereto as Schedule I.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by Citibank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

“Pro Rata Share” means, with respect to a Lender, a portion equal to a fraction the numerator of which is such Lender’s Commitment and the denominator of which is the Aggregate Commitment; provided that, if the Commitments have been terminated, “Pro Rata Share” shall mean a portion equal to a fraction the numerator of which is such Lender’s Outstanding Credit Exposure at such time and the denominator of which is the Aggregate Outstanding Credit Exposure at such time.

“Protesting Lender” is defined in Section 2.24.

“Rate Management Transaction” means any transaction (including an agreement with respect thereto) now existing or hereafter entered into by the Parent or any of its Restricted Subsidiaries which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

“Recipient” means (i) any Lender, (ii) the LC Issuer and (iii) the Administrative Agent, as applicable.

“Recourse Debt” means any Indebtedness of an Unrestricted Subsidiary other than Non-Recourse Debt.

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

“Reimbursement Obligations” means, at any time, the aggregate of all obligations of the Borrowers then outstanding under Section 2.26 to reimburse the LC Issuers for amounts paid by any LC Issuer in respect of any one or more drawings under Facility LCs.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release” shall have the meaning set forth in CERCLA or under any other Environmental Law.

“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

“Required Lenders” means Lenders in the aggregate having at least 51% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 51% of the Aggregate Outstanding Credit Exposure. The Commitment or, if applicable, Outstanding Credit Exposure, of a Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Reserve Requirement” means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which may be imposed under Regulation D on Eurocurrency Advances.

“Restricted Subsidiary” means each Subsidiary other than an Unrestricted Subsidiary.

“Revolving Loan” means, with respect to a Lender, such Lender’s loan made pursuant to its commitment to lend set out in Section 2.1 (or any conversion or continuation thereof).

“S&P” means Standard and Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc., and any successor thereto which is a nationally recognized statistical rating organization.

“Sanctions” means economic or financial sanctions imposed, administered or enforced from time to time (i) by the U.S. government, the UK government or the European Union, including, without limitation, those administered by OFAC, the U.S. Department of State or Her Majesty’s Treasury, and (ii) by any other Applicable Authority imposing, administering or enforcing sanctions.

“Sanctioned Country” means, at any time, any country or territory that is subject to comprehensive economic sanctions by the U.S., UK or the European Union or any other Applicable Authority, in each case, that broadly restrict trade and investment with that country or territory.  As of the Closing Date, “Sanctioned Countries” shall include, without limitation, Cuba, Iran, North Korea, Sudan and Syria.

“Sanctioned Person” means (a) any Person or vessel listed on, or owned or controlled by a Person listed on, any Sanctions-related list of designated or blocked Persons or vessels maintained by OFAC or the U.S. Department of State, the UK or the European Union or any other Applicable Authority, (b) any Sanctioned Country, (c) any Person operating, organized or resident in, or acting on behalf of, a Sanctioned Country or (d) any Person that is, to the knowledge of the Parent or any Restricted Subsidiary, owned or controlled by any such Person.

“Schedule” refers to a specific schedule to this Agreement, unless another document is specifically referenced.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Section” means a numbered section of this Agreement, unless another document is specifically referenced.

“Singapore Borrower” means each of (i) Cameron (Singapore) Pte. Ltd., a limited private company formed under the laws of the Republic of Singapore, and (ii) any other Borrowing Subsidiary formed under the laws of the Republic of Singapore.

“Single Employer Plan” means a Plan, other than a Multiemployer Plan, maintained by the Parent or any member of the Controlled Group for employees of the Parent or any member of the Controlled Group.

“Sterling” and “£” means the lawful currency of the United Kingdom.

“Subsidiary” of a Person means (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (b) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.  Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Parent.

“Substantial Portion” means, with respect to the Property of the Parent and its Restricted Subsidiaries, Property which represents more than the greater of (a) $300,000,000 and (b) 20% of the consolidated assets of the Parent and its Subsidiaries as shown in the consolidated financial statements of the Parent and its Subsidiaries as of the end of the most recent fiscal quarter for which financial statements are available at the time such determination is made.

“Swing Line Commitment” means, for each Person serving as a Swing Line Lender from time to time hereunder, the commitment of such Person to make Swing Line Loans hereunder, expressed as an amount representing the maximum aggregate amount of Swing Line Loans which may be made by such Swing Line Lender, as such commitment may be reduced from time to time pursuant to the terms hereof.  As of the Closing Date, the initial Swing Line Lender is Citibank (and, if applicable, its Affiliates) and its (or, if applicable, their) initial Swing Line Commitment is US$75,000,000.  The Swing Line Commitment of a Lender is part of, and not in addition to, the Commitment of such Lender.

“Swing Line Lenders” means, initially, Citibank, in its capacity as provider of Swing Line Loans, and additionally, any other Lender  that agrees to serve as a Swing Line Lender and has provided the Parent and the Administrative Agent evidence of its Swing Line Commitment, or any successor swing line lender hereunder. Each Swing Line Loan denominated in Canadian Dollars, Euro or Sterling or another Agreed Currency (other than Dollars) may, in such Swing Line Lender’s sole discretion, be administered and funded by an Affiliate of such Swing Line Lender.  If an Affiliate is appointed by a Swing Line Lender to administer and fund Swing Line Loans denominated in Canadian Dollars, Euro or Sterling or another Agreed Currency (other than Dollars), all Notices of Swing Line Borrowing, as the case may be, in such designated currencies shall be provided to such Affiliate and such Swing Line Lender and Affiliate shall be deemed to be one “Swing Line Lender” for purposes of this Agreement and such Affiliate shall have the same rights, benefits and obligations under this Agreement as such Swing Line Lender as such rights, benefits and obligations relate to Swing Line Loans denominated in Canadian Dollars, Euro or Sterling or other Agreed Currency (other than Dollars), as the case may be.

“Swing Line Lender’s Account” means, with respect to any Swing Line Lender, any account designated by any Swing Line Lender in writing from time to time to the Parent and the Lenders.  As of the Closing Date, the Swing Line Lender’s Accounts for the initial Swing Line Lender are (a) in the case of Swing Line Loans denominated in Euro, the account maintained at Citibank, N.A. London with Account No. 780839, (b) in the case of Swing Line Loans denominated in Sterling, the account maintained at Citibank, N.A., London with Account No. 560618, and (c) in the case of Swing Line Loans denominated in Canadian Dollars, the account maintained at Citibank, Toronto with Account No. 2070035009.

“Swing Line Loans” means an Advance under the Swing Line Sub-Facility made in Dollars as a Base Rate Advance or an Offered Rate Advance, made in Canadian Dollars as a Canadian Prime Rate Advance or an Offered Rate Advance or made in Euro or Sterling as an Overnight Eurocurrency Rate Advance or an Offered Rate Advance pursuant to Section 2.5.1.

“Swing Line Sub-Facility” means an amount equal to the lesser of (a) US$75,000,000 and (b) the Aggregate Commitments. The Swing Line Sub-Facility is part of, and not in addition to, the Aggregate Commitment.

“TARGET Day” means any day on which the Trans-European Automatic Real-time Gross Settlement Express Transfer payment system is open for the settlement of payments in Euros.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Terminating Plan” means the Cameron International Corporation Retirement Plan.

“Termination Event” means, with respect to a Plan which is subject to Title IV of ERISA, (a) a Reportable Event, (b) the withdrawal of the Parent or any other member of a Controlled Group from such Plan during a plan year in which the Parent or any other member of a Controlled Group was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4068(f) of ERISA, (c) the termination of such Plan, the filing of a notice of intent to terminate such Plan or the treatment of an amendment of such Plan as a termination under Section 4041 of ERISA, (d) the institution by the PBGC of proceedings to terminate such Plan, or (e) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or appointment of a trustee to administer, such Plan.

“Total Capitalization” means, at any time, the sum of Total Debt and Consolidated Net Worth at such time.

“Total Debt” means, at any time, that part of the Consolidated Indebtedness of the Parent and the Restricted Subsidiaries at such time which would be reflected on a balance sheet prepared in accordance with Agreement Accounting Principles; provided, however, that for purposes hereof, “Total Debt” shall include Recourse Debt of Unrestricted Subsidiaries.

“Transactions” means the execution, delivery and performance by the Borrowers of this Agreement, the borrowing of Loans, the use of the proceeds thereof and the issuance of Facility LCs hereunder.

“Transferee” is defined in Section 12.2.

“Type” means, with respect to any Advance (other than a Swing Line Loan), its nature as a Base Rate Advance or a Eurocurrency Advance, with respect to any Facility LC, its nature as a Financial Letter of Credit, Performance Letter of Credit or Documentary Letter of Credit and with respect to any Swing Line Loan, its nature as a Base Rate Advance, Offered Rate Advance, Canadian Prime Rate Advance or Overnight Eurocurrency Rate Advance.

“UK Bribery Act” means the United Kingdom Bribery Act 2010 as amended, including any subordinate legislation thereunder.

“UK” and “United Kingdom” shall each mean the United Kingdom of Great Britain and Northern Ireland.

“UK Borrower DTTP Filing” means an HM Revenue & Customs’ Form DTTP2, duly completed and filed by a UK Borrower within the applicable time limit, which contains the scheme reference number and jurisdiction of tax residence provided by a Lender either (i) under Schedule II or (ii) if the Lender is not a party to this Agreement at the date of this Agreement, to the relevant UK Borrower and the Administrative Agent (or in the Assignment and Assumption).

“UK Borrower” means Cameron Petroleum (UK) Limited and any other Borrower which notifies the Administrative Agent in accordance with Section 3.5(f).

“UK Treaty Lender” means a Lender which:

(i) is treated as a resident of a UK Treaty State for the purposes of the Treaty;

(ii) does not carry on a business in the United Kingdom through a permanent establishment with which that Lender’s participation in the Loan is effectively connected; and

(iii) meets all other conditions in the relevant Treaty for full exemption from Tax imposed by the UK on interest, except that for this purpose it shall be assumed that the following are satisfied:

(A) any condition which relates (expressly or by implication) to there not being a special relationship between the Borrower and a Lender or between both of them and another person, or to the amounts or terms of any Loan; and

(B) any necessary procedural formalities.

“UK Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.

“UK Qualifying Lender” means:

(i) a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document and is:

(A) a Lender:

(1) which is a bank (as defined for the purpose of section 879 of the UK Income Tax Act 2007) making an advance under a Loan Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the UK Corporation Tax Act 2009; or

(2) in respect of an advance made under a Loan Document by a person that was a bank (as defined for the purpose of section 879 of the UK Income Tax Act 2007) at the time that that advance was made and within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or

(B) a UK Treaty Lender.

“Unfunded Liabilities” means the amount (if any) by which the actuarial present value of the benefit attributed by the pension benefit formula under all Single Employer Plans to employee service rendered prior to that date (based on current and past compensation levels) exceeds the fair value of all Plan assets, all determined as of the last day of the Parent’s fiscal year using a calculation methodology, discount rate, expected return on Plan assets, rate of compensation increase, and other gain or loss components required or permitted under Statement of Financial Accounting Standards No. 87 in presenting the projected benefit obligation.

“Unmatured Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

“Unrestricted Subsidiary” means (a) OneSubsea LLC, (b) OneSubsea B.V., (c) OneSubsea Lux German Holdings S.á r.l. and (d) each of their respective Subsidiaries.

“USA Patriot Act” is defined in Section 9.15.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” is defined in Section 3.5(e)(ii)(B).

“Wholly-Owned Subsidiary” of a Person means (a) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly Owned Subsidiaries of such Person, or by such Person and one or more Wholly Owned Subsidiaries of such Person, or (b) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

1.2.         Interpretive Provisions.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in the Loan Documents), (b) any reference herein to any law or regulation shall be construed, unless otherwise specified, as referring to such law or regulation as amended, modified, supplemented, codified or reenacted, in whole or in part, and in effect from time to time, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained in the Loan Documents), (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) with respect to the determination of any time period, the word “from” means “from and including” and the word “to” means “to and including” and (f) any reference herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement.  No provision of this Agreement or any other Loan Document shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision.

ARTICLE  II
THE CREDITS

2.1.         Commitment.  From and including the date of this Agreement and prior to its respective Commitment Maturity Date, each Lender severally agrees, on the terms and conditions set out in this Agreement, to (a) make Revolving Loans to any Borrower in Agreed Currencies upon the request of any Borrower from time to time and (b) participate in Facility LCs issued upon the request of any Borrower or any Restricted Subsidiary, provided that, after giving effect to the making of each such Revolving Loan and the issuance of each such Facility LC, such Lender’s Dollar Amount of its Outstanding Credit Exposure shall not exceed its Commitment, provided that (i) at no time shall Revolving Loans be outstanding hereunder in more than three different Agreed Currencies, (ii) at no time shall the Dollar Amount of the Aggregate Outstanding Credit Exposure exceed the Aggregate Commitments, (iii) all Base Rate Loans shall be made in Dollars and (iv) no Base Rate Loan shall be made or otherwise available to a Singapore Borrower or Luxembourg Borrower.  Subject to the terms of this Agreement, the Borrowers may borrow, repay and reborrow the Revolving Loans at any time prior to the Facility Termination Date.  Each Lender’s Commitment to extend credit hereunder shall expire on its respective Commitment Maturity Date.  The LC Issuers will issue Facility LCs hereunder on the terms and conditions set out in Section 2.26.  The Swing Line Lenders will issue Swing Line Loans hereunder on the terms and conditions set out in Section 2.5.

2.2.         Determination of Dollar Amounts; Required Payments; Termination.

2.2.1.                      The Administrative Agent will determine the Dollar Amount of:

(a)           each Advance as of the date three Business Days prior to the Borrowing Date or, if applicable, date of conversion/continuation of such Advance,

(b)           all outstanding Advances on and as of the last Business Day of each quarter and on any other Business Day elected by the Administrative Agent in its discretion or upon instruction by the Required Lenders,

(c)           the face amount of or any drawing under each Facility LC on and as of the date three Business Days prior to the proposed date of issuance (or Modification) or drawing, and

(d)           the LC Obligations with respect to all outstanding Facility LCs on and as of the last Business Day of each quarter and on any other Business Day elected by the Administrative Agent in its discretion or upon instruction by the Required Lenders.

Each day upon or as of which the Administrative Agent determines Dollar Amounts as described in the preceding clauses (a), (b), (c), and (d) is herein described as a “Computation Date” with respect to each Advance or Facility LC for which a Dollar Amount is determined on or as of such day.  If at any time the Dollar Amount of the sum of (y) the aggregate principal amount of all outstanding Advances (calculated, with respect to those Advances denominated in Agreed Currencies other than Dollars, as of the most recent Computation Date with respect to each such Advance) plus (z) the aggregate amount of all outstanding LC Obligations (calculated, with respect to those Facility LCs denominated in Agreed Currencies other than Dollars, as of the most recent Computation Date with respect to each such Facility LC) exceeds the Aggregate Commitment (the amount of such excess, the “Excess Obligations”), the Borrowers shall immediately repay Advances in an aggregate principal amount sufficient to eliminate any such Excess Obligations.  If no Advances are then outstanding or if any Excess Obligations remain outstanding upon repayment of all outstanding Advances, and provided that the Excess Obligations exceed $500, the applicable Borrower shall immediately make deposits to (and, subject to the immediately succeeding sentences, shall maintain such amount in) the applicable Facility LC Collateral Account at the Administrative Agent’s election either (i) in the applicable Agreed Currency or Currencies as determined by the Administrative Agent and in an amount equal to the amount of such Excess Obligations or (ii) in Dollars in an amount equal to 100% of the Dollar Amount (calculated as of the applicable Computation Date) of such Excess Obligations.  If as of any Computation Date the amount of any such cash collateral held by the Administrative Agent on such date exceeds the amount required to be deposited by the Borrowers pursuant to preceding sentence by greater than $500, the Administrative Agent shall promptly release cash collateral to the Borrowers in the amount of such excess to the extent such cash collateral is not otherwise required under the terms of this Agreement.  Notwithstanding anything in this Agreement to the contrary, no Borrowing Subsidiary shall make any deposits to the Facility LC Collateral Account applicable to Facility LCs issued directly for the benefit of the Parent.

2.2.2.                      Except as otherwise specifically provided in Section 2.26 with respect to Facility LCs, (i) the Outstanding Credit Exposure of, and all other unpaid

Obligations owing to, each Non-Extending Lender shall be paid in full by the Borrowers on such Non-Extending Lender’s Commitment Maturity Date and (ii) the Aggregate Outstanding Credit Exposure and all other unpaid Obligations shall be paid in full by the Borrowers on the Facility Termination Date.

2.3.         Ratable Loans.  Each Advance hereunder (other than any Swing Line Loan) shall consist of Revolving Loans made from the several Lenders ratably according to their Pro Rata Shares.

2.4.         Types of Advances.  The Advances may be (a) Base Rate Advances or Eurocurrency Advances, or a combination thereof, selected by the applicable Borrower in accordance with Sections 2.9 and 2.10; provided that, there shall be no more than five Interest Periods relating to Eurocurrency Advances in the same currency outstanding at any time or (b) Swing Line Loans selected by the applicable Borrower in accordance with Section 2.5.1.

2.5.         Swing Line Loans.

2.5.1.                      Swing Line Loans. Each Swing Line Lender agrees, on the terms and conditions hereinafter set forth, to make Swing Line Loans denominated in Dollars, Canadian Dollars, Sterling or Euro to any Borrower from time to time on any Business Day during the period from the date hereof until such Swing Line Lender’s Commitment Maturity Date (i) in an aggregate Dollar Amount, determined on the date of delivery of the applicable Notice of Swing Line Borrowing, for each Swing Line Lender not to exceed at any time outstanding such Swing Line Lender’s Swing Line Commitment, and (ii) in an aggregate Dollar Amount, determined on the date of delivery of the applicable Notice of Swing Line Borrowing, for all Swing Line Lenders not to exceed at any time outstanding the Swing Line Sub-Facility; provided that, after giving effect to the making of each Swing Line Loan, (x) at no time shall the Dollar Amount of the Aggregate Outstanding Credit Exposure exceed the Aggregate Commitments and (y) the Outstanding Credit Exposure of any Lender shall not exceed such Lender’s Commitment (taking into account each Lender’s Pro Rata Share of such Swing Line Loan). No Swing Line Loan shall be used for the purpose of funding the payment of principal of any other Swing Line Loan.  Each borrowing of a Swing Line Loan under the Swing Line Sub-Facility shall be in an amount not less than, in respect of Swing Line Loans denominated in Dollars, US$1,000,000 (and in integral multiples of US$100,000 in excess thereof), in respect of Swing Line Loans denominated in Canadian Dollars, CD$1,000,000 (and in integral multiples of CD$100,000 in excess thereof), in respect of Swing Line Loans denominated in Sterling, £1,000,000 (and in integral multiples of £100,000 in excess thereof), and in respect of Swing Line Loans denominated in Euros, €1,000,000 (and in integral multiples of €100,000 in excess thereof).  Each borrowing of Swing Line Loans shall consist of the same Type and in the same currency made on the same day by the applicable Swing Line Lender according to its Swing Line Commitment. Within the limits of the Swing Line Sub-Facility and within the limits referred to in this Section 2.5.1, the Borrowers may borrow, prepay and reborrow Swing Line Loans.

2.5.2.                      Notice of Swing Line Loans. Each Swing Line Loan shall be made on notice by a Borrower requesting a Swing Line Loan (each, a “Notice of Swing Line

Borrowing”), given not later than (x) in the case of a Swing Line Loan to be denominated in Dollars, 2:00 p.m. (Eastern time) on the date of the proposed Swing Line Advance by the applicable Borrower to the applicable Swing Line Lender (and such Swing Line Lender shall give prompt notice thereof to the Administrative Agent), (y) in the case of a Swing Line Loan to be denominated in Canadian Dollars, noon (Eastern time) on the date of the proposed Swing Line Loan by the applicable Borrower to the applicable Swing Line Lender (and the applicable Swing Line Lender shall give prompt notice thereof to the Administrative Agent) or (z) in the case of a Swing Line Loan to be denominated in Euro or Sterling, noon (London time) on the date of the proposed Swing Line Loan by the applicable Borrower to the applicable Swing Line Lender (and the applicable Swing Line Lender shall give prompt notice thereof to the Administrative Agent), and the Administrative Agent and the applicable Swing Line Lender, as the case may be, shall give prompt notice to the Lenders that it has received a Notice of Swing Line Borrowing. Each Notice of Swing Line Borrowing shall be by telephone, confirmed at once in writing (including by an e-mailed PDF), specifying therein the requested (i) date of such Swing Line Loan and the applicable Swing Line Lender, (ii) amount and currency of such Swing Line Loan and (iii) maturity of such Swing Line Loan (which maturity shall be no later than the fifth Business Day after the requested date of such Swing Line Loan).  Each Swing Line Loan shall be a Base Rate Advance or an Offered Rate Advance, if denominated in Dollars, a Canadian Prime Rate Advance or an Offered Rate Advance, if denominated in Canadian Dollars, or an Overnight Eurocurrency Rate Advance or an Offered Rate Advance, if denominated in Euro or Sterling.  The applicable Swing Line Lender shall, before 3:00 p.m. (Eastern time) in the case of Swing Line Loans denominated in Dollars or Canadian Dollars, and before 3:00 p.m. (London time) in the case of Swing Line Loans denominated in Euro or Sterling, on the date of such borrowing of Swing Line Loans, make its Swing Line Loan available at the applicable Swing Line Lender’s Account, in same day funds. After such deposit of such funds and upon fulfillment of the applicable conditions set forth in Section 4.2, such funds shall be made available to the applicable Borrower on such date or as soon as reasonably practicable thereafter at the applicable address referred to in Section 13.1.

2.5.3.                      Participation in Swing Line Loans. Upon written demand by any Swing Line Lender, with a copy of such demand to the Administrative Agent, each other Lender will purchase from such Swing Line Lender, and such Swing Line Lender shall sell and assign to each such other Lender, such other Lender’s Pro Rata Share of any outstanding Swing Line Loan made by such Swing Line Lender, by making available, for the account of such Swing Line Lender and by deposit to the applicable Swing Line Lender’s Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Swing Line Loan to be purchased by such Lender. Each Borrower hereby consents to each such sale and assignment. Each Lender agrees to purchase its Pro Rata Share of an outstanding Swing Line Loan on (i) the Business Day on which demand therefor is made by the relevant Swing Line Lender, provided that notice of such demand is given not later than 11:00 a.m. (Eastern time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Each Lender acknowledges and agrees that its obligation to purchase its Pro Rata Share of Swing Line Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Unmatured Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Upon any such assignment by a Swing Line Lender to any other Lender of a portion of a Swing Line Loan, such Swing Line Lender represents and warrants to such other Lender that it is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Swing Line Loan, this Agreement or the Borrowers. If and to the extent that any Lender shall not have so made the amount of such Swing Line Loan available to the applicable Swing Line Lender, such Lender agrees to pay to the applicable Swing Line Lender, forthwith on demand such amount together with interest thereon, for each day from the date such Lender is required to have made such amount available to the applicable Swing Line Lender, until the date such amount is paid to such Swing Line Lender, at the (A) the Federal Funds Rate in the case of Swing Line Loans denominated in Dollars, (B) the Canadian Prime Rate in the case of Swing Line Loans denominated in Canadian Dollars or (C) the cost of funds incurred by the applicable Swing Line Lender in respect of such amount in the case of Swing Line Loans denominated in Sterling or Euro. If such Lender shall pay to the applicable Swing Line Lender such amount for the account of a Swing Line Lender on any Business Day, such amount so paid in respect of principal shall constitute a Swing Line Loan made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Swing Line Loan held by such assigning Swing Line Lender shall be reduced by such amount on such Business Day.

2.5.4.                      Repayment of Swing Line Loans. Each Borrower shall repay to the applicable Swing Line Lender for the account of such Swing Line Lender and each other Lender which holds a Swing Line Loan attributable to such Borrower the outstanding principal amount of each such Swing Line Loan held by it together with all accrued but unpaid interest thereon on the earlier of the maturity date specified in the applicable Notice of Swing Line Borrowing (which maturity shall be no later than five Business Days after the requested date of such borrowing) and the Commitment Maturity Date of each such Lender.  The applicable Borrower may from time to time pay, without penalty or premium, all outstanding Swing Line Loans, or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $500,000 in excess thereof, any portion of the outstanding Swing Line Loans with notice to the applicable Swing Line Lender(s) by (x) in the case of a Swing Line Loan denominated in Dollars, 2:00 p.m. (Eastern time) on the date of repayment, (y) in the case of a Swing Line Loan denominated in Canadian Dollars, noon (Eastern time) on the date of repayment or (z) in the case of a Swing Line Loan denominated in Euro or Sterling, noon (London time) on the date of repayment.  Any such principal prepayment shall be accompanied by accrued but unpaid interest on such amount so prepaid.

2.6.         Commitment Fee; Other Fees; Reductions in Aggregate Commitment.

2.6.1.                      Commitment Fee.  The Parent agrees to pay to the Administrative Agent for the account of each Lender a commitment fee (the “Commitment Fee”) at a per annum rate equal to the percentage set out on the Pricing Schedule times the actual daily amount by which such Lender’s Commitment exceeds such Lender’s Outstanding Credit Exposure (without giving effect to any Swing Line Loans attributable to such Lender).  The Commitment Fee shall accrue from the Closing Date to and including the Facility Termination Date, including at any time during which one or more of the conditions in Section 4.2 are not met, and shall be payable on each Payment Date hereafter, on each respective Commitment Maturity Date, and on the Facility Termination Date.

2.6.2.                      Other Fees.  The Borrowers shall pay to the Administrative Agent, the Arranger and any other Person named therein the fees set forth in the Fee Letters in accordance with the terms thereof and such other fees as may be separately agreed to by the Parent and the Administrative Agent or the Arranger.

2.6.3.                      Reductions in Aggregate Commitment.  The Parent may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in integral multiples of $10,000,000 (or the Approximate Equivalent Amount if denominated in an Agreed Currency other than Dollars), upon at least three Business Days’ written notice to the Administrative Agent, which notice shall specify the amount of any such reduction, provided that the amount of the Aggregate Commitment may not be reduced below the Dollar Amount of the Aggregate Outstanding Credit Exposure unless the amount of the excess of the Dollar Amount of the Aggregate Outstanding Credit Exposure over the amount of the reduced Aggregate Commitment is repaid concurrently with the reduction of the Aggregate Commitment.  All accrued Commitment Fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Credit Extensions hereunder.  If, after giving effect to any reduction of the Aggregate Commitments, the sum of the aggregate LC Commitments or Swing Line Commitments exceeds the amount of the Aggregate Commitments, such LC Commitments or Swing Line Commitments, as the case may be, shall be automatically ratably reduced by the amount of such excess.

2.7.         Minimum Amount of Each Advance.  Each Eurocurrency Advance (other than an Advance to repay Swing Line Loans) shall be in a minimum amount of $5,000,000 and in multiples of $1,000,000 if in excess thereof (or the Approximate Equivalent Amounts if denominated in an Agreed Currency other than Dollars), and each Base Rate Advance (other than a Swing Line Loan or an Advance to repay Swing Line Loans) shall be in the minimum amount of $1,000,000 and in multiples of $1,000,000 if in excess thereof, provided that any Base Rate Advance may be in the amount of the Available Aggregate Commitment.

2.8.         Optional Principal Payments.  Any Borrower may from time to time pay, without penalty or premium, all outstanding Base Rate Advances (other than Swing Line Loans) or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $500,000 in excess thereof, any portion of the outstanding Base Rate Advances (other than Swing Line Loans) upon one Business Day’s prior notice to the Administrative Agent.  Any Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Eurocurrency Advances or, in a minimum aggregate amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof (or the Approximate Equivalent Amount if denominated in an Agreed Currency other than Dollars), any portion of the outstanding Eurocurrency Advances upon three Business Days’ prior notice to the Administrative Agent.

2.9.         Method of Selecting Types and Interest Periods for New Advances.  A Borrower shall select the Type of Advance and, in the case of each Eurocurrency Advance, the Interest Period and Agreed Currency applicable thereto from time to time; provided that in no event shall any Singapore Borrower or Luxembourg Borrower select or otherwise request a Base Rate Advance.  Such Borrower shall give the Administrative Agent irrevocable notice in the form of Exhibit A-1 attached hereto (a “Borrowing Notice”) not later than 11:00 a.m. (Eastern time) on the Borrowing Date of each Base Rate Advance (other than a Swing Line Loan), 11:00 a.m. (Eastern time) three Business Days before the Borrowing Date for each Eurocurrency Advance denominated in Dollars or Canadian Dollars, and 11:00 a.m. (London time) three Business Days before the Borrowing Date for each Eurocurrency Advance denominated in Euro or Sterling, specifying (a) the Borrowing Date, which shall be a Business Day, of such Advance, (b) the aggregate amount of such Advance, (c) the Type of Advance selected, (d) in the case of each Eurocurrency Advance, the Interest Period and Agreed Currency applicable thereto, and (e) the applicable Borrower; provided that, any Eurocurrency Advance requested by a Singapore Borrower (including the corresponding Borrowing Notice) under this Section 2.9 shall require five (5) Business Days advance notice.  Any Borrowing Notice with respect to a Eurocurrency Advance shall be in writing.  Prior to the initial Advance hereunder, at the Parent’s option or upon the request of the Administrative Agent, the applicable Borrower shall deliver written money transfer instructions, in substantially the form of Exhibit E, addressed to the Administrative Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Administrative Agent may have reasonably requested.

2.10.       Conversion and Continuation of Outstanding Advances.  (a)  Base Rate Advances (other than Swing Line Loans) shall continue as Base Rate Advances unless and until such Base Rate Advances are converted into Eurocurrency Advances pursuant to this Section 2.10 or are repaid in accordance with Section 2.8.  Each Eurocurrency Advance shall continue as a Eurocurrency Advance until the end of the then applicable Interest Period therefor, at which time:

(i)            each such Eurocurrency Advance denominated in Dollars shall be automatically converted into a Base Rate Advance unless (A) such Eurocurrency Advance is or was repaid in accordance with Section 2.8 or (B) the applicable Borrower shall have timely given the Administrative Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurocurrency Advance either continue as a Eurocurrency Advance, denominated in Dollars, for the same or another Interest Period or be converted into a Base Rate Advance; and

(ii)           each such Eurocurrency Advance denominated in an Agreed Currency other than Dollars shall automatically continue as a Eurocurrency Advance in the same Agreed Currency with an Interest

Period of one month unless (A) such Eurocurrency Advance is or was repaid in accordance with Section 2.8 or (B) the applicable Borrower shall have timely given the Administrative Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurocurrency Advance continue as a Eurocurrency Advance, denominated in the same Agreed Currency, for the same or another Interest Period.

(b)                                 Subject to the terms of Section 2.7, any Borrower may elect from time to time to convert all or any part of an Advance of any Type into any other Type or Types of Advances denominated in the same Agreed Currency; provided that any conversion of any Eurocurrency Advance shall be made on, and only on, the last day of the Interest Period applicable thereto. Such Borrower shall give the Administrative Agent irrevocable notice (a “Conversion/Continuation Notice”) of each conversion of an Advance in the form of Exhibit A-2 attached hereto or continuation of a Eurocurrency Advance in the form of Exhibit A-3 attached hereto, which notice shall be delivered to the Administrative Agent not later than (x) 11:00 a.m. (Eastern time) at least one Business Day prior to the date of the requested conversion into a Base Rate Advance, (y) 11:00 a.m. (Eastern time) at least three Business Days prior to the date of a requested conversion into or continuation of a Eurocurrency Advance denominated in Dollars or Canadian Dollars, or (z) 11:00 a.m. (London time) at least three Business Days prior to the date of a requested conversion into or continuation of a Eurocurrency Advance denominated in Euro or Sterling, in each case specifying (i) the requested date, which shall be a Business Day, of such conversion or continuation, and (ii) the Agreed Currency, amount and Type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a Eurocurrency Advance, the duration of the Interest Period applicable thereto.

2.11.                     Method of Borrowing.  On each Borrowing Date, each Lender shall make available its Loan or Loans, if any, (a) if such Loan is a Base Rate Advance (other than a Swing Line Loan), not later than 1:00 p.m. (Eastern time), in Federal or other funds immediately available to the Administrative Agent at the applicable Agent’s Account, (b) if such Loan is a Eurocurrency Advance denominated in Dollars, not later than noon (Eastern time), in Federal or other funds immediately available to the Administrative Agent at the applicable Agent’s Account and, (c) if such Loan is denominated in an Agreed Currency other than Dollars, not later than noon, local time, at the applicable Agent’s Account for such currency, in such funds as may then be customary for the settlement of international transactions in such currency in the city of and at the address of the Agent’s Account for such currency.  Unless the Administrative Agent determines that any applicable condition specified in Section 4.2 has not been satisfied, the Administrative Agent will make the funds so received from the Lenders available to the applicable Borrower on such date or as soon as reasonably practicable thereafter at the Administrative Agent’s aforesaid address.  Notwithstanding the foregoing provisions of this Section 2.11, to the extent that a Loan made by a Lender matures on the Borrowing Date of a requested Loan, such Lender shall apply the proceeds of the Loan it is then making to the repayment of principal of the maturing Loan.

2.12.                     Interest; Changes in Interest Rate, etc.  Each Base Rate Advance (other than a Swing Line Loan) shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is converted from a Eurocurrency Advance into a Base Rate Advance pursuant to Section 2.10 to but excluding the date it is repaid or is converted into a Eurocurrency Advance pursuant to Section 2.10 hereof, at a rate per annum equal to the Base Rate for such day.  Each Eurocurrency Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to but excluding the last day of such Interest Period at the Eurocurrency Rate determined by the Administrative Agent as applicable to such Eurocurrency Advance based upon the applicable Borrower’s selections under Section 2.9 and Section 2.10 and otherwise in accordance with the terms hereof.  Each Swing Line Loan denominated in Dollars shall bear interest at the Base Rate then in effect or the Offered Rate.  Each Swing Line Loan denominated in Canadian Dollars shall bear interest at the Canadian Prime Rate or the Offered Rate.  Each Swing Line Loan denominated in Euro or Sterling shall bear interest at the Overnight Eurocurrency Rate in effect from time to time plus the Applicable Margin applicable to Eurocurrency Advances then in effect or the Offered Rate.  Each Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the day such Advance is made to but excluding the date it is paid.  Changes in the rate of interest on that portion of any Advance maintained as a Base Rate Advance or bearing interest at the Canadian Prime Rate will take effect simultaneously with each change in the Alternate Base Rate or Canadian Prime Rate, as applicable.  No Interest Period may end after the Facility Termination Date.

2.13.                     Rates Applicable After Default.  Notwithstanding anything to the contrary contained in Section 2.9 or 2.10, during the continuance of a Default the Required Lenders may, at their option, by notice to the Parent declare that no Advance may be made as, converted into or continued at the end of the applicable Interest Period as a Eurocurrency Advance.  During the continuance of a Default the Required Lenders may, at their option, by notice to the Parent, declare that overdue amounts hereunder shall bear interest at a rate per annum equal to (a) in the case of overdue principal, the rate otherwise applicable thereto plus 2.0% per annum or (b) in the case of any other overdue amount, the Base Rate or Canadian Prime Rate, as applicable, plus 2.0% per annum, provided that, during the continuance of a Default with respect to a Borrower under Section 7.6 or 7.7, the interest rates set out above shall be applicable to all Credit Extensions without any election or action on the part of the Administrative Agent or any Lender.  Any notice given by Required Lenders under this Section 2.13 may be revoked by Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates.

2.14.                     Method of Payment.  (a) Each Advance shall be repaid, each payment of interest thereon shall be paid, and each reimbursement of any amounts payable upon a drawing under any Facility LC shall be made in the currency in which such Advance or payment was made.  All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Administrative Agent at the applicable Agent’s Account or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Parent, by noon (local time) on the date when due and shall (except in the case of Reimbursement Obligations for which any LC Issuer has not been fully indemnified by the Lenders, or as otherwise specifically required hereunder) be applied ratably by the Administrative Agent among the Lenders in accordance with the amount of Obligations due to such Lenders.  All payments to be made by the Borrowers hereunder in any currency other than Dollars shall be made in such currency on the date due in such funds as may then be customary for the settlement of international transactions in such currency for the account of the Administrative Agent at the applicable Agent’s Account applicable for such currency and shall be applied ratably by the Administrative Agent among the Lenders in accordance with the amount of Obligations due to such Lenders.  Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received, (i) with respect to Loans denominated in Dollars, at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender and (ii) with respect to Eurocurrency Loans denominated in an Agreed Currency other than Dollars, in the funds received from the applicable Borrower at the applicable Agent’s Account or the applicable Lending Installation specified in a notice received by the Administrative Agent from such Lender.  The Administrative Agent is hereby authorized to charge any account of any Borrower or the Parent maintained with the Administrative Agent or with any of its Affiliates for each payment of principal, interest, Reimbursement Obligations, and fees payable by such Borrower as it becomes due hereunder.  Each reference to the Administrative Agent and Agent’s Account in this Section 2.14 shall also be deemed to refer, and shall apply equally, in respect of payment of Swing Line Loans, to the applicable Swing Line Lender and its Swing Line Lender’s Account or to the LC Issuers, in the case of payments required to be made by any Borrower to any LC Issuer pursuant to Section 2.26.6.

(b)                                 Notwithstanding the provisions of subsection (a) above, if, after the making of any Advance or the issuance of any Facility LC in any currency other than Dollars, currency control or exchange regulations are imposed in the country which issues such currency with the result that the type of currency in which the Advance was made or the Facility LC was issued (the “Original Currency”) no longer exists or the applicable Borrower is not able to make payment to the Administrative Agent for the account of the Lenders or the applicable Swing Line Lender in such Original Currency, then all payments to be made by such Borrower hereunder in such currency (including any deposits required to be made to the Facility LC Collateral Account) shall instead be made when due in Dollars in an amount equal to the Dollar Amount (as of the date of repayment) of such payment due, it being the intention of the parties hereto that the Borrowers take all risks of the imposition of any such currency control or exchange regulations.

2.15.                     Defaulting Lenders.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

2.15.1.                                                           Reallocation of Participations to Reduce Fronting Exposure.  All or any part of such Defaulting Lender’s participation in LC Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares (calculated without regard to such Defaulting Lender’s

Commitment) but only to the extent that such reallocation does not cause the aggregate Outstanding Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment.  No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

2.15.2.                                                           Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in Section 2.15.1 above cannot, or can only partially, be effected, the applicable Borrower shall, without prejudice to any right or remedy available to them hereunder or under law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure attributable to such Borrower and (y) second, cash collateralize the LC Issuer’s Fronting Exposure attributable to such Borrower in accordance with the procedures set forth in Section 2.26.11 for so long as such Fronting Exposure is outstanding.

2.15.3.                                                           Defaulting Lender Cure.  If the Borrowers, the Administrative Agent and each Swing Line Lender and LC Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Facility LCs and Swing Line Loans to be held pro rata by the Lenders in accordance with the Commitments (without giving effect to Section 2.15.1), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.15.4.                                                           New Swing Line Loans/Facility LCs.  So long as any Lender is a Defaulting Lender, (i) no Swing Line Lender shall be required to fund any Swing Line Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swing Line Loan and (ii) no LC Issuer shall be required to issue, extend, renew or increase any Facility LC unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

2.15.5.                                                           Additional Defaulting Lender Adjustments.  In addition, from and after the Additional Provision Date:

(a)                                 Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.

(b)                                 Defaulting Lender Waterfall.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.1 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any LC Issuer or Swing Line Lender hereunder; third, to Cash Collateralize the LC Issuers’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.26.11; fourth, as the Borrowers may request (so long as no Unmatured Default or Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrowers, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the LC Issuers’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Facility LCs issued under this Agreement, in accordance with Section 2.26.11; sixth, to the payment of any amounts owing to the Lenders, the LC Issuers or Swing Line Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the LC Issuers or Swing Line Lenders against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Unmatured Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or funded Facility LC participations in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Facility LCs were issued at a time when the conditions set forth in Section 4.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and funded Facility LC participations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or funded Facility LC participations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in LC Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments under the applicable Facility without giving effect to Section 2.15.1. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.15.5(b) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(c)                                  Certain Fees.

(i)                                     No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(ii)                                  Each Defaulting Lender shall be entitled to receive LC Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Pro Rata Share of the stated amount of Facility LCs for which it has provided Cash Collateral pursuant to Section 2.26.11.

(iii)                               With respect to any LC Fee not required to be paid to any Defaulting Lender pursuant to clause (ii) above, the Borrowers shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in LC Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to Section 2.15.1 above, (y) pay to each LC Issuer and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such LC Issuer’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

2.16.                     Noteless Agreement; Evidence of Indebtedness.  (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b)                                 The Administrative Agent and the Swing Line Lenders, as the case may be, shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Agreed Currency and Type thereof and the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder, (iii) the original stated amount of each Facility LC and the amount of LC Obligations outstanding at any time, and (iv) the amount of any sum received by the Administrative Agent and the Swing Line Lenders, as applicable, hereunder from the Borrowers and each Lender’s share thereof.

(c)                                  The entries maintained in the Register and the corresponding accounts maintained pursuant to paragraphs (a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided that the failure of the Administrative Agent or any Lender to maintain such Register or accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Obligations in accordance with their terms.

(d)                                 Any Lender (including any Swing Line Lender) may request that its Loans be evidenced by a promissory note substantially in the form of Exhibit F-1 or F-2, as applicable (each, a “Note”).  In such event, the Borrowers shall prepare, execute and deliver to such Lender a Note payable to such Lender in a form supplied by the Administrative Agent.  Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 12.1) be represented by one or more Notes payable to the payee named therein or any assignee pursuant to Section 12.1, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (a) and (b) above.

2.17.                     Telephonic Notices.  Each Borrower hereby authorizes the Lenders and the Administrative Agent to extend, convert or continue Advances, effect selections of Agreed Currencies and Types of Advances and to transfer funds based on telephonic notices which the Administrative Agent or any Lender in good faith believes to be made by any person or persons that an Authorized Officer of the Parent has designated in writing to the Administrative Agent, which written authorization(s) may be relied upon by the Administrative Agent, in the case of any person so authorized, until such time as the Administrative Agent shall have received written notice from an Authorized Officer of the Parent revoking such person’s authority to make such telephonic notices, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically.  Each Borrower agrees to deliver promptly to the Administrative Agent a written confirmation (including by an e-mailed PDF) of each telephonic notice signed by an Authorized Officer which written confirmation shall be in the form of Exhibit A-1, A-2 or A-3 attached hereto, as applicable, or such other form reasonably acceptable to the Administrative Agent.  If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error.  Each reference to the Administrative Agent in this Section 2.17 shall also be deemed to refer, and shall apply equally, in respect of Borrowing Notices for Swing Line Loans, to the applicable Swing Line Lender.

2.18.                     Interest Payment Dates; Interest and Fee Basis.  Interest accrued on each Base Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof.  If any Base Rate Advance is prepaid, accrued interest on the principal amount prepaid shall be payable on the date of such prepayment, whether due to acceleration or otherwise, and at maturity.  Interest accrued on that portion of the outstanding principal amount of any Base Rate Advance converted into a Eurocurrency Advance on a day other than a Payment Date shall be payable on the date of conversion.  Interest accrued on each Eurocurrency Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurocurrency Advance is prepaid, whether by acceleration or otherwise, and at maturity.  Interest accrued on each Eurocurrency Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such

Interest Period.  Interest, LC Fees, and other fees (except as provided in the following sentence) shall be calculated for actual days elapsed on the basis of a 360-day year, except for interest on Loans denominated in Sterling, Loans comprised of Base Rate Advances, or Loans accruing interest on the CDOR Rate which shall be calculated for actual days elapsed on the basis of a 365-day year.  Commitment Fees shall be calculated for actual days elapsed on the basis of a 365-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment specified in Section 2.14.  If any payment of principal or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

2.19.                     Notification of Advances, Interest Rates, Prepayments and Commitment Reductions.  Promptly after receipt thereof, the Administrative Agent or the Swing Line Lender, as applicable, will notify each Lender (with a copy to the Administrative Agent, in the case of any such notice provided by the Swing Line Lender) of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Notice of Swing Line Borrowing, Conversion/Continuation Notice, and repayment notice received by it hereunder.  Promptly after notice from an LC Issuer, the Administrative Agent will notify each Lender of the contents of each request for issuance of a Facility LC hereunder. The Administrative Agent will notify each Lender of the interest rate applicable to each Eurocurrency Advance promptly upon determination of such interest rate, and the Administrative Agent will give each Lender prompt notice of each change in the Alternate Base Rate.

2.20.                     Lending Installations.  Each Lender may book its Loans and its participation in any LC Obligations and each LC Issuer may book the Facility LCs at any Lending Installation selected by such Lender or such LC Issuer, as the case may be, and may change its Lending Installation from time to time.  All terms of this Agreement shall apply to any such Lending Installation, and the Loans, Facility LCs, participations in LC Obligations and any Notes issued hereunder shall be deemed held by each Lender or each LC Issuer, as the case may be, for the benefit of any such Lending Installation.  Each Lender and each LC Issuer may, by written notice to the Administrative Agent and the Parent in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it or Facility LCs will be issued by it and for whose account Loan payments or payments with respect to Facility LCs are to be made.

2.21.                     Non-Receipt of Funds by Administrative Agent.  Unless the applicable Borrower or a Lender, as the case may be, notifies the Administrative Agent, prior to the date on which it is scheduled to make payment to the Administrative Agent or, in the case of a Lender, prior to 1:00 p.m. (Eastern time) on the date on which it is scheduled to make payment to the Administrative Agent of the proceeds of a Base Rate Loan, of (a) in the case of a Lender, the proceeds of a Loan or (b) in the case of any Borrower, a payment of principal, interest or fees to the Administrative Agent, for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made.  The Administrative Agent, may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption.  If such Lender or such Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent, the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (a) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days or, in the case of an amount payable in a currency other than Dollars, the overdraft cost or other applicable rate determined by the Administrative Agent in its discretion of the appropriate rate for interbank settlements and, in each case, thereafter, the interest rate applicable to the relevant Loan or (b) in the case of payment by any Borrower, the interest rate applicable to the relevant Loan.

2.22.                     Market Disruption.  Notwithstanding the satisfaction of all conditions referred to in Article II and Section 4.2 with respect to any Advance in any Agreed Currency other than Dollars, if there shall occur on or prior to the date of such Advance any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the reasonable opinion of the Administrative Agent or the Required Lenders make it impracticable for the Eurocurrency Loans comprising such Advance to be denominated in the Agreed Currency specified by the applicable Borrower, then the Administrative Agent shall forthwith give notice thereof to the Borrowers and the Lenders, and such Loans shall not be denominated in such Agreed Currency but shall, except as otherwise set out in Section 2.15, be made on such Borrowing Date in Dollars, in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Borrowing Notice or Conversion/Continuation Notice, as the case may be, as Base Rate Loans, unless the applicable Borrower notifies the Administrative Agent at least one Business Day before such date that (a) it elects not to borrow on such date or (b) it elects to borrow on such date in a different Agreed Currency, as the case may be, in which the denomination of such Loans would in the reasonable opinion of the Administrative Agent and the Required Lenders be practicable and in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Borrowing Notice or Conversion/Continuation Notice, as the case may be.

2.23.                     Judgment Currency.  If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from any Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent’s main office on the Business Day preceding that on which final, non-appealable judgment is given.  The obligations of the Borrowers in respect of any sum due to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency, such Lender or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency.  If the amount of the specified currency so purchased (or that may have been so purchased) is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the specified currency, each of the Borrowers agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 11.2, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to the Borrowers.

2.24.                     Additional Borrowing Subsidiaries.  Upon the request by the Parent and approval by the Administrative Agent, any Restricted Subsidiary may, on the terms and conditions below, become a Borrowing Subsidiary hereunder provided that such Borrowing Subsidiary shall execute and deliver to the Administrative Agent a Joinder Agreement with the other Borrowing Subsidiaries, together with such evidence of corporate authority to enter into such Joinder Agreement as the Administrative Agent may reasonably request, including without limitation, opinions of legal counsel regarding such corporate authority and the enforceability of such Joinder Agreement and such other documents, governmental certificates, agreement as the Administrative Agent may reasonably request, including without limitation, information requested in order for the Administrative Agent or any Lender to comply with the Patriot Act.  Upon receipt of such a request from the Parent, the Administrative Agent shall promptly notify the Lenders.  If, within five (5) Business Days of delivery of such notice by the Administrative Agent, any Lender (a “Protesting Lender”) shall notify the Parent and the Administrative Agent that it may not legally lend to, establish credit for the account of and/or do business with such applicant Restricted Subsidiary, then the Parent shall, within five (5) Business Days of delivery of such notice by such Protesting Lender, either (A) notify the Administrative Agent and such Protesting Lender that it shall replace such Protesting Lender pursuant to Section 2.25 (and such applicant Borrowing Subsidiary shall not have the right to borrow or request Facility LCs hereunder until such replacement is consummated) or (B) cancel its request to designate such Restricted Subsidiary as a Borrowing Subsidiary hereunder.

2.25.                     Lender Replacement.  The Parent shall be permitted to replace (in accordance with and subject to the restrictions contained in Section 12.1) any Lender which (a) makes an assertion of the type described in Section 3.3 or requests reimbursement for amounts owing pursuant to Section 3.1 or 3.2 (either for its own account or for the account of any of its participants), (b) requires any Borrower to pay Taxes in respect of such Lender, (c) fails to make any Advance requested by it if the Required Lenders have made the Advances requested of them pursuant to the same Borrowing Notice, (d) is a Non-Extending Lender, (e) is a Protesting Lender, (f) is a Defaulting Lender or (g) is a Non-Consenting Lender; provided that (i) such replacement does not conflict with any applicable law, rule, regulation, or directive, (ii) no Default or Unmatured Default shall have occurred and be continuing at the time of such replacement, (iii) in the case of any replacement pursuant to clause (a), (b), or (c) hereof, prior to any such replacement, such Lender being replaced shall not have eliminated the continued need for repayment of amounts owing pursuant to Section 3.1 or 3.2, as applicable; and (iv) the Parent shall repay (or cause to be repaid) or the assignee shall pay to the Lender being replaced, the amount of the Obligations owing to such Lender on the date of replacement (including any amounts owing under Sections 3.1, 3.2 and 3.4).  Notwithstanding any provision in this Agreement to the contrary, the Assignment and Assumption pursuant to which a Defaulting Lender is replaced shall be effective without execution by such Defaulting Lender.

2.26.                     Facility LCs.

2.26.1.                                                           Issuance and Excess LC Obligations.

(a)                                 Issuance.  Each LC Issuer hereby agrees, on the terms and conditions set out in this Agreement, to issue Financial Letters of Credit, Performance Letters of Credit and Documentary Letters of Credit (collectively with the Existing Letters of Credit, each, a “Facility LC”) and to renew, extend, increase, decrease or otherwise modify each Facility LC (“Modify,” and each such action a “Modification”), from time to time from and including the date of this Agreement and prior to the date that is five Business Days prior to its respective Commitment Maturity Date upon the request of any Borrower or any Restricted Subsidiary; provided that (i) each Facility LC shall be issued in an Agreed Currency, (ii) immediately after each such Facility LC is issued or Modified, the LC Obligations of any LC Issuer may not exceed its LC Commitment (except to the extent of any excess caused by the Excess Existing LC Obligations attributable to an Overadvanced LC Issuer as provided in clause (b) below), (iii) immediately after each such Facility LC is issued or Modified, the aggregate LC Obligations may not exceed the LC Sublimit, (iv) immediately after each such Facility LC is issued or Modified, the Aggregate Outstanding Credit Exposure may not exceed the Aggregate Commitment, and (v) if the expiry date of such Facility LC would occur after the Commitment Maturity Date of any Lender, the stated amount of such Facility LC, together with the undrawn stated amount of all other Facility LCs with expiry dates occurring after such Commitment Maturity Date, may not exceed the portion of the Aggregate Commitment not expiring on such Commitment Maturity Date.  In addition, (A) no LC Issuer shall be obligated to issue any Facility LC if (1) such Facility LC has an initial expiry date later than three years after its issuance, unless such LC Issuer agrees to a later expiry date in its sole discretion or (2) such Facility LC contains any provisions for the automatic reinstatement of the maximum stated amount after any drawing thereunder and (B) no LC Issuer shall be under any obligation to increase or extend any Facility LC if (1) such LC Issuer would have no obligation at such time to issue the Facility LC in its modified form under the terms hereof or (2) the beneficiary of such Facility LC does not accept the proposed modification thereto.  Any Facility LC may provide for the renewal thereof for additional one-year periods unless the LC Issuer provides prior notice of non-renewal to the beneficiary, which periods shall not in any event extend the expiry date of such Facility LC more than 12 months beyond the respective Commitment Maturity Date.  On the Closing Date, all Existing Letters of Credit shall automatically, without any action on the part of any Person, be deemed to be Facility LCs issued and outstanding hereunder, and shall be subject to and governed by the terms and conditions hereof.

(b)                                 Excess Existing LC Obligations.  Notwithstanding the foregoing and anything else to the contrary in this Section 2.26, to the extent the aggregate available face amount of all Facility LCs (including the Existing Letters of Credit and such Facility LCs calculated, with respect to those Existing Letters of Credit denominated in Agreed Currencies other than Dollars, as of the Closing Date with respect to each such Existing Letters of Credit) deemed issued as of the Closing Date by an LC Issuer exceeds such LC Issuer’s LC Commitment (the amount of such excess, the “Excess Existing LC Obligations” and such LC Issuer being an “Overadvanced LC Issuer”), (i) the Borrowers shall use commercially reasonable efforts to replace such Facility LCs by requesting that LC Issuers (other than an Overadvanced LC Issuer) issue Facility LCs to the applicable beneficiary in an aggregate maximum face amount(s) sufficient to eliminate any such Excess Existing LC Obligations (provided that, without limiting any other obligations under this Agreement, the Borrowers shall have no obligation under this clause (i) to Cash Collateralize any Existing Letters of Credit, to cancel any Existing Letters of Credit or negotiate with the applicable beneficiary thereof prior to the expiration of such Existing Letter of Credit) and (ii) such Overadvanced LC Issuer shall have no obligation to issue, increase, renew or extend any Facility LC (including any Existing Letter of Credit) until such Excess Existing LC Obligations have been eliminated.

2.26.2.                                                           Participations.  Upon the issuance or Modification by any LC Issuer of a Facility LC (including the deemed issuance on the Closing Date of the Existing Letters of Credit) in accordance with this Section 2.26, such LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from such LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Pro Rata Share.

2.26.3.                                                           Notice.  Subject to Section 2.26.1, the applicable Borrower or Restricted Subsidiary shall give the applicable LC Issuer notice prior to 11:00 a.m. (Eastern time) in the case of a Facility LC in Dollars or Canadian Dollars or 11:00 a.m. (London time) in the case of a Facility LC in Euro or Sterling, at least two Business Days prior to the proposed date of issuance or Modification of each Facility LC, specifying the beneficiary, the applicable currency, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby.  Upon receipt of such notice, such LC Issuer shall promptly notify the Administrative Agent and the Administrative Agent shall promptly notify each Lender of the contents thereof and of the amount of such Lender’s participation in such proposed Facility LC (if applicable).  The issuance or Modification by any LC Issuer of any Facility LC shall, in addition to the conditions precedent set out in Section 4.2 (the satisfaction of which such LC Issuer shall have no duty to ascertain), be subject to the conditions precedent that such Facility LC shall be reasonably satisfactory to such LC Issuer and that the applicable Borrower or Restricted Subsidiary shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as such LC Issuer shall have reasonably requested (each, a “Facility LC Application”).  In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.

2.26.4.                                                           LC Fees.  The applicable Borrower shall pay to the Administrative Agent, for the account of the Lenders ratably in accordance with their respective Pro Rata Shares, with respect to each Financial Letter of Credit, Performance Letter of Credit and Documentary Letter of Credit, a letter of credit fee at a per annum rate equal to the Applicable Margin for such Type of Facility LC in effect from time to time on the average daily undrawn stated amount under such Facility LC, such fee to be payable in arrears on each Payment Date (or, with respect to a Modification of any such Facility LC which increases the stated amount thereof, such increase in the stated amount) thereof (each such fee described in this sentence an “LC Fee”).  The applicable Borrower shall also pay to the applicable LC Issuer for its own account with respect to each Facility LC (i) a fronting fee of 0.125% per annum of the maximum stated amount (or, with respect to a Modification of any such Facility LC which increases the stated amount thereof, such increase in the stated amount), such fee to be payable on the date of such issuance, increase or renewal, and (ii) documentary and processing charges in connection with the issuance or Modification of and draws under Facility LCs in accordance with such LC Issuer’s standard schedule for such charges as in effect from time to time.

2.26.5.                                                           Administration; Reimbursement by Lenders.  Upon receipt from the beneficiary of any Facility LC of any demand for payment under such Facility LC, the applicable LC Issuer shall notify the Administrative Agent and the applicable Borrower as to the amount demanded to be paid by such LC Issuer and the proposed payment date.  Upon its determination to honor any such demand for payment, the applicable LC Issuer shall promptly notify the Administrative Agent and the applicable Borrower and the Administrative Agent shall promptly notify each other Lender of such determination and of the LC Issuer’s intended payment date therefor.  The responsibility of such LC Issuer to the Borrowers, the relevant Restricted Subsidiaries, and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC in connection with such presentment shall be in conformity in all material respects with such Facility LC.  Each LC Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LCs as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by such LC Issuer, each Lender shall be unconditionally and irrevocably liable without regard to the occurrence of any Default or any condition precedent whatsoever, to reimburse such LC Issuer on demand for (a) such Lender’s Pro Rata Share of the amount of each payment made by such LC Issuer under each Facility LC, in the currency of such Facility LC, to the extent such amount is not reimbursed by the applicable Borrower pursuant to Section 2.26.6 below, plus (b) interest on the foregoing amount to be reimbursed by such Lender, for each day from the date of such LC Issuer’s demand for such reimbursement (or, if such demand is made after noon (Eastern time) in the case of a Facility LC in Dollars or Canadian Dollars or 11:00 a.m. (London time) in the case of a Facility LC in Euro or Sterling, on such date, from the next succeeding Business Day) to the date on which such Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Effective Rate or, in the case of an amount payable in a currency other than Dollars, the overdraft cost or other applicable rate determined by the Administrative Agent in its reasonable discretion as the appropriate rate for interbank settlements for the first three days and, thereafter, at a rate of interest equal to the rate then payable by the applicable Borrower on such amount.

2.26.6.                                                           Reimbursement by Borrower.  Each Borrower shall be irrevocably and unconditionally obligated to reimburse each LC Issuer on the applicable LC Payment Date for any amounts to be paid by such LC Issuer upon any drawing under any Facility LC (provided that such reimbursement shall not be due until the applicable Borrower has received notice of such drawing made or to be made as provided in Section 2.26.5 above), in the currency of such Facility LC, without presentment, demand, protest or other formalities of any kind; provided that no Borrower nor any Lender shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by such Borrower or such Lender to the extent, but only to the extent, caused by (a) the willful misconduct or gross negligence of any LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC or (b) any LC Issuer’s failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC unless restricted by a court order, law or other regulation.  All such amounts paid by any LC Issuer and remaining unpaid by such Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to (i) the rate reasonably determined by the Administrative Agent that would be applicable for a Loan to such Borrower in such Applicable Currency for such day if such day falls on or before the applicable LC Payment Date and (ii) the sum of 2% plus the foregoing rate for such day if such day falls after such LC Payment Date.  Each LC Issuer will pay to each Lender ratably in accordance with its Pro Rata Share all amounts received by it from any Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by such LC Issuer, but only to the extent such Lender has made payment to such LC Issuer in respect of such Facility LC pursuant to Section 2.26.5.  Subject to the terms and conditions of this Agreement (including without limitation the submission of a Borrowing Notice in compliance with Section 2.9 and the satisfaction of the applicable conditions precedent set out in Section 4.2), any Borrower may request an Advance hereunder for the purpose of satisfying any Reimbursement Obligation.

2.26.7.                                                           Obligations Absolute.  The Borrowers’ obligations under this Section 2.26 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which any Borrower may have or have had against any LC Issuer, any Lender or any beneficiary of a Facility LC.  The Borrowers further agree with the LC Issuers and the Lenders that the LC Issuers and the Lenders shall not be responsible for, and the Borrowers’ Reimbursement Obligation in respect of any Facility LC shall not be affected by, among other things, (a) the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or (b) any dispute between or among any Borrowers and/or any Restricted Subsidiaries, any of their Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred, or (c) any claims or defenses whatsoever of any Borrower or of any of its Affiliates against the beneficiary of any Facility LC or any such transferee.  The LC Issuers shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC.  The Borrowers agree that any action taken or omitted by any LC Issuer or any Lender under or in connection with each Facility LC and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon the Borrowers and relevant Restricted Subsidiaries and shall not put any LC Issuer or any Lender under any liability to any Borrower or any Restricted Subsidiary.  Nothing in this Section 2.26.7 is intended to limit the right of any Borrower to make a claim against any LC Issuer for damages as contemplated by the proviso to the first sentence of Section 2.26.6.

2.26.8.                                                           Actions of LC Issuers.  Each LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, e-mail, SWIFT, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by such LC Issuer.  Each LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.26, each LC Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holders of a participation in any Facility LC.

2.26.9.                                                           Indemnification.  Each Borrower hereby agrees to indemnify and hold harmless each Lender, each LC Issuer, the Administrative Agent and their respective directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, costs or expenses which such Lender, such LC Issuer or the Administrative Agent may incur (or which may be claimed against such Lender, such LC Issuer or the Administrative Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility LC issued at the request of or for the benefit of such Borrower or any actual or proposed use of any Facility LC issued at the request of or for the benefit of such Borrower, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which any LC Issuer may incur by reason of or in connection with (a) the failure of any other Lender to fulfill or comply with its obligations to such LC Issuer hereunder (but nothing herein contained shall affect any rights any Borrower may have against any Defaulting Lender) or (b) by reason of or on account of such LC Issuer issuing any Facility LC which specifies that the term “Beneficiary” included therein includes any successor by operation of law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to such LC Issuer, evidencing the appointment of such successor Beneficiary; provided that no Borrower shall be required to indemnify any Lender, any LC Issuer or the Administrative Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of such LC Issuer in determining whether a request presented under any Facility LC complied with the terms of such Facility LC or (y) such LC Issuer’s failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC unless restricted by a court order, law or regulation. Nothing in this Section 2.26.9 is intended to limit the obligations of any Borrower under any other provision of this Agreement.

2.26.10.                                                    Lenders’ Indemnification.  Each Lender shall, ratably in accordance with its Pro Rata Share, indemnify each LC Issuer, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrowers) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees’ gross negligence or willful misconduct or such LC Issuer’s failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of the Facility LC unless restricted by a court order, law or regulation) that such indemnitees may suffer or incur in connection with this Section 2.26 or any action taken or omitted by such indemnitees hereunder.

2.26.11.                                                    Facility LC Collateral Account.  (a) Each Borrower agrees that it will, as provided in clause (b) below, as provided in Section 2.2, upon the occurrence of any Default described in Section 7.6 or Section 7.7, or upon the request of the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) upon a Default, and until the final expiration date of any Facility LC and thereafter as long as any amount is payable to the LC Issuer or the Lenders in respect of any Facility LC, maintain a special collateral account (the “Facility LC Collateral Account”) at the Administrative Agent’s office at the address specified pursuant to Article XIII or such other office designated by the Administrative Agent (which may include the office of an Affiliate of the Administrative Agent), in the name of such Borrower but under the sole dominion and control of the Administrative Agent (or its Affiliate), for the ratable benefit of the Lenders and the LC Issuers for the Facility LCs issued at the request of or for the benefit of such Borrower and in which such Borrower shall have no interest other than as set out in Section 2.2 and Section 8.1.  Each Borrower hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Lenders and the LC Issuers for the Facility LCs issued at the request of or for the benefit of such

Borrower, a security interest in all of such Borrower’s right, title and interest in and to all funds which may from time to time be on deposit in the Facility LC Collateral Account to secure the prompt and complete payment and performance of the LC Obligations and LC Fees.  The Administrative Agent will invest any funds on deposit from time to time in the Facility LC Collateral Account in certificates of deposit or other time deposits of Citibank having a maturity not exceeding 30 days.  The Parent may select the maturities of such certificates of deposit upon reasonable prior notice to the Administrative Agent; however, if the Parent fails to provide such notice, the Administrative Agent shall select the applicable maturities in its sole discretion.  Nothing in this Section 2.26.11 shall either obligate the Administrative Agent to require any Borrower to deposit any funds in the Facility LC Collateral Account or limit the right of the Administrative Agent to release any funds held in the Facility LC Collateral Account in each case other than as required by Section 2.2, Section 8.1, or clause (b) below.

(b)                                 Each Borrower agrees that, if 45 days prior to the then-applicable Commitment Maturity Date of any LC Issuer, the Commitment Maturity Date of such LC Issuer has not been extended and such LC Issuer has not agreed to extend its Commitment Maturity Date as provided in Section 2.28.1(a), then, with respect to each Facility LC issued by such LC Issuer for such Borrower with an expiry date later than 5 Business Days prior to the then-applicable Commitment Maturity Date of such LC Issuer, the applicable Borrower shall provide the applicable LC Issuer with a letter of credit, issued by another LC Issuer or other letter of credit issuer reasonably acceptable to such LC Issuer, naming such LC Issuer as beneficiary, and otherwise reasonably acceptable to such LC Issuer (each, such letter of credit a “Back-Up LC”) in the currency of such Facility LC and in an amount equal to 100% of the outstanding LC Obligations plus the amount of all LC Fees scheduled to be paid through the expiration date of the Facility LCs, in each case, issued by such LC Issuer; provided that, if such then applicable Commitment Maturity Date is the Facility Termination Date, the applicable Borrower shall either (i) deposit cash collateral in the Facility LC Collateral Account or (ii) provide each such LC Issuer with a Back-Up LC as described above, in each case, in the currency of such Facility LC and in an amount equal to 100% of the outstanding LC Obligations plus the amount of all LC Fees scheduled to be paid through the expiration date of each such Facility LC issued by such LC Issuer.  Neither the Borrowers nor any Person claiming on behalf of or through the Borrowers shall have any right to withdraw any of the funds held in the Facility LC Collateral Account.  Upon the extension of the Commitment Maturity Date of such LC Issuer, the Administrative Agent shall promptly release to the Borrowers all cash collateral provided by the Borrowers with respect to the Facility LCs of such LC Issuer, or the applicable LC Issuer(s) shall return all Back-Up LCs with respect to the Facility LCs of such LC Issuer to the issuing banks for cancellation, as applicable.  Upon the cancellation, surrender, or payment of each Facility LC for which cash collateral or a Back-Up LC was provided pursuant to this Section 2.26.11(b), the Administrative Agent shall promptly release cash collateral to the applicable Borrowers, or the applicable LC Issuer shall instruct the applicable Back-Up LC issuer to reduce the amount available to be drawn under any applicable Back-Up LC, as applicable, in the amount of the LC Obligations which are no longer outstanding as a result thereof, together with the amount of all corresponding LC Fees which will no longer become payable, excluding in each case the amounts applied by Administrative Agent under Section 8.1(c) to satisfy any LC Fees that have become due and payable by any Borrower.

(c)                                  The obligations of each of the Borrowers under this Agreement and the other Loan Documents regarding Facility LCs, including without limitation obligations under Section 2.26, shall survive after the Facility Termination Date and termination of this Agreement for so long as any LC Obligations remain outstanding.  Each Borrower further agrees that if cash collateral is required to be deposited or any Back-Up LCs with respect to Loans for such Borrower are required to be provided pursuant to Section 2.26.11(b), it will, promptly upon request of the Administrative Agent or any LC Issuer, as applicable, enter into such agreements as the Administrative Agent or such LC Issuer may reasonably require to effectuate the provisions of Section 2.26.11(b) and otherwise govern the administration of the outstanding Facility LCs and the Facility LC Collateral Account or Back-Up LC requirements, as applicable, the Borrowers’ Reimbursement Obligations and other obligations with respect thereto, and such other provisions as the Administrative Agent or such LC Issuer may reasonably require, in each case, to become effective on the applicable Commitment Maturity Date if the same is not extended.

(d)                                 Notwithstanding anything in this Agreement to the contrary, no Borrowing Subsidiary shall provide any cash collateral or Back-Up LCs with respect to Loans made to, or Facility LCs issued directly for the benefit of, the Parent.

2.26.12.                                                    Rights as a Lender.  In its capacity as a Lender, each LC Issuer shall have the same rights and obligations as any other Lender.

2.26.13.                                                    Facility LCs Issued for Restricted Subsidiaries.  The Parent authorizes and instructs each LC Issuer to issue Facility LCs upon request of any Restricted Subsidiary, and agrees that it shall be jointly and severally liable with such Restricted Subsidiary therefor.  Notwithstanding that a Facility LC issued or outstanding hereunder is requested by or is for the account of a Restricted Subsidiary, the Parent shall be obligated to, and shall, with respect to each such Facility LC, reimburse the applicable LC Issuer hereunder for any and all drawings thereunder, pay all fees and expenses payable hereunder, satisfy all indemnification obligations payable hereunder, provide all cash collateral required hereunder, and otherwise satisfy all obligations hereunder of the “applicable Borrower” with respect to each such Facility LC.  The Parent hereby acknowledges that the issuance of Facility LCs for the account of Restricted Subsidiaries inures to the benefit of the Parent, and that the Parent’s business derives substantial benefits from the businesses of such Restricted Subsidiaries.

2.27.                     Increase in Aggregate Commitment.

2.27.1.           Provided no Default or Unmatured Default exists, upon notice to the Administrative Agent, the Parent may request one or more, but not more than five, increases (the amount of any such increase being a “Commitment Increase”) in the Aggregate Commitment which shall be in an amount not less than $25,000,000 and which in the aggregate do not cause the Aggregate Commitment to exceed $1,000,000,000.  The Administrative Agent shall promptly give the Lenders (each of which, in its sole discretion, may determine whether and to what degree to participate in such Commitment Increase) notice of such request.  In its notice to the Administrative Agent, the Parent shall specify the time period within which each Lender is requested to respond (which shall not be less than 10 Business Days from the date of delivery of such notice to the Administrative Agent).  Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Pro Rata Share of such requested increase (any such Lender that agrees to increase its Commitment hereunder, an “Increasing Lender”).  Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.  No Lender’s Commitment amount shall be increased without the consent of such Lender.  The Administrative Agent shall notify the Parent of the Lenders’ responses to each request made hereunder.  If the Increasing Lenders agree to increase their respective Commitments by an aggregate amount in excess of the requested Commitment Increase, the requested Commitment Increase shall be allocated among such Increasing Lenders in proportion to their respective Commitments immediately prior to the Increase Date.  To achieve the full amount of a requested increase, the Borrowers may also invite additional lenders (in accordance with and subject to the consent and other restrictions applicable to assignees of Lenders contained in Section 12.1) to become Lenders (any such Lender, an “Additional Lender”).  The sum of the increases in the Commitments of the Increasing Lenders plus the Commitments of the Additional Lenders upon giving effect to the Commitment Increase shall not in the aggregate exceed the amount of the Commitment Increase.

2.27.2.                                                           Any Commitment Increase shall become effective upon (i) the receipt by the Administrative Agent of (A) an agreement in form and substance reasonably satisfactory to the Administrative Agent signed by the Borrowers, each Increasing Lender and each Additional Lender, setting forth the new Commitments of each such Lender and setting forth the agreement of each Additional Lender to become a party to this Agreement and to be bound by all the terms and provisions hereof binding upon each Lender, and (B) such evidence of appropriate authorization on the part of the Borrowers with respect to the Commitment Increase and such opinions of counsel for the Borrowers with respect to the Commitment Increase as the Administrative Agent may reasonably request, (ii) the funding by each Increasing Lender and Additional Lender of the Revolving Loans to be made by each such Lender described in Section 2.27.3 below, if applicable, and (iii) receipt by the Administrative Agent of a certificate (the statements contained in which shall be true) of an Authorized Officer of each Borrower certifying and attaching the resolutions adopted by such Borrower approving or consenting to such Commitment Increase, and stating that both before and after giving effect to such Commitment Increase (A) no Default has occurred and is continuing, and (B) all representations and warranties in this Agreement are true and correct in all material respects, unless such representation or warranty relates to an earlier date, in which case they are true and correct in all material respects as of such earlier date.  The Administrative Agent shall promptly notify the Borrowers and the Lenders of the final allocation of any Commitment Increase and the effective date thereof.

2.27.3.                                                           Upon the effective date of any Commitment Increase, if any Advances (other than Swing Line Loans) are then outstanding, each Increasing Lender and each Additional Lender shall provide funds to the Administrative Agent in the manner described in Section 2.11.  The funds so provided by any such Lender shall be deemed to be a Revolving Loan made by such Lender on the date of such Commitment Increase, an in an amount such that, after giving effect to such Commitment Increase and the Revolving Loans made on the date of such Commitment Increase, each Advance outstanding hereunder shall consist of Revolving Loans made by the Lenders ratably in accordance with each Lender’s Pro Rata Share.  Also upon giving effect to any Commitment Increase, each Lender shall participate in any outstanding Facility LCs and Swing Line Loans ratably in accordance with its Pro Rata Share.

2.27.4.                                                           Notwithstanding any provision contained herein to the contrary, from and after the date of any Commitment Increase and the making of any Revolving Loans on such date pursuant to Section 2.27.3 above, all calculations and payments of interest on the Advances and payment of amounts owing with respect to other Outstanding Credit Exposure of each Lender shall take into account the actual Commitment of each Lender and the principal amount outstanding of each Revolving Loan made by such Lender during the relevant period of time.

2.27.5.                                                           The Aggregate Commitments may be increased in accordance with, and to the extent permitted by, this Section 2.27, without the consent of the requisite Lenders otherwise required under Section 8.2.

2.28.                     Extension of Facility Termination Date.

2.28.1.                                                           Requests for Extension.  The Parent may, on behalf of all Borrowers, by notice to the Administrative Agent (who shall promptly notify the Lenders) not earlier than 90 days and not later than 60 days prior to any Anniversary Date (other than first Anniversary Date to occur hereunder), request that each Lender extend such Lender’s Commitment Maturity Date for an additional one year from such Lender’s Commitment Maturity Date then in effect.  The Parent may not request more than two such extensions pursuant to this Section 2.28.

(a)                                 Lender Elections to Extend.  If the Parent makes the request in clause 2.28.1 above, each Lender, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given not earlier than 60 days prior to the applicable Anniversary Date and not later than the date that is 45 days prior to the applicable Anniversary Date (the “Notice Date”), advise the Administrative Agent whether or not such Lender agrees to such extension. Each Lender that decides not to extend its Commitment Maturity Date (each, a “Non-Extending

Lender”) and each Lender that decides to extend its Commitment Maturity Date (each, an “Extending Lender”) shall notify the Administrative Agent of such decision promptly after such determination (but in any event no later than the Notice Date), and any Lender that does not otherwise advise the Administrative Agent on or before the Notice Date shall be deemed to be a Non-Extending Lender.  The election of any Lender to agree to such extension pursuant to this Section 2.28 shall not obligate any other Lender to so agree.

(b)                                 Notification by Administrative Agent.  The Administrative Agent shall notify the Parent of each Lender’s determination under this Section at least 40 days prior to the applicable Anniversary Date (or, if such date is not a Business Day, on the immediately preceding Business Day).

(c)                                  Additional Commitment Lenders.  The Borrowers shall have the right, at any time on or before the date which is 30 days after the applicable Anniversary Date, to replace each Non-Extending Lender with, and add as “Lenders” under this Agreement in place thereof, one or more assignees (in accordance with and subject to the consents and other restrictions contained in Section 12.1) who shall agree to become Extending Lenders (each, an “Additional Commitment Lender”) as provided in Section 2.25, each of which Additional Commitment Lenders shall have entered into an assignment agreement substantially in the form of Exhibit D pursuant to which such Additional Commitment Lender shall, effective at any time prior to the date which is 30 days after the applicable Anniversary Date, undertake a Commitment (and, if any such Additional Commitment Lender is already a Lender, its Commitment shall be in addition to such Lender’s Commitment hereunder on such date).  Notwithstanding any provision contained herein to the contrary, from and after the date of any extension of any Commitment Maturity Date and the prepayment of any Revolving Loans on the applicable Anniversary Date pursuant to Section 2.25 and subsection (e) below, all calculations and payments of interest on the Advances and payment of amounts owing with respect to other Outstanding Credit Exposure of each Lender shall take into account the actual Commitment of each Lender and the principal amount outstanding of each Revolving Loan made by such Lender during the relevant period of time.

(d)                                 Minimum Extension Requirement.  If (and only if) the total of the Commitments of the Lenders that have agreed to extend their respective Commitment Maturity Dates and the additional Commitments of the Additional Commitment Lenders that have entered into an assignment agreement as provided in subsection (c) above shall equal or exceed 51% of the aggregate amount of the Commitments in effect immediately prior to the applicable Anniversary Date, then, effective as of the applicable Anniversary Date, the Commitment Maturity Date of each Extending Lender and of each such Additional Commitment Lender shall be extended to the date that is one year after such Lender’s Commitment Maturity Date then in effect (except that, if such date is not a Business Day, such Commitment Maturity Date as so extended shall be the immediately preceding

Business Day) and each such Additional Commitment Lender shall thereupon become a “Lender” for all purposes of this Agreement.  Such extension shall constitute an extension of the Facility Termination Date for all purposes of this Agreement.  If any Additional Commitment Lender enters into an assignment agreement as provided in subsection (c) above after the applicable Anniversary Date (but in any event within 30 days after such date), then, effective as of the applicable effective date of such assignment (the “Assignment Date”), the Commitment Maturity Date of each such Additional Commitment Lender shall be the date that is one year after the Commitment Maturity Date then in effect for the Non-Extending Lender being replaced by the applicable Additional Commitment Lender (except that, if such date is not a Business Day, such Commitment Maturity Date as so extended shall be the immediately preceding Business Day) and each such Additional Commitment Lender shall thereupon become a “Lender” for all purposes of this Agreement.  Each Non-Extending Lender shall maintain its respective original Commitment Maturity Date, unless such Non-Extending Lender is replaced by an assignee as provided herein.

(e)                                  Conditions to Effectiveness of Extensions.  Notwithstanding the foregoing, any extension of any Commitment Maturity Date pursuant to this Section shall not be effective with respect to any Lender unless:

(i)                                     no Default or Unmatured Default shall have occurred and be continuing on the applicable Anniversary Date or Assignment Date, as applicable, and after giving effect to any extension granted under this Section;

(ii)                                  the representations and warranties contained in this Agreement (other than the representations and warranties set forth in Sections 5.6) are true and correct in all material respects (other than those representations and warranties that are subject to a materiality qualifier, which shall be true and correct in all respects) on and as of the applicable Anniversary Date or Assignment Date, as applicable, and after giving effect thereto, as though made on and as the applicable Anniversary Date or Assignment Date, as applicable (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

(iii)                               on the applicable Anniversary Date or Assignment Date, as applicable, the Borrowers shall prepay any Revolving Loans outstanding on such date (and pay any additional amounts required pursuant to Section 3.4) to the extent necessary to keep outstanding Revolving Loans ratable with any revised Pro Rata Shares of the respective Lenders effective as of such date.  In addition, upon giving effect to any revision of Pro Rata Shares pursuant to this Section 2.28, each Lender shall participate in any outstanding Facility LCs and Swing Line Loans ratably in accordance with its Pro Rata Share.

ARTICLE  III
YIELD PROTECTION; TAXES

3.1.                            Yield Protection.  (a) If any Change in Law:

(i)                                     subjects any Lender or any applicable Lending Installation or any LC Issuer to any Taxes (other than with respect to Excluded Taxes or Indemnified Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, or

(ii)                                  imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation or any LC Issuer (other than reserves and assessments taken into account in determining the interest rate applicable to Eurocurrency Advances), or

(iii)                               imposes any other condition the result of which is to increase the cost (other than Taxes) to any Lender or any applicable Lending Installation or any LC Issuer of making, funding or maintaining its Eurocurrency Loans or Commitment, or of issuing or participating in Facility LCs (including, without limitation, any conversion of any Loan denominated in an Agreed Currency other than Euro into a Loan denominated in Euro), or reduces any amount receivable (other than with respect to Taxes) by any Lender or any applicable Lending Installation or any LC Issuer in connection with its Eurocurrency Loans, Facility LCs or participations therein, or requires any Lender or any applicable Lending Installation or any LC Issuer to make any payment calculated by reference to the amount of Eurocurrency Loans, Facility LCs or participations therein held or interest or LCs Fees received by it, by an amount deemed material by such Lender or such LC Issuer as the case may be, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation or such LC Issuer, as the case may be, of making or maintaining its Eurocurrency Loans (including, without limitation, any conversion of any Loan denominated in an Agreed Currency other than Euro into a Loan denominated in Euro) or Commitment or of issuing or participating in Facility LCs or to reduce the return received by such Lender or applicable Lending Installation or such LC Issuer, as the case may be, in connection with such Eurocurrency Loans, Commitment, Facility LCs or participations therein, then, within 15 days of demand by such Lender or such LC Issuer, as the case may be, the Borrowers shall pay such Lender or such LC Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such LC Issuer, as the case may be, for the actual increased cost or reduction in amount received.

(b)                                 If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive of any jurisdiction outside of the United

States of America or any subdivision thereof (whether or not having the force of law) imposes or deems applicable any reserve requirement against or fee with respect to assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation, or any LC Issuer, and the result of the foregoing is to increase the cost to such Lender or applicable Lending Installation or such LC Issuer of making or maintaining its Eurocurrency Loans to, or of issuing or participating in Facility LCs upon the request of, or of making or maintaining its Commitment to, any Borrower that is not incorporated under the laws of the United States of America or a state thereof (each a “Non-U.S. Borrower”) or to reduce the return received by such Lender or applicable Lending Installation or such LC Issuer in connection with such Eurocurrency Loans to, Facility LCs applied for by, or Commitment to any Non-U.S. Borrower, then, within 15 days of demand by such Lender, or such LC Issuer, as the case may be, such Non-U.S. Borrower shall pay such Lender, or such LC Issuer, as the case may be, such additional amount or amounts as will compensate it for such increased cost or reduction in amount received, provided that such Non-U.S. Borrower shall not be required to compensate any Lender for such non-U.S. reserve costs or fees to the extent that an amount equal to such reserve costs or fees is received by such Lender as a result of the calculation of the interest rate applicable to Eurocurrency Advances pursuant to clause (a)(ii) of the definition of “Eurocurrency Rate.”

3.2.                            Changes in Capital Adequacy Regulations.  (a) If any Lender or the LC Issuer determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the LC Issuer’s capital or on the capital of such Lender’s or the LC Issuer’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Facility LCs held by, such Lender, or the Facility LCs issued by the LC Issuer, to a level below that which such Lender or the LC Issuer or such Lender’s or the LC Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the LC Issuer’s policies and the policies of such Lender’s or the LC Issuer’s holding company with respect to capital adequacy), then from time to time the Borrowers shall, within 15 days of demand by such Lender or LC Issuer, as the case may be, pay to such Lender or the LC Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the LC Issuer or such Lender’s or the LC Issuer’s holding company for any such reduction suffered.

(b)                                 Failure or delay on the part of any Lender or the LC Issuer to demand compensation pursuant to this Section 3.2 or Section 3.1 shall not constitute a waiver of such Lender’s or the LC Issuer’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or the LC Issuer pursuant to this Section 3.2 or Section 3.1 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the LC Issuer, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the LC Issuer’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

3.3.                            Availability of Types of Advances.  If any Lender determines that maintenance of its Eurocurrency Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Eurocurrency Rate or the Eurocurrency Reference Rate, as applicable, or (b) the Administrative Agent is advised by the Required Lenders that the interest rate applicable to Eurocurrency Advances does not accurately reflect the cost of making or maintaining Eurocurrency Advances, then the Administrative Agent shall suspend the availability of Eurocurrency Advances and require any affected Eurocurrency Advances to be repaid or converted to Base Rate Advances (either directly or, in the case of Eurocurrency Advances in Agreed Currencies other than Dollars, with such Advances first being converted into Eurocurrency Advances denominated in Dollars), subject to the payment of any funding indemnification amounts required by Section 3.4.  If the Administrative Agent suspends the availability of Eurocurrency Advances under this Section 3.3, the availability of Eurocurrency Advances shall be reinstated upon, as applicable (i) the replacement of the Lender (or Lenders) which determined that maintenance of its Eurocurrency Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, or (ii) the Required Lenders determining that the circumstances giving rise to such notice no longer exist.

3.4.                            Funding Indemnification.  If (a) any payment or conversion of a Eurocurrency Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, (b) a Eurocurrency Advance or prepayment of a Eurocurrency Advance is not made, converted, prepaid, or paid on the date specified by the applicable Borrower for any reason other than default by the Lenders, or (c) the assignment of any Eurocurrency Advance occurs on a date which is not the last day of the applicable Interest Period as a result of a request by the Parent pursuant to Section 2.25, the applicable Borrower will indemnify each Lender for any actual loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurocurrency Advance (but excluding any loss of margin).

3.5.                            Taxes.

(a)                                 Payments Free of Taxes.  Any and all payments by the Borrowers hereunder or under the Notes (if any) shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable law.  If a Borrower or an applicable withholding agent shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note (if any) to any Recipient, then such Borrower or the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by such Borrower shall be increased as may be necessary so that after making all required deductions (including deductions of Indemnified Taxes applicable to additional sums payable under this Section 3.5) such Recipient receives an amount equal to the sum it would have received had no such deductions been made.

(b)                                 Payment of Other Taxes by the Borrowers.  In addition, each Borrower agrees to timely pay all Other Taxes to the relevant Governmental Authority, or if the Administrative Agent elects, reimburse it for the payment of any Other Taxes.  As soon as practicable after any payment of Indemnified Taxes or Other Taxes by such Borrower to a Governmental Authority pursuant to Section 3.5(a) or this Section 3.5(b), the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(c)                                  Indemnification by the Borrowers.  Subject to the limitations set forth in Article XV, each Borrower that is not a U.S. Person shall severally, and each Borrower that is a U.S. Person shall jointly and severally, to the fullest extent permitted by law, indemnify each Recipient for the full amount of Indemnified Taxes (including any Indemnified Taxes imposed on amounts attributable to amounts payable under this Section 3.5) paid by such Recipient and any reasonable out-of-pocket expenses that are attributable to such Borrower or the Borrowers, as applicable, or payments made by it and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally asserted by the relevant Governmental Authority; provided that if a Borrower reasonably believes that such Indemnified Taxes have been incorrectly or illegally asserted, the applicable Recipient shall use reasonable efforts to dispute such Taxes with the relevant Governmental Authority and shall cooperate with the Borrowers in jointly managing, conducting and controlling such dispute; provided further that the Borrowers shall pay the reasonable expenses of such dispute.  For the avoidance of doubt, no Borrower shall be required to indemnify any person under this Section 3.5(c) in respect of any Indemnified Taxes for which the Recipient has already been compensated by way of an increased payment under Section 3.5(d) or (b).  Payments due under this Section 3.5(c) shall be made within 30 days of the date such Recipient makes demand thereof.

(d)                                 Indemnification by the Lenders.  Each Lender shall, to the fullest extent permitted by law, severally indemnify, within 10 days after demand therefor, (i) the Administrative Agent for any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrowers have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of Borrowers to do so), (ii) the Administrative Agent and the Borrowers for (A) any Taxes attributable to such Lender’s failure to comply with Section 12.1(c) relating to the maintenance of a Participant Register and (B) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent or any Borrower, as applicable, in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent or any Borrower, as applicable, shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent and the Borrowers, as applicable, to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent or any Borrower, as applicable, to the Lender from any other source against any amount due to the Administrative Agent or any Borrower, as applicable, under this Section 3.5(d).

(e)                                  Status of Lenders.

(i)                                     With respect to the Administrative Agent and each Borrower, any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall notify the Borrower and Administrative Agent of such entitlement and shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by a Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by a Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding (including, to the extent reasonably practicable, making and filing an appropriate application for relief under any applicable double tax treaty).  In addition, any Lender, if reasonably requested by a Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by a Borrower or the Administrative Agent as will enable such Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

(ii)                                  Without limiting the generality of the foregoing, if a Borrower is a U.S. Person,

(A)                               any Lender that is a U.S. Person shall deliver to such Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent) properly completed and executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(B)                               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this

Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), whichever of the following is applicable: (1) in the case of a Foreign Lender claiming the benefits of an income Tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, properly completed and executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such Tax treaty and (y) with respect to any other applicable payments under any Loan Document, properly completed and executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such Tax treaty; (2) properly completed and executed originals of IRS Form W-8ECI; (3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) properly completed and executed originals of IRS Form W-8BEN; or (4) to the extent a Foreign Lender is not the beneficial owner, properly completed and executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner; and

(C)                               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit such Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)                               if a payment made to a Recipient under any Loan Document would be subject to U.S. federal withholding Tax imposed by

FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to such Borrower and the Administrative Agent at the time or times prescribed by applicable law and at such time or times reasonably requested by such Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by such Borrower or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Recipient agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the Administrative Agent in writing of its legal inability to do so.

(f)                                   UK Passport Scheme

(i)                                     Any Lender which on the day on which this Agreement is entered into (x) holds a passport under the HMRC DT Treaty Passport Scheme and (y) wishes such scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence opposite its name in Schedule II.

(ii)                                  A Lender which becomes a Lender hereunder after the day on which this Agreement is entered into that (x) holds a passport under the HMRC DT Treaty Passport Scheme and (y) wishes such scheme to apply to this Agreement, shall provide its scheme reference number and its jurisdiction of tax residence to the relevant UK Borrower and the Administrative Agent (and, where applicable, in the Assignment and Assumption).

(iii)                               If a Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with paragraph (g)(ii) above, the relevant UK Borrower shall make a UK Borrower DTTP Filing with respect to such Lender within thirty (30) Business Days following the date of this Agreement or, if later, thirty (30) Business Days before the first interest payment is due to such Lender and shall promptly provide such Lender with a copy of such filing, provided that if the relevant UK Borrower has made a UK Borrower DTTP Filing in respect of such Lender but: (I) such UK Borrower DTTP Filing has been rejected by HM Revenue & Customs; or (II) HM Revenue & Customs has not given the relevant UK Borrower authority to make payments to such Lender without a deduction for tax within 60 days of the date of such UK Borrower DTTP Filing; and, in each case, the relevant UK Borrower has notified that Lender in writing, then such Lender and the relevant UK Borrower shall co-operate in completing any additional procedural formalities necessary for the relevant UK Borrower to obtain authorization to make that payment under this Agreement without UK withholding or deduction.

(iv)                              If a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with paragraph (h)(ii) above, the relevant UK Borrower shall not make a UK Borrower DTTP Filing or file any other form relating to the HMRC DT Treaty Passport Scheme in respect of that Commitment(s) or its participation in any Loan unless the Lender otherwise agrees.

(v)                                 The relevant UK Borrower shall, promptly on making a UK Borrower DTTP Filing, deliver a copy of such UK Borrower DTTP Filing to the Administrative Agent for delivery to the relevant Lender.

(g)                                  Mitigation Obligations.  If any Lender is required by a Borrower to pay any Indemnified Taxes to any Lender or any Governmental Authority for the account of any Lender pursuant to this Section 3.5, then such Lender shall (at the request of the Parent) use its commercially reasonable efforts (consistent with its legal and regulatory restrictions) to select a jurisdiction for its Lending Installation or change the jurisdiction of its Lending Installation, as the case may be, so as to avoid the imposition of any Indemnified Taxes or to eliminate the amount of any such additional amounts which may thereafter accrue; provided that no such selection or change of the jurisdiction for its Lending Installation shall be made if, in the reasonable judgment of such Lender, such selection or change would subject such Lender to any unreimbursed costs or expense or would be disadvantageous to such Lender.  The Borrowers agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.  Notwithstanding the generality of the foregoing, if a Non-U.S. Borrower (other than Cameron Petroleum (UK) Limited) requests a Credit Extension under this Agreement and such Non-U.S. Borrower resides in a jurisdiction that imposes withholding taxes on payments of interest and/or other amounts payable under any Loan Document by such Non-U.S. Borrower, each Lender that would advance such Loan (or acquire an interest in such Loan) agrees it will reasonably cooperate with such Non-U.S. Borrower in determining whether any withholding or deduction would be required upon a payment of interest or other amount under a Loan Document from such Non-U.S. Borrower to that Lender and, if any withholding or deduction would otherwise be due, shall reasonably cooperate with such Non-U.S. Borrower and use commercially reasonable efforts to mitigate such deduction or withholding to the extent possible (including, without limitation, establishing an exemption or reduced rate of deduction or withholding by lending through a different Lending Installation and providing the documentation necessary to establish an exemption or reduction from withholding or making other claims for relief).  The Parent acknowledges that any such cooperation of a Lender may involve the engagement of outside counsel for such Lender and the Parent agrees that any reasonable fees, charges and disbursements of such counsel shall be for the account of, and paid by, the Parent.

(h)                                 Treatment of Certain Refunds.  If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by a Borrower or with respect to which a Borrower has paid additional amounts pursuant to this Section 3.5, it shall pay over such refund to such Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section 3.5 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that each Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to any Borrower or any other Person.

(i)                                     Defined Terms. For purposes of this Section 3.5, the term “Lender” includes any LC Issuer and the term “applicable law” includes FATCA.

(j)                                    Survival of Obligations.  Each party’s obligations under this Section 3.5 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

3.6.                            Lender Statements; Survival of Indemnity.  To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurocurrency Loans to reduce any liability of any Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurocurrency Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender.  Each Lender shall deliver a written statement of such Lender to the Borrowers (with a copy to the Administrative Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5.  Such written statement shall set out in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrowers in the absence of manifest error.  Determination of amounts payable under such Sections in connection with a Eurocurrency Loan shall be calculated as though each Lender funded its Eurocurrency Loan through the purchase of a deposit of the type, currency and maturity corresponding to the deposit used as a reference in determining the Eurocurrency Rate applicable to such Loan, whether in fact that is the case or not.  Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrowers of such written statement.  The obligations of each of the Borrowers under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

ARTICLE  IV
CONDITIONS PRECEDENT

4.1.                            Initial Credit Extensions.  The Lenders shall not be required to make the initial Credit Extensions hereunder unless, prior to or concurrently with the making of such initial Credit Extensions, the following conditions precedent have been satisfied or waived:

4.1.1.                                                                  Closing Documents.  The Administrative Agent shall have received on or before the Closing Date the following, each dated such date (unless otherwise specified) and duly executed by the respective party or parties thereto, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders, and (except for the Notes) with sufficient copies for the Administrative Agent and each Lender:

(a)                                 This Agreement, and all its attached Exhibits and Schedules.

(b)                                 The Guaranty.

(c)                                  Amendment to the Existing LC Facility in form and substance reasonably satisfactory to the Administrative Agent.

(d)                                 Any Notes requested by a Lender pursuant to Section 2.16 at least one Business Day prior to the Closing Date, payable to each such requesting Lender.

(e)                                  Copies of the Parent’s (i) certificate of incorporation, together with all amendments, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of incorporation, (ii) bylaws, certified by the Secretary or Assistant Secretary of the Parent, (iii) Board of Directors’ resolutions and of resolutions or actions of any other body authorizing the execution of the Loan Documents to which the Parent is a party, (iv) an incumbency certificate, executed by the Secretary or Assistant Secretary of the Parent, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of the Parent authorized to sign the Loan Documents to which the Parent is a party, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Parent, and (v) any other information required by Section 326 of the USA Patriot Act or deemed necessary for the Administrative Agent or any Lender to verify the identity of Parent as required by Section 326 of the USA Patriot Act.

(f)                                   Copies of each Borrowing Subsidiary’s (i) organizational documents, together with all amendments, and a certificate of good standing (if applicable), each certified by the appropriate governmental officer in its jurisdiction of incorporation, (ii) bylaws, certified by the Secretary, Assistant Secretary, director or other appropriate official of such Borrowing Subsidiary, (iii) resolutions or actions authorizing the execution of the Loan Documents to which such Borrowing Subsidiary is a party, (iv) an incumbency certificate, executed by the Secretary or Assistant Secretary, director or other appropriate official of each Borrowing Subsidiary, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of each such Borrowing Subsidiary authorized to sign the Loan Documents to which such Borrowing Subsidiary is a party, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the applicable Borrowing Subsidiary, and (v) any other information required by Section 326 of the USA Patriot Act or deemed necessary for the Administrative Agent or any Lender to verify the identity of such Borrowing Subsidiary, as required by Section 326 of the USA Patriot Act.

(g)                                  A certificate, signed by the chief financial officer of the Parent, stating that on the Closing Date (i) no Default or Unmatured Default has occurred and is continuing, (ii) each of the representations and warranties set out in Article V of this Agreement is true and correct on and as of the Closing Date, (iii) there has occurred no material adverse change in the consolidated financial condition of the Parent from that reflected in the Parent’s consolidated financial statements as of December 31, 2013, and (iv) since December 31, 2013, there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Parent and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

(h)                                 A written opinion of the general counsel of the Parent, addressed to the Administrative Agent and the Lenders in substantially the form of Exhibit B.

(i)                                     A written opinion of the outside counsel to the Parent and the Borrowing Subsidiaries, addressed to the Administrative Agent and the Lenders.

(j)                                    If the initial Credit Extension will be the issuance of a Facility LC, a properly completed Facility LC Application.

(k)                                 Such other documents as any Lender or its counsel may have reasonably requested.

(l)                                     Fees.

(i)                                     All fees, costs, and expenses of Citibank and its affiliates (including, without limitation, legal fees and expenses of counsel to the Administrative Agent) to be paid on the Closing Date, to the extent invoiced at least two Business Days prior to the Closing Date, shall have been paid, or arrangements reasonably acceptable to Citibank shall have been made for the payment thereof.

(ii)                                  The Parent shall have paid to the Administrative Agent, the Arranger and any other Person party thereto, for their respective accounts, the fees agreed to pursuant to the terms of the Fee Letters, or as otherwise agreed from time to time, to the extent required to be paid on or prior to the Closing Date.

4.2.                            Each Credit Extension.  The Lenders shall not (except with respect to Revolving Loans for the purpose of repaying Reimbursement Obligations or Cash Collateralizing Facility LCs or Swing Line Loans) be required to make any Credit Extension unless on the applicable Credit Extension Date:

(a)                                 There exists no Default or Unmatured Default.

(b)                                 The representations and warranties contained in Article V (other than the representations and warranties set forth in Sections 5.6) are true and correct in all material respects (other than those representations and warranties that are subject to a materiality qualifier, which shall be true and correct in all respects) as of such Credit Extension Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects (other than those representations and warranties that are subject to a materiality qualifier, which shall be true and correct in all respects) on and as of such earlier date.

With respect to any Borrower that is not a Material Subsidiary, the Lenders shall not (except with respect to Revolving Loans for the purpose of repaying Reimbursement Obligations or Cash Collateralizing Facility LCs or Swing Line Loans) be required to make any Credit Extension to such Borrower if, on the applicable Credit Extension Date, a Default or Unmatured Default would exist if such Borrower were a Material Subsidiary; provided that any such circumstance that would not otherwise constitute a Default or Unmatured Default under this Agreement shall not be deemed to be a Default or Unmatured Default or affect the Lenders’ Commitment to make Credit Extensions to the other Borrowers under this Agreement solely as a result of this paragraph.

Each Borrowing Notice, Notice of Swing Line Borrowing, or request for issuance, increase or extension of a Facility LC, as the case may be, with respect to each such Credit Extension shall constitute a representation and warranty by the Borrowers that the conditions contained in the preceding paragraph and Sections 4.2(a) and (b) have been satisfied.  As a condition to making a Credit Extension, the Administrative Agent may require the applicable Borrower to deliver a certificate from an Authorized Officer of the Parent, certifying that such officer (a) has reviewed the terms of this Agreement and (b) has no knowledge of the existence of any condition or event which constitutes (or would constitute, if the applicable Borrower were a Material Subsidiary) a Default or Unmatured Default as of the date of such certificate.

ARTICLE  V
REPRESENTATIONS AND WARRANTIES

The Borrowers represent and warrant to the Lenders that:

5.1.                            Existence and Standing.  Each of the Borrowers is a corporation, partnership, limited liability company or other business entity duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.  Each of the Borrowers and each of the Restricted Subsidiaries is duly qualified and in good standing (to the extent applicable) as a foreign corporation or other business entity and is duly authorized to conduct its business in each jurisdiction in which its business is conducted or proposed to be conducted except where the failure to qualify may not reasonably be expected to have a Material Adverse Effect.

5.2.                            Authorization and Validity.  Each of the Borrowers has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder.  The execution and delivery by the Borrowers of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents to which each of the Borrowers is a party constitute legal, valid and binding obligations of each of the Borrowers enforceable against each of such Borrowers in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

5.3.                            No Conflict; Government Consent.  Neither the execution and delivery by each of the Borrowers of the Loan Documents to which it is a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (a) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on any Borrower or any of their respective Restricted Subsidiaries or (b) any Borrower’s or any of their Restricted Subsidiaries’ articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, bylaws, or operating or other management agreement, as the case may be, or (c) the provisions of any material indenture, instrument or agreement to which any of the Borrowers or any of their respective Restricted Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of any Borrower or a Restricted Subsidiary pursuant to the terms of any such indenture, instrument or agreement.  No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrowers or any of their Restricted Subsidiaries, is required to be obtained by any Borrower or any of their Restricted Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Borrowers of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

5.4.                            Financial Statements.  The December 31, 2013 consolidated financial statements of the Parent and its Subsidiaries heretofore delivered to the Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present in accordance with generally accepted accounting principles the consolidated financial condition and operations of the Parent and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

5.5.                            Taxes.  The Parent and its Restricted Subsidiaries have filed all United States federal income Tax returns and all other material Tax returns which are required to be filed and have paid all material Taxes due pursuant to said returns or pursuant to any assessment received by the Parent or any of its Restricted Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and as to which no Lien exists.

5.6.                            Litigation.  Except for litigation disclosed in the Parent’s annual report on Form 10-K for the fiscal year ended December 31, 2013, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Parent or any of its Restricted Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Credit Extensions.

5.7.                            Subsidiaries.  Each Borrowing Subsidiary is a Wholly-Owned Subsidiary, all of the issued and outstanding shares of capital stock of which is owned by the Parent or one of its Wholly-Owned Subsidiaries that is a Restricted Subsidiary.  Each Borrowing Subsidiary is a Restricted Subsidiary.

5.8.                            ERISA.  The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $100,000,000.  Neither the Parent nor any other member of the Controlled Group has incurred, or is reasonably expected by the Parent to incur, any withdrawal liability to Multiemployer Plans.  Each Plan complies in all material respects with all applicable requirements of law and regulations, no material Reportable Event has occurred with respect to any Plan, neither the Parent nor any other member of the Controlled Group has withdrawn from any Multiemployer Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Single Employer Plan other than the Terminating Plan.

5.9.                            Accuracy of Information.  No information, exhibit or report furnished by the Parent or any of its Restricted Subsidiaries to the Administrative Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

5.10.                     Regulation U.  Margin stock (as defined in Regulation U) constitutes less than 25% of the value of those assets of the Parent and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

5.11.                     Anti-Terrorism Laws; Anti-Money Laundering Laws; Anti-Corruption Laws.

(a)                                 No part of the proceeds of the Advances will be used or otherwise made available to fund directly or, to the knowledge of the Parent or any Restricted Subsidiary, indirectly any operations in or business or activities of or with, finance any investments or activities in, or make any payments to, a Sanctioned Person.

(b)                                 None of (i) the Parent, any Subsidiary or their respective directors and officers, or (ii) to the knowledge of the Parent, any of their respective employees and agents that will act in any capacity in connection with or benefit from the credit facility established hereby, (A) is a Sanctioned Person or (B) engages in any dealings or transactions, or is otherwise associated, with any Sanctioned Person that would result in any violation of Sanctions.

(c)                                  The Parent and its Subsidiaries are in compliance in all material respects with any laws or regulations of the U.S., the UK, the European Union and, to the extent the laws of which are substantially similar to U.S. law, any other Applicable Authority, in each case relating to money laundering or terrorist financing, including, without limitation, the Bank Secrecy Act, 31 U.S.C. sections 5301 et seq.; the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56 (a/k/a the USA Patriot Act); Laundering of Monetary Instruments, 18 U.S.C. section 1956; Engaging in Monetary Transactions in Property Derived from Specified Unlawful Activity, 18 U.S.C. section 1957; the Financial Recordkeeping and Reporting of Currency and Foreign Transactions Regulations, 31 C.F.R. Part 103; and any similar laws or regulations of such Governmental Authorities currently in force or hereafter enacted.

(d)                                 The Parent and each of its Subsidiaries has conducted its business in compliance in all material respects with all applicable Anti-Corruption Laws.  No part of the proceeds of the Advances has been used or will be used, directly or indirectly, in violation of the Anti-Corruption Laws, including for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage.

(e)                                  To the knowledge of the Parent or any of its Subsidiaries, neither the Parent nor any of its Subsidiaries is the subject of any investigation, inquiry or enforcement proceedings by any governmental, administrative or regulatory body regarding any offense or alleged offense under any anti-corruption, anti-terrorism, or anti-money laundering laws or Sanctions in which there is a reasonable possibility of an adverse decision which could reasonably be expected to have a Material Adverse Effect or affect the legality, validity or enforceability of the Loan Documents, and no such investigation, inquiry or proceeding is pending or, to the knowledge of the Parent or any of its Subsidiaries, has been threatened.

5.12.                     Compliance With Laws.  The Parent and its Restricted Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material Adverse Effect.

5.13.                     Ownership of Properties.  The Parent and its Restricted Subsidiaries have good title, free of all Liens other than those permitted by Section 6.15, to all of the respective material Property and assets owned by them.

5.14.                     Plan Assets; Prohibited Transactions.  None of the Borrowers is an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. § 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Credit Extensions hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

5.15.                     Environmental Matters.  In the ordinary course of its business, the officers of the Parent consider the effect of Environmental Laws on the business of the Parent and its Restricted Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Parent and its Restricted Subsidiaries due to Environmental Laws.  On the basis of this consideration, the Parent has concluded that Environmental Laws cannot reasonably be expected to have a Material Adverse Effect.  None of the Parent or any of its Restricted Subsidiaries has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action is reasonably expected by the Parent to have a Material Adverse Effect.

5.16.                     Investment Company Act.  None of the Parent or any of its Restricted Subsidiaries is an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

5.17.                     Obligations Pari Passu.  The obligations of each Borrower arising under this Agreement and the Loan Documents rank pari passu and equal in right of payment with all of the other Indebtedness of each Borrower, which is not by its terms secured by any assets of each Borrower and its Restricted Subsidiaries, and which is not subordinate in right of payment to any other Indebtedness of such Borrower or its Restricted Subsidiaries.

ARTICLE  VI
COVENANTS

During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

6.1.                            Financial Reporting.  The Parent will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Administrative Agent (on behalf of the Lenders):

(a)                                 (i) On or before the earlier of (A) 90 days after the close of each of its fiscal years and (B) the date on which filing such report with the SEC is required (taking into account any extensions granted by the SEC), an unqualified audit report certified by Ernst & Young, L.L.P., or any other independent certified public accountants reasonably acceptable to the Lenders, prepared in accordance with Agreement Accounting Principles on a consolidated basis for itself and its Subsidiaries, including a balance sheet as of the end of such period, related profit and loss and statement of change of shareholders’ equity, and a statement of cash flows; provided that, if any financial statement referred to in this Section 6.1(a) is readily available on-line through EDGAR as of the date on which such financial statement is required to be delivered hereunder and Parent shall have notified the Lenders in its Compliance Certificate that such financial statement is so available, Parent shall not be obligated to furnish copies of such financial statements.  The 90-day period referenced above shall be extended for up to 15 days for any fiscal year as to which the Parent has received an extension from the SEC for the filing of its annual report on SEC Form 10K.

(ii)                                  on or before 90 days after the close of each of its fiscal years (or, if earlier, the date on which the annual audit is delivered pursuant to clause (i) above), a combined consolidated balance sheet of the Unrestricted Subsidiaries as at the end of such period, related profit and loss and statement of change of shareholders’ equity, and a statement of cash flows, all for the Unrestricted Subsidiaries on a combined consolidated basis and certified by an Authorized Officer of the Parent.  The 90-day period referenced above shall be extended for up to 15 days for any fiscal year as to which the Parent has received an extension from the SEC for the filing of its annual report on SEC Form 10K.

(iii)                               on or before 270 days after the close of each of its fiscal years, an audit report certified by Ernst & Young, L.L.P., or any other independent certified public accountants reasonably acceptable to the Lenders, of the combined consolidated balance sheet of the Unrestricted Subsidiaries as at the end of such period, related profit and loss and statement of change of shareholders’ equity, and a statement of cash flows, all for the Unrestricted Subsidiaries on a combined consolidated basis.  The 270-day period referenced above shall be extended for up to 15 days for any fiscal year as to which the Parent has received an extension from the SEC for the filing of its annual report on SEC Form 10K.

(b)                                 (i)                                     On or before the earlier of (A) 45 days after the close of the first three quarterly periods of each of its fiscal years and (B) the date on which filing such report with the SEC is required (taking into account any extensions granted by the SEC), for itself and its Subsidiaries, a consolidated unaudited balance sheet as at the close of each such period and consolidated profit and loss and statement of change of shareholders’ equity and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by an Authorized Officer of the Parent; provided that, if any financial statement referred to in this Section 6.1(b) is readily available on-line through EDGAR as of the date on which such financial statement is required to be delivered hereunder and Parent shall have notified the Lenders in its Compliance Certificate that such financial statement is so available, Parent shall not be obligated to furnish copies of such financial statements.  The 45-day period referenced above shall be extended for up to 15 days for any fiscal quarter as to which the Parent has received an extension from the SEC for the filing of its quarterly report on SEC Form 10Q.

(ii)                                  On or before 45 days after the close of the first three quarterly periods of each of its fiscal years (or, if earlier, the date on which the financial statements are delivered pursuant to clause (i) above), a combined consolidated unaudited balance sheet of the Unrestricted Subsidiaries as at the close of each such period and combined consolidated profit and loss and statement of change of shareholders’ equity and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all for the Unrestricted Subsidiaries on a combined consolidated basis and certified by an Authorized Officer of the Parent.  The 45-day period referenced above shall be extended for up to 15 days for any fiscal quarter as to which the Parent has received an extension from the SEC for the filing of its quarterly report on SEC Form 10Q.

(c)                                  Together with the financial statements required under Sections 6.1(a) and (b), (i) a Compliance Certificate signed by an Authorized Officer of the Parent showing the calculations necessary to determine compliance with this Agreement, and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof and (ii) management calculations reflecting the effect on the financial statements furnished under Section 6(a) or 6(b), as applicable, of excluding Unrestricted Subsidiaries, in detail reasonably acceptable to the Administrative Agent.

(d)                                 As soon as possible and in any event (i) within 30 days after the Parent knows that any Termination Event described in clause (a) of the definition of Termination Event with respect to any Plan has occurred, and (ii) within 10 Business Days after the Parent knows that any other Termination Event with respect to any Plan has occurred, a statement, signed by an Authorized Officer of the Parent, describing such Termination Event and the action which the Parent proposes to take with respect thereto.

(e)                                  As soon as possible and in any event within 30 days after receipt by the Parent, a copy of (i) any notice or claim to the effect that the Parent or any of its Restricted Subsidiaries is or may be liable to any Person as a result of the release by the Parent, any of its Restricted Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (ii) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Parent or any of its Restricted Subsidiaries, which, in either case, could reasonably be expected to exceed $25,000,000.

(f)                                   Promptly upon the furnishing thereof to the shareholders of the Parent, copies of all financial statements, reports and proxy statements so furnished; provided that, if any financial statement, report or proxy statement referred to in this Section 6.1(f) is readily available on-line through EDGAR and Parent shall have notified the Administrative Agent that such financial statement, report or proxy statement is so available, Parent shall not be obligated to furnish copies of such financial statements, report or proxy statement.

(g)                                  Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Parent or any of its Restricted Subsidiaries files with the SEC, provided that, if such registration statements and reports are readily available on-line through EDGAR and Parent shall have notified the Lenders in writing that such registration statements or reports are so available, Parent shall not be obligated to furnish copies of such documents.

(h)                                 Such other information (including non-financial information) as the Administrative Agent or any Lender may from time to time reasonably request, including, without limitation, information requested in order for the Administrative Agent or any Lender to comply with the USA Patriot Act.

6.2.                            Use of Proceeds.  The Parent will, and will cause each Subsidiary to, use the proceeds of the Advances for working capital, capital expenditures, acquisitions and other general corporate purposes, including share repurchases.  Each Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances (a) to purchase or carry any “margin stock” (as defined in Regulation U) in any manner that would result in any violation by any Person (including any Lender, Arranger or the Administrative Agent) of Regulation U or (b) for any purpose which would violate any Sanctions.

6.3.                            Notice of Default.  The Parent will, and will cause each Restricted Subsidiary to, give prompt notice in writing to the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect.

6.4.                            Conduct of Business.  The Parent will, and will cause each Borrowing Subsidiary to, continue to operate its core business in the oil field service industry and in other reasonably related industries and carry on and conduct its business in substantially the same manner as it is presently conducted and do all things necessary to maintain in full force and effect its legal existence and the requisite rights, franchises and authority material to the conduct of the business of Parent and its Restricted Subsidiaries, taken as a whole; provided that Restricted Subsidiaries may enter into mergers permitted by Section 6.12 and may (other than in the case of Borrowing

Subsidiaries) be liquidated if such liquidation may not reasonably be expected to have a Material Adverse Effect.

6.5.                            Taxes.  The Parent will, and will cause each Restricted Subsidiary to, timely file all U.S. federal income and other material tax returns required by law and pay when due all material Taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except (a) those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles and (b) where the failure to do so could not (in the aggregate for all such failures) reasonably be expected to have a Material Adverse Effect.

6.6.                            Insurance.  The Parent will, and will cause each Restricted Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts (after giving effect to any self-insurance which the Parent believes (in the good faith judgment of management of the Parent) is reasonable and prudent in light of the size and nature of its business) and covering such risks as is consistent with sound business practice, and the Parent will furnish to any Lender upon request a summary of the insurance carried.

6.7.                            Compliance with Laws.  The Parent will, and will cause each Restricted Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws, the failure to comply with which could reasonably be expected to have a Material Adverse Effect or for which the compliance is being contested in good faith by appropriate proceedings.

6.8.                            Maintenance of Properties.  The Parent will, and will cause each Restricted Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.9.                            Inspection.  The Parent will, and will cause each Restricted Subsidiary to, permit the Administrative Agent, by its representatives and agents, to inspect any of the Property, books and financial records of the Parent and each Restricted Subsidiary, to examine and make copies of the books of accounts and other financial records of the Parent and each Restricted Subsidiary, and to discuss the affairs, finances and accounts of the Parent and each Restricted Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Administrative Agent may designate The Administrative Agent shall give the Parent three (3) Business Days’ notice of each such inspection, shall schedule such inspections during normal business hours, shall conduct the inspection in a manner that does not unreasonably and materially interfere with the business operations of the Parent and its Restricted Subsidiaries, and if no Default has occurred and is continuing, shall conduct no more than one inspection during each calendar year.  When no Default has occurred and is continuing, any such inspection or examination shall be at the Administrative Agent’s cost and expense.  When a Default has occurred and is continuing, any such inspection or examination shall be at the Parent’s cost and expense.

6.10.                     [Reserved]

6.11.                     Subsidiary Indebtedness.  The Parent will not permit any Restricted Subsidiary to create, incur or suffer to exist any Indebtedness, except:

(a)                     the Obligations;

(b)                                 Indebtedness of any Restricted Subsidiary to the Parent or any other Restricted Subsidiary;

(c)                                  Indebtedness of any Person that becomes a Restricted Subsidiary after the date hereof; provided that such Indebtedness existed at the time such Person becomes a Restricted Subsidiary and was not incurred in contemplation of or in connection with such Person becoming a Restricted Subsidiary;

(d)                                 any refunding or refinancing of any Indebtedness referred to in clause (c) above; provided that the amount of such Indebtedness is not increased (plus the amount of any reasonable premium, fees and expenses incurred in connection with such refunding or refinancing);

(e)                                  Indebtedness of any Restricted Subsidiary that has guaranteed the Obligations pursuant to a guarantee agreement that is an unlimited guaranty of payment and otherwise substantially similar to the Guaranty; and

(f)                                   other Indebtedness in an aggregate principal amount not exceeding (when created, incurred or assumed) 20% of Consolidated Net Worth at such time.

For purposes of this Section 6.11, Indebtedness of Restricted Subsidiaries shall include Recourse Debt of any Unrestricted Subsidiary to the extent such Indebtedness is recourse to a Restricted Subsidiary.

6.12.                     Merger.  The Parent will not, nor will it permit any Restricted Subsidiary to, merge or consolidate with or into any other Person, except that (a) a Restricted Subsidiary may merge into the Parent or any Restricted Subsidiary and (b) the Parent or any Restricted Subsidiary may merge or consolidate with any other Person, so long as immediately thereafter (and after giving effect thereto), (i) no Default or Unmatured Default exists, (ii) in the case of a merger or a consolidation involving the Parent, the Parent is the continuing or surviving corporation, and (iii) in the case of a merger or a consolidation involving a Borrowing Subsidiary, if such Restricted Subsidiary is not the continuing or surviving entity, then the continuing or surviving entity has agreed in writing to assume the obligations of such Restricted Subsidiary under the Loan Documents.

6.13.                     Sale of Assets.  Neither the Parent nor any Restricted Subsidiary shall, directly or indirectly, in one transaction or a series of transactions, sell, transfer, or otherwise dispose of all or substantially all of the assets of the Parent and its Restricted Subsidiaries, taken as a whole.

6.14.                     [Reserved].

6.15.                     Liens.  The Parent will not, nor will it permit any Restricted Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Parent or any of its Restricted Subsidiaries, except:

(a)                                 Liens for Taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books.

(b)                                 Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.

(c)                                  Liens arising out of pledges or deposits under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

(d)                                 Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the value of the same or interfere with the use thereof in the business of any Borrower or its Restricted Subsidiaries.

(e)                                  Liens existing on the date hereof and described in Schedule III.

(f)                                   Liens in the form of cash collateral in an aggregate outstanding amount not at any time exceeding $500,000,000 securing the obligations of any Person in respect of commercial letters of credit, standby letters of credit, and bank guaranties, in each case, which support performance obligations.

(g)                                  Liens in the form of deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, and other obligations of a like nature.

(h)                                 Judgment Liens in respect of judgments that do not constitute a Default under Section 7.9.

(i)                                     Banker’s Liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions.

(j)                                    Liens existing on any Property prior to the acquisition thereof by the Parent or any Restricted Subsidiary or existing on any Property of any Person that becomes a Restricted Subsidiary after the date hereof prior to the time such Person becomes a Restricted Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary, as the case may be, and (ii) such Lien shall not apply to any other Property of the Parent or any other Restricted Subsidiary.

(k)                                 Liens on the equity interests of Unrestricted Subsidiaries securing obligations of any Unrestricted Subsidiaries.

(l)                                     Liens other than those permitted by subsections (a) through (k) above securing Indebtedness or other obligations not exceeding (when created, incurred or assumed) in the aggregate 15% of Consolidated Net Worth.

6.16.                     Affiliates.  The Parent will not, and will not permit any Restricted Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except (a) pursuant to the reasonable requirements of the Parent’s or such Restricted Subsidiary’s business and upon fair and reasonable terms no less favorable to the Parent or such Restricted Subsidiary than any Borrower or such Restricted Subsidiary would obtain in a comparable arm’s length transaction, (b) transactions between and among the Parent and its Restricted Subsidiaries and (c) transactions entered into with Unrestricted Subsidiaries on terms and conditions, taken as a whole, that are fair and reasonable to the Parent and the Restricted Subsidiaries, taking into account the totality of the relationship between the Parent and the Restricted Subsidiaries, on the one hand, and the Unrestricted Subsidiaries, on the other (it being understood that the provision of services at cost shall be considered fair and reasonable).

6.17.                     Environmental Matters.  The Parent will, and will cause each Restricted Subsidiary to, (a) conduct its business so as to comply with all applicable material Environmental Laws and shall promptly take corrective action to remedy any non-compliance with any applicable material Environmental Law, except where failure to comply or take action could not reasonably be expected to have a Material Adverse Effect and (b) establish and maintain a management system designed to ensure compliance with applicable material Environmental Laws and minimize financial and other risks to the Parent and each Restricted Subsidiary arising under applicable material Environmental Laws or as the result of environmentally related injuries to Persons or Property.

6.18.                     Restrictions on Material Subsidiary Payments.  The Parent shall not, nor shall it permit any Restricted Subsidiary to, enter into any indenture, agreement, instrument or other arrangement which, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the ability of any Material Subsidiary to (a) pay dividends or make other distributions on its capital stock, (b) make loans or advances to the Parent, or (c) repay loans or advances from the Parent; provided that the foregoing limitations shall not apply to prohibitions or restrictions (i) that were existing at the time such Restricted Subsidiary was acquired by the Parent or any Restricted Subsidiary, were not created in contemplation of such acquisition, and are applicable only to such acquired Person and the Property and/or equity interests of such Person or (ii) contained in any agreement relating to the disposition of a Restricted Subsidiary, restricting such payments and advances by such Subsidiary pending its disposition.

6.19.                     ERISA Compliance.  With respect to any Plan, neither the Parent nor any Subsidiary shall (a) fail to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived; (b) permit the occurrence of any Termination Event which could result in a liability to any Borrower or any other member of the Controlled Group in excess of $100,000,000; (c) become an “employer” (as such term is defined in Section 3(5) of ERISA) required to contribute to any Multiemployer Plan or a “substantial employer” (as such term in defined in Section 4001(a)(2) of ERISA) required to contribute to any Multiemployer Plan under circumstances such that withdrawal from such Multiemployer Plan could reasonably be expected to have a Material Adverse Effect or a material adverse effect on the Parent or its ability to perform its obligations under this Agreement, the Guaranty or any other material Loan Document; or (d) permit the establishment or amendment of any Plan or fail to comply with the applicable provisions of ERISA and the Code with respect to any Plan, in each case, which could result in liability to any Borrower or any other member of a Controlled Group which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

6.20.                     Total Debt to Total Capitalization Ratio.  The Parent, on a consolidated basis with the Restricted Subsidiaries, shall not permit the ratio of Total Debt to Total Capitalization to be greater than 60% at any time.

ARTICLE VII
DEFAULTS

The occurrence of any one or more of the following events shall constitute a Default:

7.1.                            Any representation or warranty made or deemed made by or on behalf of the Parent or any Material Subsidiary to the Lenders or the Administrative Agent under or in connection with this Agreement, any Credit Extension, or any certificate delivered in connection with this Agreement or any other Loan Document shall be materially false on the date such representation or warranty is made or deemed made.

7.2.                            Nonpayment of (a) principal of any Loan (other than a Swing Line Loan) when due, (b) principal of any Swing Line Loan (i) within five Business Days of when due if the Aggregate Commitments minus the Aggregate Outstanding Credit Exposure (the “Availability”) on the date such principal payment is due is greater than or equal to the principal amount so due or (ii) when due if the Availability is less than the principal amount so due, (c) nonpayment of interest upon any Loan or of any Commitment Fee, LC Fee, or other obligations under any of the Loan Documents within five days after the same becomes due, or (d) nonpayment of any Reimbursement Obligation within one Business Day after the same becomes due.

7.3.                            The breach by any of the Borrowers of any of the terms or provisions of Sections 6.2, 6.3 (to the extent relating to the notice of a Default or Unmatured Default), 6.11, 6.12, 6.13, 6.15, 6.16, 6.18 and 6.20.

7.4.                            The breach by any of the Borrowers (other than a breach which constitutes a Default under another Section of this Article VII) of any of the terms or provisions of this

Agreement or any other Loan Document which is not remedied within 30 days after receipt by the Parent of written notice from the Administrative Agent or any Lender.

7.5.                            Failure of the Parent or any Material Subsidiary to pay when due any Indebtedness aggregating in excess of $100,000,000 (“Material Indebtedness”); or the default by the Parent or any Material Subsidiary in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any agreement under which any such Material Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which default or event or condition is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of the Parent or any Material Subsidiary shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Parent or any Material Subsidiary shall not pay, or admit in writing its inability to pay, its debts generally as they become due; provided that this Section 7.5 shall not apply to (a) a voluntary sale or disposition of any Property or asset that secures Material Indebtedness if such Material Indebtedness (or any portion thereof that becomes due as a result of such sale or disposition) is promptly paid and (b) any event or condition that causes, or permits the holder or such holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity, or declares such Material Indebtedness to be due and payable or required to be prepaid or repurchased prior to the stated maturity thereof, if such event or condition is in the nature of a mandatory prepayment requirement for asset sales, debt incurrences, equity issuances, excess cash flow, insurance proceeds, or extraordinary receipts.

7.6.                            The Parent or any Material Subsidiary shall (a) have an order for relief entered with respect to it under the Federal bankruptcy laws (or comparable foreign laws) as now or hereafter in effect, (b) make an assignment for the benefit of creditors, (c) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (d) institute any proceeding seeking an order for relief under the Federal bankruptcy laws (or comparable foreign laws) as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying, or file an answer admitting, the material allegations of any such proceeding filed against it, (e) take any corporate or partnership action to authorize or effect any of the foregoing actions set out in this Section 7.6 or (f) fail to contest in good faith any appointment or proceeding described in Section 7.7.

7.7.                            Without the application, approval or consent of the Parent or any Material Subsidiary a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Parent or any Material Subsidiary or any Substantial Portion of its Property, or a proceeding described in Section 7.6(d) shall be instituted against the Parent or any Material Subsidiary and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

7.8.                            Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of the Parent and its

Material Subsidiaries which, when taken together with all other Property of the Parent and its Material Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve month period ending with the month in which any such action occurs, constitutes a Substantial Portion.

7.9.                            The Parent or any Material Subsidiary shall fail within 30 days to pay, bond or otherwise discharge one or more (a) judgments or orders for the payment of money in excess of $100,000,000 (or the equivalent thereof in currencies other than Dollars) in the aggregate, or (b) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith.

7.10.                     The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $100,000,000 or any Reportable Event that could reasonably be expected to have a Material Adverse Effect shall occur in connection with any Plan.

7.11.                     The Parent or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Parent or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $100,000,000 or requires payments exceeding $25,000,000 per annum.

7.12.                     The Parent or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of any Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $100,000,000.

7.13.                     The Parent or any of its Restricted Subsidiaries shall (a) be the subject of any proceeding or investigation pertaining to the release by the Borrower, any of its Restricted Subsidiaries or any other Person of any toxic or hazardous waste or substance into the environment, or (b) violate any Environmental Law, which, in the case of an event described in clause (a) or clause (b), could reasonably be expected to have a Material Adverse Effect.

7.14.                     Any Change in Control shall occur.

7.15.                     The Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Guaranty, or the Parent shall fail to comply with any of the material terms or provisions of the Guaranty to which it is a party, or the Parent shall deny that it has any further liability under the Guaranty, or shall give notice to such effect.

ARTICLE VIII
ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

8.1.                            Acceleration; Facility LC Collateral Account.  (a) If any Default described in Section 7.6 or Section 7.7 occurs with respect to any Borrower, the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuers to issue Facility LCs shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent, any LC Issuer, or any Lender and each Borrower will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay to the Administrative Agent all Obligations then due and payable with respect to such Borrower and an amount determined as set forth below in immediately available funds, which funds shall be held in the Facility LC Collateral Account.  The Administrative Agent shall determine the difference of (i) the amount of LC Obligations at such time plus the amount of all LC Fees scheduled to be paid through the expiration date of the Facility LCs then outstanding less (ii) the amount on deposit in the Facility LC Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the Obligations (such difference, the “Collateral Shortfall Amount”).  The Borrowers will pay to the Administrative Agent, for deposit in the Facility LC Collateral Account, either (y) the Collateral Shortfall Amount in the applicable Agreed Currency or Currencies or (z) an amount equal to 100% of the Dollar Amount of the Collateral Shortfall Amount (calculated as of the applicable Computation Date) in Dollars, as elected by the Parent.  If any Default other than a Default under Section 7.6 or Section 7.7 exists and is continuing, the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) may (A) terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuers to issue Facility LCs, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which each of the Borrowers hereby expressly waives, and (B) upon notice to the Borrowers and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Borrowers to pay, and the Borrowers will, forthwith upon demand (and without any further notice or act), pay to the Administrative Agent either (y) the Collateral Shortfall Amount in the applicable Agreed Currency or Currencies or (z) an amount equal to 100% of the Dollar Amount of the Collateral Shortfall Amount (calculated as of the applicable Computation Date) in Dollars, as elected by the Parent, which funds shall be deposited in the Facility LC Collateral Account.

(b)                                 If at any time while any Default is continuing, the Administrative Agent determines that the Collateral Shortfall Amount at such time is greater than zero (whether on account of currency exchange rate fluctuations or otherwise), the Administrative Agent may make demand on the Borrowers to pay, and the Borrowers will, forthwith upon such demand and without any further notice or act, pay to the Administrative Agent either (y) the Collateral Shortfall Amount in the applicable (as determined by the Administrative Agent) Agreed Currency or Currencies or (z) an amount equal to 100% of the Dollar Amount of the Collateral Shortfall Amount (calculated as of the applicable Computation Date) in Dollars, as elected by the Parent, which funds shall be deposited in the Facility LC Collateral Account.

(c)                                  So long as any Facility LC is outstanding, amounts deposited in the Facility LC Collateral Account, if any, shall only be applied by the Administrative Agent to the payment of Reimbursement Obligations and LC Fees that are due and payable.  If no Facility LC remains outstanding, and the Facility Termination Date has occurred or a Default is continuing, the Administrative Agent may apply the remaining amounts deposited in the Facility LC Collateral Account, if any, to the payment of the Obligations and any other amounts as shall from time to time have become due and payable by the Borrowers to the Lenders or the LC Issuers under the Loan Documents.  If, following the deposit of cash collateral pursuant to this Section 8.1, all Defaults are cured or waived and no Default is continuing, the remaining amounts deposited in the Facility LC Collateral Account, if any, shall be returned to the Borrowers to the extent such cash collateral is not otherwise expressly required under the terms of this Agreement.

(d)                                 At any time while any Default is continuing, neither the Borrowers nor any Person claiming on behalf of or through the Borrowers shall have any right to withdraw any of the funds held in the Facility LC Collateral Account.  After all of the Obligations have been indefeasibly paid in full and the Aggregate Commitment has been terminated, any funds remaining in the Facility LC Collateral Account shall be returned by the Administrative Agent to the Borrowers or paid to whomever may be legally entitled thereto at such time.

(e)                                  If, within 30 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans and the obligation and the power of LC Issuers to issue Facility LCs hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to any Borrower) and before any judgment or decree for the payment of the Obligations due have been obtained or entered, the Required Lenders (in their sole discretion) so direct, the Administrative Agent shall, by notice to the Borrowers, rescind and annul such acceleration and/or termination and the Administrative Agent shall promptly release all or part of the cash collateral, as applicable, to the Borrowers to the extent such cash collateral is not otherwise required under the terms of this Agreement.

(f)                                   Notwithstanding anything in this Agreement to the contrary, no Borrowing Subsidiary shall make payments with respect to any Obligations of the Parent or provide any Collateral Shortfall Amount or any funds held in the Facility LC Collateral Account for such Borrowing Subsidiary to satisfy any Obligations of the Parent.

8.2.                            Amendments.  Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or Reimbursement Obligation or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender adversely affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or Reimbursement Obligation, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender adversely affected thereby, (iv) change Section 11.2 in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, (vi) release the Parent from its Guaranty or release all or any substantial portion of any cash collateral provided pursuant to this Agreement (other than in accordance with the terms of this Agreement), or waive the Borrowers’ obligation to provide cash collateral pursuant to Section 2.26.11, without the prior written consent of each Lender or (vii) change the third sentence of Section 2.26.1(a) in a manner that would permit the expiry date of an “evergreen” Facility LC to extend more than 12 months beyond the respective Commitment Maturity Date; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any LC Issuer or any Swing Line Lender hereunder without the prior written consent of the Administrative Agent, such LC Issuer or such Swing Line Lender, as the case may be.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder or any other Loan Document (and any amendment, waiver, consent or any other Loan Document which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), nor shall a Defaulting Lender’s vote or status as a Lender be required in determining majority, unanimity or other condition or effect of any vote, except that (x) the Commitment of any Defaulting Lender may not be increased or extended, nor the principal amount of any Loan owed to such Defaulting Lender reduced or the final maturity thereof extended, without the consent of such Lender, (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender, and (z) any waiver, amendment or modification changing the voting rights of a Defaulting Lender shall require the consent of such Defaulting Lender.

8.3.                            Preservation of Rights.  No failure or delay by the Administrative Agent, any LC Issuer or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent, each LC Issuer and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 8.2, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Facility LC shall not be construed as a waiver of any Default or Unmatured Default, regardless of whether the

Administrative Agent, any Lender or any LC Issuer may have had notice or knowledge of such Default or Unmatured Default at the time.

ARTICLE IX
GENERAL PROVISIONS

9.1.                            Survival of Representations.  All covenants, agreements, representations and warranties made by the Borrowers herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Facility LC, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any LC Issuer or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Facility LC is outstanding and so long as the Commitments have not expired or terminated.  The provisions of Sections 3.1, 3.4, 3.5 and 9.6 and Article X shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Facility LCs and the Commitments or the termination of this Agreement or any provision hereof.

9.2.                            Governmental Regulation.  Anything contained in this Agreement to the contrary notwithstanding, neither any LC Issuer nor any Lender shall be obligated to extend credit to any Borrower in violation of (a) any limitation or prohibition provided by any applicable statute or regulation, or (b) any order, judgment or decree of any Governmental Authority or arbitrator that enjoins or restrains such LC Issuer or Lender from issuing Facility LCs or making Advances (as the case may be).

9.3.                            Headings.  Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

9.4.                            Entire Agreement.  The Loan Documents embody the entire agreement and understanding among the Borrowers, the Administrative Agent, the LC Issuers, and the Lenders and supersede all prior agreements and understandings among the Borrowers, the Administrative Agent, the LC Issuers, and the Lenders relating to the subject matter thereof other than the Fee Letters.

9.5.                            Several Obligations; Benefits of this Agreement.  The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such).  The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder.  This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of Sections 9.6 and 9.10 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

9.6.                            Expenses; Indemnification.  (a) The Parent shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any LC Issuer in connection with the issuance, amendment, renewal or extension of any Facility LC or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any LC Issuer or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, any LC Issuer or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement or in connection with the enforcement or protection of its rights with respect to any Advances made hereunder and/or any Facility LC issued hereunder, including its rights under this Section, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Advances or Facility LCs.

(b)                                 Each of the Borrowers shall indemnify the Administrative Agent, the Arranger, each LC Issuer, each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Advance or Facility LC or the use of the proceeds therefrom (including any refusal by any LC Issuer to honor a demand for payment under a Facility LC if the documents presented in connection with such demand do not strictly comply with the terms of such Facility LC), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Parent or any of its Subsidiaries, or any Environmental Liability related in any way to the Parent or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (x) the gross negligence or wilful misconduct of such Indemnitee or a related party of such Indemnitee or (y) a material breach by such Indemnitee or any related party of such Indemnitee of its obligations under this Agreement.

For purposes of this clause (b), “related party” of any Indemnitee means (1) any controlling Person or controlling Affiliate of such Indemnitee and (2) the respective directors, officers or employees of such controlling Persons or controlling Affiliates and “controlling” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

(c)                                  To the extent that any Borrower fails to pay any amount required to be paid by it to the Administrative Agent, any LC Issuer or any Swing Line Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, such LC Issuer or such Swing Line Lender, as the case may be, such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, such LC Issuer or such Swing Line Lender in its capacity as such.

(d)                                 To the extent permitted by applicable law, no party hereto shall assert, and each party hereto hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Facility LC or the use of the proceeds thereof; provided that nothing contained in this clause (d) shall limit the indemnity and reimbursement obligations to the extent set forth in clauses (a), (b) or (c) above.

(e)                                  All amounts due under this Section shall be payable promptly after written demand therefor.

(f)                                   Notwithstanding anything in this Agreement to the contrary, no Borrowing Subsidiary shall pay any losses, claims, damages, liabilities, expenses or other Obligations of the Parent.

9.7.                            Numbers of Documents.  All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent and, to the extent requested by the Administrative Agent, with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders.

9.8.                            Accounting.  Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles, except that, any calculation or determination which is to be made on a consolidated basis shall be made for the Parent and all its Subsidiaries, including those Subsidiaries, if any, which are unconsolidated on the Borrower’s audited financial statements, and adjustments shall be made as provided herein with respect to

Unrestricted Subsidiaries.  If at any time any change in generally accepted accounting principles or the application thereof would affect the computation of any financial ratio or requirement, or any other terms, set out in any Loan Document, and the Parent shall so request, Administrative Agent, Lenders and the Borrowers shall negotiate in good faith to amend such ratio or requirement or other terms to preserve the original intent thereof in light of such change in generally accepted accounting principles (subject to the approval of the Required Lenders); provided that, until so amended, such ratio or requirement or terms shall continue to be computed or determined in the same manner as it was computed or determined prior to such change.  For purposes of the definitions of “Capitalized Lease” and “Capitalized Lease Obligations” and determining compliance with any provision of this Agreement, the determination of whether a lease is to be treated as an operating lease or capital lease shall be made without giving effect to any change in accounting for leases pursuant to GAAP resulting from the implementation of proposed Accounting Standards Update (ASU) Leases (Topic 840) issued August 17, 2010, or any successor proposal (including Accounting Standards Update (ASU) Leases (Topic 842) issued May 16, 2013.

9.9.                            Severability of Provisions.  Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

9.10.                     Nonliability of Lenders.  The relationship between each of the Borrowers on the one hand and the Lenders, the LC Issuers, any syndication agent or documentation agent listed on the cover page hereof, and the Administrative Agent on the other hand shall be solely that of borrower and lender.  Neither the Administrative Agent, the Arranger, any LC Issuer, any syndication agent or documentation agent listed on the cover page hereof nor any Lender shall have any fiduciary responsibilities to any Borrower and, to the fullest extent permitted by applicable law, each of the Borrowers waives and releases any claims that they may have against the Administrative Agent, the Arranger, any LC Issuer, any syndication agent or documentation agent listed on the cover page hereof or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated by the Loan Documents.  None of the Administrative Agent, the Arranger, any LC Issuer, any syndication agent or documentation agent listed on the cover page hereof or any Lender undertakes any responsibility to any Borrower to review or inform any Borrower of any matter in connection with any phase of any Borrower’s business or operations.  Each of the Borrowers agrees that none of the Administrative Agent, the Arranger, any LC Issuer, any syndication agent or documentation agent listed on the cover page hereof or any Lender shall have liability to any Borrower (whether sounding in tort, contract or otherwise) for losses suffered by any Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from (x) the gross negligence or willful misconduct of the party from which recovery is sought or (y) a material breach by the party from which recovery is sought of its obligations under this Agreement.

9.11.                     Confidentiality.  (a) Each of the Administrative Agent, the LC Issuers and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates and its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (1) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (2) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower and its obligations, (vii) with the consent of the Parent, (viii) to any ratings agencies and providers of credit protection, (ix) to the CUSIP Service Bureau or any similar organization or (x) to the extent such Information (1) becomes publicly available other than as a result of a breach of this Section or (2) becomes available to the Administrative Agent, any LC Issuer or any Lender on a nonconfidential basis from a source other than a Borrower.  For the purposes of this Section, “Information” means all information received from a Borrower relating to any Borrower or its business, other than any such information that is available to the Administrative Agent, any LC Issuer or any Lender on a nonconfidential basis prior to disclosure by a Borrower; provided that, in the case of information received from a Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

9.12.                     Treatment of Information.

(a)                                 Certain of the Lenders may enter into this Agreement and take or not take action hereunder or under the other Loan Documents on the basis of information that does not contain material non-public information with respect to any of the Borrowers or their securities (“Restricting Information”).  Other Lenders may enter into this Agreement and take or not take action hereunder or under the other Loan Documents on the basis of information that may contain Restricting Information.  Each Lender acknowledges that United States federal and state securities laws prohibit any Person from purchasing or selling securities on the basis of material, non-public information concerning such issuer of such securities or, subject to certain limited exceptions, from communicating such information to any other Person.  Neither the Administrative Agent nor any of its Related Parties shall, by making any Communications (including Restricting Information) available to a Lender, by participating in any conversations or other interactions with a Lender or otherwise, make or be deemed to make any statement with regard to or otherwise warrant that any such information or Communication does or does not contain Restricting Information nor shall the

Administrative Agent or any of its Related Parties be responsible or liable in any way for any decision a Lender may make to limit or to not limit its access to Restricting Information.  In particular, none of the Administrative Agent nor any of its Related Parties (i) shall have, and the Administrative Agent, on behalf of itself and each of its Related Parties, hereby disclaims, any duty to ascertain or inquire as to whether or not a Lender has or has not limited its access to Restricting Information, such Lender’s policies or procedures regarding the safeguarding of material, nonpublic information or such Lender’s compliance with applicable laws related thereto or (ii) shall have, or incur, any liability to any Borrower or Lender or any of their respective Related Parties arising out of or relating to the Administrative Agent or any of its Related Parties providing or not providing Restricting Information to any Lender.

(b)                                 Each Borrower agrees that (i) all Communications it provides to the Administrative Agent intended for delivery to the Lenders whether by posting to the Approved Electronic Platform or otherwise shall be clearly and conspicuously marked “PUBLIC” if such Communications do not contain Restricting Information which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (ii) by marking Communications “PUBLIC,” each Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Communications as either publicly available information or not material information (although, in this latter case, such Communications may contain sensitive business information and, therefore, remain subject to the confidentiality undertakings of Section 9.11) with respect to such Borrower or its securities for purposes of United States Federal and state securities laws, (iii) all Communications marked “PUBLIC” may be delivered to all Lenders and may be made available through a portion of the Approved Electronic Platform designated “Public Side Information,” and (iv) the Administrative Agent shall be entitled to treat any Communications that are not marked “PUBLIC” as Restricting Information and may post such Communications to a portion of the Approved Electronic Platform not designated “Public Side Information.”  Neither the Administrative Agent nor any of its Affiliates shall be responsible for any statement or other designation by a Borrower regarding whether a Communication contains or does not contain material non-public information with respect to any of the Borrowers or their securities nor shall the Administrative Agent or any of its Affiliates incur any liability to any Borrower, any Lender or any other Person for any action taken by the Administrative Agent or any of its Affiliates based upon such statement or designation, including any action as a result of which Restricting Information is provided to a Lender that may decide not to take access to Restricting Information.  Nothing in this Section 9.12 shall modify or limit a Lender’s obligations under Section 9.11 with regard to Communications and the maintenance of the confidentiality of or other treatment of Information.

(c)                                  Each Lender acknowledges that circumstances may arise that require it to refer to Communications that might contain Restricting Information.

Accordingly, each Lender agrees that it will nominate at least one designee to receive Communications (including Restricting Information) on its behalf and identify such designee (including such designee’s contact information) on such Lender’s administrative questionnaire provided to and in a form supplied by the Administrative Agent.  Each Lender agrees to notify the Administrative Agent from time to time of such Lender’s designee’s e-mail address to which notice of the availability of Restricting Information may be sent by electronic transmission.

(d)                                 Each Lenders acknowledges that Communications delivered hereunder and under the other Loan Documents may contain Restricting Information and that such Communications are available to all Lenders generally.  Each Lender that elects not to take access to Restricting Information does so voluntarily and, by such election, acknowledges and agrees that the Administrative Agent and other Lenders may have access to Restricting Information that is not available to such electing Lender.  None of the Administrative Agent nor any Lender with access to Restricting Information shall have any duty to disclose such Restricting Information to such electing Lender or to use such Restricting Information on behalf of such electing Lender, and shall not be liable for the failure to so disclose or use, such Restricting Information.

(e)                                  The provisions of the foregoing clauses of this Section 9.12 are designed to assist the Administrative Agent, the Lenders and the Borrowers in complying with their respective contractual obligations and applicable law in circumstances where certain Lenders express a desire not to receive Restricting Information notwithstanding that certain Communications hereunder or under the other Loan Documents or other information provided to the Lenders hereunder or thereunder may contain Restricting Information.  Neither the Administrative Agent nor any of its Related Parties nor any of the Borrowers warrants or makes any other statement with respect to the adequacy of such provisions to achieve such purpose nor does the Administrative Agent or any of its Related Parties or any of the Borrowers warrant or make any other statement to the effect that a Borrower’s or Lender’s adherence to such provisions will be sufficient to ensure compliance by such Borrower or Lender with its contractual obligations or its duties under applicable law in respect of Restricting Information and each of the Lenders and each Borrower assumes the risks associated therewith.

9.13.                     Nonreliance.  Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Credit Extensions provided for herein.

9.14.                     Disclosure.  Each of the Borrowers and each Lender hereby (a) acknowledge and agree that Administrative Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any Borrower and its Affiliates and (b) waive any liability of Administrative Agent or such Affiliate to any Borrower or any Lender, respectively, arising out of resulting from such investments, loans or relationships other than liabilities arising out of the gross negligence or willful misconduct of Administrative Agent or its Affiliates.

9.15.                     USA PATRIOT Act Notice.  Each Lender that is subject to the USA Patriot Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Borrower that pursuant to the requirements of the USA Patriot Act (Title III of pub. L. 107-56 (signed into law October 26, 2001))(the “USA Patriot Act”), it is required to obtain, verify and record information that identified each Borrower, which information includes the name and address of each Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Borrower in accordance with the USA Patriot Act.

9.16.                     Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

9.17.                     Posting of Approved Electronic Communications.

(a)                                 Each of the Lenders and each Borrower agree that the Administrative Agent may, but shall not be obligated to, make the Approved Electronic Communications available to the Lenders by posting such Approved Electronic Communications on Debt Domain or a substantially similar electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(b)                                 Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Closing Date, a dual firewall and a User ID/Password Authorization System) and the Approved Electronic Platform is secured through a single-user-per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders and Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution.  In consideration for the convenience and other benefits afforded by such distribution and for the other consideration provided hereunder, the receipt and sufficiency of which is hereby acknowledged, each of the Lenders and each Borrower hereby approves distribution of the Approved Electronic Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(c)                                  THE APPROVED ELECTRONIC PLATFORM AND THE APPROVED ELECTRONIC COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”.  NONE OF THE ADMINISTRATIVE AGENT NOR ANY OTHER MEMBER OF THE AGENT’S GROUP WARRANT THE ACCURACY, ADEQUACY OR COMPLETENESS OF THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM AND EACH EXPRESSLY DISCLAIMS ANY LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE ADMINISTRATIVE AGENT NOR ANY OTHER MEMBER OF THE AGENT’S GROUP IN CONNECTION WITH THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM.

(d)                                 Each of the Lenders and each Borrower agree that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Approved Electronic Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally-applicable document retention procedures and policies.

ARTICLE X
THE ADMINISTRATIVE AGENT

10.1.                     Appointment and Authority.  Each Lender and each LC Issuer hereby irrevocably appoints Citibank to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders and LC Issuers, and none of the Borrowers shall have rights as a third party beneficiary of any of such provisions, except as set forth in Section 10.9.  It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

10.2.                     Administrative Agent Individually.

(a)                                 The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

(b)           Each Lender and each LC Issuer understands that the Person serving as Administrative Agent, acting in its individual capacity, and its Affiliates (collectively, the “Agent’s Group”) are engaged in a wide range of financial services and businesses (including investment management, financing, securities trading, corporate and investment banking and research) (such services and businesses are collectively referred to in this Section 10.2 as “Activities”) and may engage in the Activities with or on behalf of one or more of the Borrowers or their respective Affiliates.  Furthermore, the Agent’s Group may, in undertaking the Activities, engage in trading in financial products or undertake other investment businesses for its own account or on behalf of others (including the Borrowers and their Affiliates and including holding, for its own account or on behalf of others, equity, debt and similar positions in the Borrowers or their respective Affiliates), including trading in or holding long, short or derivative positions in securities, loans or other financial products of one or more of the Borrowers or their Affiliates.  Each Lender and each LC Issuer understands and agrees that in engaging in the Activities, the Agent’s Group may receive or otherwise obtain information (other than information required to be delivered by the Administrative Agent to the Lenders and LC Issuers pursuant to this Agreement) concerning the Borrowers or their Affiliates (including information concerning the ability of the Borrowers to perform their respective Obligations hereunder and under the other Loan Documents) which information may not be available to any of the Lenders that are not members of the Agent’s Group.  None of the Administrative Agent nor any member of the Agent’s Group shall have any duty to disclose to any Lender or LC Issuer or use on behalf of the Lenders or LC Issuers, and shall not be liable for the failure to so disclose or use, any information whatsoever about or derived from the Activities or otherwise (including any information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Borrower or any Affiliate of any Borrower) or to account for any revenue or profits obtained in connection with the Activities, except that the Administrative Agent shall deliver or otherwise make available to each Lender and each LC Issuer such documents as are expressly required and provide such notifications as are expressly required by any Loan Document to be transmitted by the Administrative Agent to the Lenders and LC Issuers.

(c)           Each Lender and LC Issuer further understands that there may be situations where members of the Agent’s Group or their respective customers

(including the Borrowers and their Affiliates) either now have or may in the future have interests or take actions that may conflict with the interests of any one or more of the Lenders (including the interests of the Lenders hereunder and under the other Loan Documents).  Each Lender and LC Issuer agrees that no member of the Agent’s Group is or shall be required to restrict its activities as a result of the Person serving as Administrative Agent being a member of the Agent’s Group, and that each member of the Agent’s Group may undertake any Activities without further consultation with or notification to any Lender.  None of (i) this Agreement nor any other Loan Document, (ii) the receipt by the Agent’s Group of information (including Information) concerning the Borrowers or their Affiliates (including information concerning the ability of the Borrowers to perform their respective Obligations hereunder and under the other Loan Documents) nor (iii) any other matter shall give rise to any fiduciary or equitable duties (including without limitation any duty of trust or confidence) owing by the Administrative Agent or any member of the Agent’s Group to any Lender including any such duty that would prevent or restrict the Agent’s Group from acting on behalf of customers (including the Borrowers or their Affiliates) or for its own account, except that the Administrative Agent shall perform all of its obligations that are expressly required by this Agreement or any other Loan Document to which it is a party.

10.3.       Duties of Administrative Agent; Exculpatory Provisions.

(a)           The Administrative Agent’s duties hereunder and under the other Loan Documents are solely ministerial and administrative in nature and the Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, but shall be required to act or refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written direction of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent will not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt, any action that may be in violation of the automatic stay under any debtor relief laws (including the Bankruptcy Code) or that may affect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any debtor relief laws (including the Bankruptcy Code).

(b)           The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 8.2) or (ii) in the absence of its own gross negligence or willful misconduct.  The Administrative Agent shall be deemed not to have knowledge of any Default or the event or events that give or may give rise to any Default unless (x) in the case of a Default arising under Section 7.2(a), the Administrative Agent has actual knowledge of such Default or (y) in the case of any Default other than a Default arising under Section 7.2(a), until the Parent or any Lender shall have given notice to the Administrative Agent describing such Default and such event or events.

(c)           Neither the Administrative Agent nor any member of the Agent’s Group shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty, representation or other information made or supplied in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith or the adequacy, accuracy and/or completeness of the information contained therein, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than (but subject to the foregoing clause (ii)) to confirm receipt of items expressly required to be delivered to the Administrative Agent.

(d)           Nothing in this Agreement or any other Loan Document shall require the Administrative Agent or any of its Related Parties to carry out any “know your customer” or other checks in relation to any Person on behalf of any Lender, and each Lender confirms to the Administrative Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Administrative Agent or any of its Related Parties.

10.4.       Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of an Advance that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless an officer of the Administrative Agent responsible for the transactions contemplated hereby shall have received notice to the contrary from such Lender prior to the making of such Advance, and in the case of a borrowing of Loans, such Lender shall not have made available to the Administrative Agent such Lender’s Pro Rata Share of such borrowing.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.5.       Delegation of Duties.

10.5.1.    General. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  Each such sub-agent and the Related Parties of the Administrative Agent and each such sub-agent shall be entitled to the benefits of all provisions of this Article X and Sections 9.6 and 11.1 (as though such sub-agents were the “Administrative Agent” under the Loan Documents) as if set forth in full herein with respect thereto.

10.5.2.    Sub-Agents.  Each Loan (other than a Swing Line Loan) denominated in any other Agreed Currency (other than Dollars) may, in the Administrative Agent’s sole discretion, be administered by a sub-agent of the Administrative Agent (each, an “Other Sub-Agent”).  If an Other Sub-Agent is appointed by the Administrative Agent to administer such a Loan denominated in such other Agreed Currency, all Borrowing Notices and Notices of Swing Line Borrowing, as the case may be, in such designated currencies shall be provided to such Other Sub-Agent in addition to the Administrative Agent on the dates and by the times specified in Article II. For all purposes of this Agreement, any Other Sub-Agent appointed by the Administrative Agent shall be deemed to be a sub-agent of the Administrative Agent and shall be entitled to exercise the same rights and be entitled to the same benefits of the Administrative Agent under this Agreement including any rights and benefits under Article II, Article III, Article X, and Sections 9.6 and 11.1 as though such Other Sub-Agent were the “Administrative Agent” under the Loan Documents.

10.6.       Non-Reliance on Administrative Agent and Other Lenders.

(a)           Each Lender confirms to the Administrative Agent, each other Lender and each of their respective Related Parties that it (i) possesses (individually or through its Related Parties) such knowledge and experience in financial and business matters that it is capable, without reliance on the Administrative Agent, any other Lender or any of their respective Related Parties, of evaluating the merits and risks (including Tax, legal, regulatory, credit, accounting and other financial matters) of (x) entering into this Agreement, (y) making Advances and other extensions of credit hereunder and under the other Loan Documents and (z) in taking or not taking actions hereunder and thereunder, (ii) is financially able to bear such risks and (iii) has determined that entering into this Agreement and making Advances and other extensions of credit hereunder and under the other Loan Documents is suitable and appropriate for it.

(b)           Each Lender acknowledges that (i) it is solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with this Agreement and the other Loan Documents, (ii) that it has, independently and without reliance upon the Administrative Agent, any other

Lender or any of their respective Related Parties, made its own appraisal and investigation of all risks associated with, and its own credit analysis and decision to enter into, this Agreement based on such documents and information, as it has deemed appropriate and (iii) it will, independently and without reliance upon the Administrative Agent, any other Lender or any of their respective Related Parties, continue to be solely responsible for making its own appraisal and investigation of all risks arising under or in connection with, and its own credit analysis and decision to take or not take action under, this Agreement and the other Loan Documents based on such documents and information as it shall from time to time deem appropriate, which may include, in each case:

(i)            the financial condition, status and capitalization of the Borrowers;

(ii)           the legality, validity, effectiveness, adequacy or enforceability of this Agreement and each other Loan Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Loan Document;

(iii)          determining compliance or non-compliance with any condition hereunder to the making of an Advance and the form and substance of all evidence delivered in connection with establishing the satisfaction of each such condition; and

(iv)          the adequacy, accuracy and/or completeness of any information delivered by the Administrative Agent, any other Lender or by any of their respective Related Parties under or in connection with this Agreement or any other Loan Document, the transactions contemplated hereby and thereby or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Loan Document; provided that this clause (iv) shall not affect any express obligations of Administrative Agent or any Lender under this Agreement to provide notices or information.

10.7.       Trust Indenture Act.  In the event that Citibank or any of its Affiliates shall be or become an indenture trustee under the Trust Indenture Act of 1939 (as amended, the “Trust Indenture Act”) in respect of any securities issued or guaranteed by any Borrower, the parties hereto acknowledge and agree that any payment or property received in satisfaction of or in respect of any Obligation of such Borrower hereunder or under any other Loan Document by or on behalf of Citibank in its capacity as the Administrative Agent for the benefit of any Lender or its affiliates under any Loan Document (other than Citibank or an Affiliate of Citibank) and which is applied in accordance with the Loan Documents shall be deemed to be exempt from the requirements of Section 311 of the Trust Indenture Act pursuant to Section 311(b)(3) of the Trust Indenture Act.

10.8.       No Other Duties, etc.  Anything herein to the contrary notwithstanding, none of the Persons acting as a Syndication Agent, a Documentation Agent, an Arranger, or a Joint Book

Manager listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, LC Issuer or as a Lender hereunder.

10.9.       Resignation by the Administrative Agent.

(a)           Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may at any time give notice of its resignation to the Parent and the Lenders.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor, which, if no Default under Sections 7.2, 7.6 or 7.7 exists, is approved by the Parent (which approval will not be unreasonably withheld), which shall be a commercial bank or trust company reasonably acceptable to the Parent.  If no such successor shall have been so appointed by the Required Lenders (and if applicable, approved by the Parent) and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (such 30-day period, the “Lender Appointment Period”), then the retiring Administrative Agent may on behalf of the Required Lenders, appoint a successor Administrative Agent, which shall be a bank or trust company with an office in New York, New York or Houston, Texas, or an Affiliate of any such bank, unless otherwise approved by the Parent in its reasonable discretion.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties as Administrative Agent of the retiring Administrative Agent, (ii) the retiring Administrative Agent shall be discharged from all of its duties and obligations as Administrative Agent hereunder or under the other Loan Documents and (iii) the successor Administrative Agent shall make such other arrangements satisfactory to the retiring Administrative Agent to effectively assume the obligations of the retiring Administrative Agent.  The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Parent and such successor.  After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article X and Sections 9.6 and 11.1 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

(b)           Any resignation pursuant to this Section by a Person acting as Administrative Agent shall, unless such Person shall notify the Parent and the Required Lenders otherwise, also act to relieve such Person and its Affiliates of any obligation to advance or issue new, or extend existing, Facility LCs where such advance, issuance or extension is to occur on or after the effective date of such resignation.

ARTICLE  XI
SETOFF; RATABLE PAYMENTS

11.1.       Setoff.  In addition to, and without limitation of, any rights of the Lenders under applicable law, if any Borrower becomes insolvent, however evidenced, or any Default occurs and is continuing, any and all deposits (general or special, time or demand, provisional or final) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of such Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured.  The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.  If any Defaulting Lender shall exercise any such right of setoff hereunder; (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.

11.2.       Ratable Payments; Sharing of Setoffs.  (a) If at any time insufficient funds are received by and available to the Administrative Agent or the applicable Swing Line Lender to pay fully all amounts of principal, unreimbursed Reimbursement Obligations, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed Reimbursement Obligations then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed Reimbursement Obligations then due to such parties.

(b)           If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in Reimbursement Obligations or Swing Line Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Obligations and Swing Line Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Obligations and Swing Line Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Obligations and Swing Line Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Obligations to any assignee or participant, other than to a Borrower or any Restricted Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).  Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

ARTICLE  XII
BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

12.1.       Successors and Assigns.  (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any LC Issuer that issues any Facility LC), except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any LC Issuer that issues any Facility LC), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the LC Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           (i)            Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A)          the Parent, provided that no consent of the Parent shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if a Default under Sections 7.2, 7.6 or 7.7 has occurred and is continuing, any other assignee;

(B)          the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of any Commitment to an assignee that is a Lender with a Commitment immediately prior to giving effect to such assignment or an Affiliate of such Lender;

(C)          each LC Issuer; and

(D)          each Swing Line Lender.

(ii)           Assignments shall be subject to the following additional conditions:

(A)          except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Parent and the Administrative Agent otherwise consent, provided that no such consent of the Parent shall be required if a Default under Sections 7.2, 7.6 or 7.7 has occurred and is continuing;

(B)          each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C)          the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $4,000; provided that that Administrative Agent may, in its sole discretion elect to waive such processing and recordation fee in the case of any Assignment and Assumption;

(D)          the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Parent and its related parties or its securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws;

(E)           no such assignment shall be made (x) to the Parent or any of the Parent’s Affiliates or Subsidiaries, or (y) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (y), or (z) to a natural person; and

(F)           in connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Parent and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Facility LCs and Swing Line Loans in accordance with its Pro Rata Share.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

For the purposes of this Section 12.1(b), the term “Approved Fund” has the following meaning:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(iii)          Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.1, 3.4, 3.5 and 9.6).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.1 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv)          The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each

Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the LC Issuers and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrowers, any LC Issuer and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)           Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.5.3, 2.21, 2.26.5, 2.26.10, or 9.6(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)           (i)            Any Lender may, without the consent of the Parent, the Administrative Agent, any LC Issuer or any Swing Line Lender, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent, the LC Issuers and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to

Section 8.2 that affects such Participant.  Subject to paragraph (c)(ii) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.4, and 3.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.1 as though it were a Lender, provided such Participant agrees to be subject to Section 11.2 as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(ii)           A Participant shall not be entitled to receive any greater payment under Section 3.1 or 3.5 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Parent’s prior written consent.  A Participant that acquires an interest in the Obligations of any Borrower shall not be entitled to the benefits of Section 3.5 unless such Participant agrees, for the benefit of the Borrower, to comply with Section 3.5(e) as though it were a Lender (it being understood the documentation required under Section 3.5(e) shall be delivered to the selling Lender).

(d)           Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank or other central banking authority, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

12.2.       Dissemination of Information.  Each Borrower authorizes each Lender to disclose to any Participant or eligible assignee or any other Person acquiring an interest in the Loan Documents by operation of law (each a “Transferee”) and any prospective Transferee any and all information in such Lender’s possession concerning the creditworthiness of the Parent and its Restricted Subsidiaries, including without limitation any information contained in any audit reports pertaining to the Parent’s and its Subsidiaries’ assets for internal use by the Administrative Agent from information furnished to it by or on behalf of the Parent after the Administrative Agent has exercised its right of inspection pursuant to this Agreement; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.11 of this Agreement.

ARTICLE  XIII
NOTICES

13.1.       Notices.  Except as otherwise permitted by Section 2.17 or this paragraph with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or, subject to Section 13.3, e-mail: to such party: in the case of any Borrower, at its address or facsimile number or e-mail address set out on the signature pages hereof, in the case of the Administrative Agent or the initial Swing Line Lender, at its address or facsimile number or e-mail address set out on Schedule 13.1 hereof, in the case of any Lender, at its address or facsimile number or e-mail address set out in its Administrative Questionnaire or in the case of any party, at such other address or facsimile number or e-mail address as such party may hereafter specify for the purpose by notice to the Administrative Agent and any Borrower in accordance with the provisions of this Section 13.1.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the day of receipt.

13.2.       Change of Address.  Any Borrower, the Administrative Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

13.3.       Electronic Communications.  Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent and the Parent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Parent may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.  Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

ARTICLE  XIV
COUNTERPARTS

This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Except as provided in Section 4.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or PDF shall be effective as delivery of a manually executed counterpart of this Agreement.

ARTICLE  XV
LIMITATION ON BORROWING SUBSIDIARIES

Notwithstanding anything in this Agreement to the contrary, no Borrowing Subsidiary shall be liable hereunder or provide credit support or collateral for any of the Loans made to, or any other Obligations incurred by the Parent.

ARTICLE  XVI
CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

16.1.       CHOICE OF LAW.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK. THIS AGREEMENT, THE NOTES, THE OTHER LOAN DOCUMENTS AND ANY FEE LETTER PERTAINING HERETO ACCEPTED BY THE PARENT CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

16.2.       CONSENT TO JURISDICTION.  (a) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK (OR THE STATE COURTS OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN IN THE EVENT THE SOUTHERN DISTRICT OF NEW YORK LACKS SUBJECT MATTER JURISDICTION), AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING BROUGHT BY ANY PERSON ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT IN ANY SUCH ACTION OR PROCEEDING.  EACH PARTY HERETO AGREES THAT A FINAL NONAPPEALABLE JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER

JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  EACH PARTY HERETO AGREES THAT ANY ACTION OR PROCEEDING BROUGHT BY THE PARENT OR ANY OTHER PARTY HERETO OR THEIR AFFILIATES ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS SHALL BE BROUGHT EXCLUSIVELY IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK (OR THE STATE COURTS OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN IN THE EVENT THE SOUTHERN DISTRICT OF NEW YORK LACKS SUBJECT MATTER JURISDICTION), AND ANY APPELLATE COURT FROM ANY THEREOF.

(b)           EACH BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (A) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(c)           EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 13.1.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

16.3.       WAIVER OF JURY TRIAL.  EACH BORROWER, THE ADMINISTRATIVE AGENT, EACH LC ISSUER, AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER  AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

[Signatures appear on the following pages.]

IN WITNESS WHEREOF, the Borrowers, the Lenders, the LC Issuer and the Administrative Agent have executed this Agreement as of the date first above written.

CAMERON INTERNATIONAL CORPORATION

By:	/s/ H. Keith Jennings
H. Keith Jennings
Vice President and Treasurer

Address:	1333 West Loop South, Suite 1700 Houston, Texas 77027

Attention:	H. Keith Jennings
Telephone:	(713) 513-3336
Telecopy:	(713) 513-3355
E-mail:	Keith.Jennings@c-a-m.com

CAMERON FLOW CONTROL TECHNOLOGY GMBH, CAMERON PETROLEUM (UK) LIMITED, CAMERON (SINGAPORE) PTE. LTD., CAMERON CANADA CORPORATION, CAMERON LUX V S.À R.L.

By:	/s/ H. Keith Jennings
H. Keith Jennings
Attorney in Fact

Address:	1333 West Loop South, Suite 1700 Houston, Texas 77027

Attention:	H. Keith Jennings
Telephone:	(713) 513-3336
Telecopy:	(713) 513-3355
E-mail:	Keith.Jennings@c-a-m.com

Signature Page to Credit Agreement

CITIBANK, N.A.,
individually, as Administrative Agent, and as LC Issuer

By:	/s/ Lisa Huang
Name:	Lisa Huang
Title:	Vice President

Signature Page to Credit Agreement

CITIBANK, N.A., individually, as Lender, and as Swing Line Lender

By:	/s/ Lisa Huang
Name:	Lisa Huang
Title:	Vice President

Signature Page to Credit Agreement

JPMORGAN CHASE BANK, N.A., individually, as Lender

By:	/s/ Thomas Okamoto
Name:	Thomas Okamoto
Title:	Authorized Signatory

Signature Page to Credit Agreement

BARCLAYS BANK PLC, individually, as Lender

By:	/s/ Tom Burton
Name:	Tom Burton
Title:	Authorized Signatory

Signature Page to Credit Agreement

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., individually, as Lender

By:	/s/ Andrew Oram
Name:	Andrew Oram
Title:	Managing Director

Signature Page to Credit Agreement

DNB CAPITAL LLC, individually, as Lender

By:	/s/ Jill Ilski
Name:	Jill Ilski
Title:	First Vice President

By:	/s/ Asulv Tveit
Name:	Asulv Tveit
Title:	Vice President

Signature Page to Credit Agreement

THE ROYAL BANK OF SCOTLAND PLC, individually, as Lender

By:	/s/ Matthew Main
Name:	Matthew Main
Title:	Authorised Signatory

Signature Page to Credit Agreement

BANK OF AMERICA, N.A., individually, as Lender

By:	/s/ Adam Rose
Name:	Adam Rose
Title:	Senior Vice President

Signature Page to Credit Agreement

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, individually, as Lender

By:	/s/ Vipul Dhadda
Name:	Vipul Dhadda
Title:	Authorized Signatory

By:	/s/ Samuel Miller
Name:	Samuel Miller
Title:	Authorized Signatory

Signature Page to Credit Agreement

STANDARD CHARTERED BANK, individually, as Lender

By:	/s/ Steven Aloupis
Name:	Steven Aloupis
Title:	Managing Director

By:	/s/ Robert K. Reddington
Name:	Robert K. Reddington
Title:	Credit Documentation Manager
Credit Documentation Unit, WB Legal-Americas

Signature Page to Credit Agreement

WELLS FARGO BANK, N.A., individually, as Lender

By:	/s/ Chris Kim
Name:	Chris Kim
Title:	Authorized Signatory

Signature Page to Credit Agreement

SCHEDULE I

PRICING SCHEDULE

I.  PRICING GRID

	LEVEL I	LEVEL II	LEVEL III	LEVEL IV	LEVEL V
(BPS)	A/A2 OR HIGHER	A-/A3	BBB+/BAA1	BBB/BAA2	BBB-/BAA3 OR LOWER
Financial Letter of Credit Fees	0.875%	1.00%	1.25%	1.375%	1.50%
Performance Letter of Credit Fees	0.4375%	0.50%	0.625%	0.6875%	0.75%
Documentary Letter of Credit Fees	0.21875%	0.25%	0.3125%	0.34375%	0.375%
Commitment Fee	0.08%	0.10%	0.125%	0.175%	0.225%
Eurocurrency Rate Loans	0.875%	1.00%	1.25%	1.375%	1.50%
Base Rate Loans	0.00%	0.00%	0.25%	0.375%	0.50%

For the purposes of this Schedule, the following terms have the following meanings,

“Moody’s Rating” means, at any time, the rating issued by Moody’s and then in effect with respect to the Parent’s senior unsecured long-term debt securities without third-party credit enhancement.

“S&P Rating” means, at any time, the rating issued by S&P and then in effect with respect to the Parent’s senior unsecured long-term debt securities without third-party credit enhancement.

“Status” means either Level I status, Level II status, Level III status, Level IV status or Level V status.

Pricing to be determined in accordance with the foregoing table based on the Parent’s Status as determined by the then-current Moody’s and S&P Ratings.  The credit rating in effect on any date for the purposes of this Schedule is that in effect at the close of business on such date.  If at any time the Parent has neither a Moody’s Rating nor an S&P Rating, then Level V status, or such other pricing level as may be agreed by the Parent, the Administrative Agent, and the Lenders, shall exist.  If the credit ratings from Moody’s and S&P fall within different categories, pricing shall be based on the higher of the two ratings unless the lower rating is two or more levels below the higher rating, in which case the rating which is one level below the higher rating

Schedule I - Pricing Schedule to Credit Agreement

will apply.  If at any time the Parent has either no Moody’s Rating or no S&P Rating, then pricing shall be based on the remaining rating.

Pricing Schedule to Credit Agreement

2

SCHEDULE II

COMMITMENT SCHEDULE

Lender	Commitment	Commitment Maturity Date	Jurisdiction of tax residence and HMRC DT Passport Scheme Number (if applicable)
Citibank, N.A.	$150,000,000	April 11, 2017	USA; 13/C/62301/DTTP
JPMorgan Chase Bank, N.A.	$150,000,000	April 11, 2017	USA; 13/M/268710/DTTP
Barclays Bank PLC	$125,000,000	April 11, 2017	UK; N/A
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$125,000,000	April 11, 2017	Japan; 13/B/322072/DTTP
DNB Capital LLC	$50,000,000	April 11, 2017	USA; N/A(1)
The Royal Bank of Scotland plc	$50,000,000	April 11, 2017	UK; N/A
Bank of America, N.A.	$25,000,000	April 11, 2017	USA; 13/B/7418/DTTP
Credit Suisse AG, Cayman Island Branch	$25,000,000	April 11, 2017	Switzerland; N/A
Standard Chartered Bank	$25,000,000	April 11, 2017	UK; N/A
Wells Fargo Bank, National Association	$25,000,000	April 11, 2017	USA; 13/W/61173/DTTP
TOTAL COMMITMENTS	$750,000,000

(1)  DNB Bank ASA, Grand Cayman Branch may act as Lending Installation for Advances to a UK Borrower.  Its jurisdiction of tax residence is USA and its HMRC DT Passport Scheme Number is 58/D/305668/DTTP.

Schedule II - Commitment Schedule to Credit Agreement

SCHEDULE III
LIENS

Liens of the Parent and its Subsidiaries accounted for as capital lease obligations of Parent or such Subsidiaries.

The Capital Lease balance as of December 31, 2013 is as follows:

Base Entities from POV:	Short Term CAP Leases (USD)	Long Term Cap Leases (USD)	Total (USD)
TOTDLG_LEGACY Drilling Legacy	714,099	1,350,307	2,064,406
TOTSUR_LEGACY Surface Legacy	7,789,737	12,460,302	20,250,039
TOTFLC_LEGACY Flow Control Legacy	6,038	0	6,038
TOTGRP DPS Group	(394)	158	(236)
CA10_108 Engineered Valves - Canada Edmonton CCV-Engineered Products	67,157	79,693	146,850
US10_108 Engineered Valves - Cameron International Cor	226,059	392,802	618,861
CA10_109 Process Valves - Cameron Canada Corporation	6,078	21,772	27,850
US10_109 Process Valves - Cameron International Corporation	141,481	239,228	380,709
CA10_107 Aftermarket - Cameron Canada Corporation	43,267	42,423	85,690
US10_107 Aftermarket - Cameron International Cor	342,178	524,027	866,205
CA10_110 Distributed Valves - Cameron Canada Corporation	228,893	254,932	483,825
IN10_110 Distributed Valves - Nutron Manufacuturers (India) Ltd	0	(62,780)	(62,780)
US10_110 Distributed Valves - Cameron International Corporation	284,904	388,157	673,061
US25_110 Distributed Valves - Newco Valves, LLC	0	135,000	135,000
CA10_111 Measurement - Cameron Canada Corporation	64,804	138,153	202,957
US18_111 Measurement - Temp Description	398,157	575,875	974,032
US10_106 CVM Group - Cameron International Cor	5,423	17,919	23,342
US10_102 Reciprocating - Cameron International Corporation	976,794	1,656,296	2,633,090
US10_101 Centrifugal - Cameron International Corporation	118,081	140,417	258,498
US11_103 CES - Cameron Solutions Inc	46,610	78,610	125,220
US11_105 SAC - Cameron Solutions Inc	52,161	72,576	124,737
CA10_104 PSE - Cameron Canada Corporation	88,327	110,656	198,983
US11_104 PSE - Cameron Solutions Inc	852,985	1,109,659	1,962,644
4900 Corporate (4900)	0	0	0
4931 Corporate HQ (4931)	21,441	31,115	52,556
TOTAL Cameron International Corporation	12,474,280	19,757,297	32,231,577

Schedule III to Credit Agreement

SCHEDULE IV
EXISTING LETTERS OF CREDIT

LC NO.	APPLICANT	ISSUE DATE	EXPIRY DATE	CURRENCY	ISSUED CURRENCY	USD VALUE	TYPE
63656172	Cameron International Corporation	12/1/10	11/30/14	USD	594,940.00	594,940.00	PERF
63656583	Cameron International Corporation	1/11/11	12/31/15	USD	11,323.00	11,323.00	PERF
63657162	Cameron International Corporation	3/15/11	2/1/16	AUD	21,005,290.34	19,726,068.16	PERF
63658612	Cameron International Corporation	9/14/11	6/16/14	USD	893,284.50	893,284.50	PERF
63658861	Cameron System Srl	10/17/11	11/30/15	EUR	227,737.50	319,424.62	PERF
63659109	Cameron International Corporation	11/4/11	11/30/14	USD	53,878.00	53,878.00	PERF
63659499	Cameron International Corporation	12/21/11	11/1/15	USD	125,565.50	125,565.50	PERF
63659501	Cameron International Corporation	12/23/11	6/15/15	USD	390,066.60	390,066.60	PERF
63659591	Cameron International Corporation	12/29/11	12/31/15	USD	149,500.00	149,500.00	PERF
63659613	Cameron International Corporation	1/9/12	1/15/15	USD	175,040.00	175,040.00	PERF
63659950	Cameron International Corporation	2/14/12	8/31/14	USD	58,900.00	58,900.00	PERF
63660111	Cameron International Corporation	3/1/12	6/30/14	USD	323,190.00	323,190.00	PERF
63660164	Cameron International Corporation	3/9/12	1/31/16	USD	1,078,002.80	1,078,002.80	PERF
63660165	Cameron International Corporation	3/8/12	11/4/14	USD	51,890.00	51,890.00	PERF
63660251	Cameron International Corporation	3/21/12	6/30/14	USD	185,936.00	185,936.00	PERF
63664867	Cameron International Corporation	5/4/12	8/31/14	USD	102,000.00	102,000.00	PERF
63664955	Cameron International Corporation	5/11/12	4/25/14	USD	268,600.00	268,600.00	PERF
63665120	Cameron International Corporation	5/30/12	8/16/14	EUR	128,500.00	180,234.10	PERF
63665176	Cameron International Corporation	6/6/12	5/30/15	USD	88,046.40	88,046.40	PERF
63665205	Cameron International Corporation	6/8/12	6/30/16	EUR	64,209.24	90,059.88	PERF
63665270	Cameron Italy Holding SRL	6/14/12	8/31/15	EUR	55,524.14	77,878.16	PERF
63665272	Cameron Italy Holding SRL	6/14/12	10/6/15	EUR	194,377.56	272,633.97	PERF
63665273	Cameron Italy Holding SRL	6/14/12	5/31/16	EUR	1,429,379.95	2,004,848.32	PERF
63665364	Cameron International Corporation	6/25/12	6/30/15	USD	303,849.42	303,849.42	PERF
63665389	Cameron International Corporation	6/27/12	12/31/14	USD	272,160.00	272,160.00	PERF
63665413	Cameron International Corporation	6/28/12	6/30/15	USD	18,301.00	18,301.00	PERF
63665433	Cameron International Corporation	6/29/12	6/30/14	USD	275,300.00	275,300.00	PERF
63665611	Cameron International Corporation	7/19/12	5/30/16	GBP	27,176.00	46,025.27	PERF
63665626	Cameron International Corporation	7/19/12	7/31/15	USD	61,116.40	61,116.40	PERF

Schedule IV to Credit Agreement

LC NO.	APPLICANT	ISSUE DATE	EXPIRY DATE	CURRENCY	ISSUED CURRENCY	USD VALUE	TYPE
63665630	Cameron International Corporation	7/19/12	6/30/14	EUR	55,786.53	78,246.19	PERF
63665685	Cameron International Corporation	7/26/12	7/15/14	USD	45,339.70	45,339.70	PERF
63665703	Cameron International Corporation	7/30/12	8/31/15	USD	18,700.00	18,700.00	PERF
63665910	Cameron International Corporation	8/28/12	11/30/16	USD	176,896.80	176,896.80	PERF
63665920	Cameron International Corporation	8/27/12	9/30/14	USD	8,500.00	8,500.00	PERF
63665929	Cameron International Corporation	8/28/12	3/31/15	USD	8,688,296.00	8,688,296.00	PERF
63665941	Cameron International Corporation	9/4/12	3/31/16	USD	4,344,148.00	4,344,148.00	PERF
63665942	Cameron International Corporation	8/31/12	12/31/15	USD	5,020,000.00	5,020,000.00	PERF
63665946	Cameron International Corporation	8/30/12	2/18/15	USD	330,928.10	330,928.10	PERF
63665959	Cameron International Corporation	8/30/12	9/15/14	USD	324,900.00	324,900.00	PERF
63665960	Cameron International Corporation	9/4/12	3/31/16	USD	399,750.00	399,750.00	PERF
63666049	Cameron International Corporation	9/12/12	7/17/14	USD	57,000.00	57,000.00	PERF
63666129	Cameron International Corporation	9/20/12	3/30/15	USD	158,500.00	158,500.00	PERF
63666303	Cameron International Corporation	10/11/12	11/30/15	USD	243,009.00	243,009.00	PERF
63666441	Cameron International Corporation	10/29/12	1/31/16	EUR	284,500.00	399,039.70	PERF
63666713	Cameron International Corporation	11/29/12	8/1/14	USD	221,797.00	221,797.00	PERF
63666838	Cameron International Corporation	12/10/12	5/30/16	USD	359,490.00	359,490.00	PERF
63666839	Cameron International Corporation	12/10/12	5/30/16	USD	359,490.00	359,490.00	PERF
63666867	Cameron International Corporation	12/12/12	10/7/16	USD	106,405.32	106,405.32	PERF
63666874	Cameron International Corporation	12/17/12	9/10/16	USD	633,604.10	633,604.10	PERF
63667119	Cameron International Corporation	1/9/13	5/31/16	USD	650,000.00	650,000.00	PERF
63667153	Cameron International Corporation	1/14/13	7/31/15	USD	1,966,527.41	1,966,527.41	PERF
63667228	Cameron International Corporation	1/24/13	12/31/14	USD	3,000,000.00	3,000,000.00	PERF
63667700	Cameron International Corporation	3/25/13	7/22/14	EUR	1,628,334.99	2,283,902.66	PERF
63667701	Cameron International Corporation	3/26/13	8/19/16	EUR	726,860.39	1,019,494.38	PERF
63667703	Cameron International Corporation	3/26/13	11/14/16	USD	45,492.95	45,492.95	PERF
63667704	Cameron International Corporation	3/26/13	6/21/16	EUR	230,862.15	323,807.25	PERF
63667725	Cameron International Corporation	4/1/13	8/1/16	EUR	25,474.20	35,730.11	PERF
63667731	Cameron International Corporation	3/28/13	11/15/15	PLN	111,000.00	37,839.90	PERF
63667732	Cameron International Corporation	3/28/13	7/22/14	EUR	1,628,334.99	2,283,902.66	PERF
63667909	Cameron International Corporation	4/17/13	6/30/15	USD	289,682.78	289,682.78	PERF

LC NO.	APPLICANT	ISSUE DATE	EXPIRY DATE	CURRENCY	ISSUED CURRENCY	USD VALUE	TYPE
63667918	Cameron International Corporation	4/17/13	9/30/15	USD	356,742.63	356,742.63	PERF
63667964	Cameron System Srl	4/24/13	11/3/15	EUR	190,000.00	266,494.00	PERF
63667966	Cameron System Srl	4/22/13	4/30/15	EUR	409,200.00	573,943.92	PERF
63667972	Cameron International Corporation	4/26/13	11/1/14	USD	26,644.40	26,644.40	PERF
63668005	Cameron International Corporation	5/6/13	11/14/16	USD	42,399.50	42,399.50	PERF
63668035	Cameron International Corporation	4/30/13	10/15/15	USD	356,742.63	356,742.63	PERF
63668056	Cameron System Srl	5/2/13	10/31/15	EUR	313,800.00	440,135.88	PERF
63668088	Cameron International Corporation	5/8/13	5/16/14	USD	3,236,953.40	3,236,953.40	PERF
63668101	Cameron International Corporation	5/8/13	7/12/16	EUR	658,439.02	923,526.57	PERF
63668237	Cameron International Corporation	5/23/13	6/30/15	USD	289,682.78	289,682.78	PERF
63668272	Cameron International Corporation	5/29/13	8/28/16	EUR	20,042.48	28,111.58	PERF
63668458	Cameron International Corporation	6/14/13	3/31/15	USD	148,750.00	148,750.00	PERF
63668597	Cameron International Corporation	7/2/13	6/30/14	USD	77,000.00	77,000.00	PERF
63668631	Cameron International Corporation	7/8/13	6/5/14	USD	1,333,346.80	1,333,346.80	PERF
63668634	Cameron International Corporation	7/9/13	7/31/15	USD	315,000.00	315,000.00	PERF
63668641	Cameron International Corporation	7/10/13	8/31/14	EUR	18,805.00	26,375.89	PERF
63668659	Cameron International Corporation	7/12/13	6/16/14	USD	256,683.00	256,683.00	PERF
63668660	Cameron International Corporation	7/12/13	6/16/14	USD	513,366.00	513,366.00	PERF
63668676	Cameron International Corporation	7/15/13	5/16/14	USD	5,868,975.60	5,868,975.60	PERF
63668709	Cameron International Corporation	7/17/13	4/15/14	USD	111,236.00	111,236.00	PERF
63668737	Cameron International Corporation	7/25/13	7/22/16	USD	1,051.55	1,051.55	PERF
63668738	Cameron International Corporation	7/22/13	2/28/15	USD	281,700.00	281,700.00	PERF
63668739	Cameron International Corporation	7/26/13	7/26/16	USD	4,626.10	4,626.10	PERF
63668751	Cameron International Corporation	8/1/13	6/30/14	USD	63,500.00	63,500.00	PERF
63668765	Cameron International Corporation	7/25/13	5/17/14	EUR	631,706.00	886,030.84	PERF
63668780	Cameron International Corporation	7/29/13	7/31/16	USD	42,267.95	42,267.95	PERF
63668804	Cameron International Corporation	7/30/13	5/4/14	USD	63,361.51	63,361.51	PERF
63668943	Cameron International Corporation	8/14/13	4/10/15	USD	62,692.80	62,692.80	PERF
63669095	Cameron Singapore Pte Ltd	9/6/13	1/31/15	USD	52,048.00	52,048.00	PERF
63669421	Cameron International Corporation	10/24/13	2/5/16	RUB	12,860,594.80	406,417.94	PERF
63669774	Cameron International Corporation	12/2/13	5/30/14	USD	80,000.00	80,000.00	PERF

LC NO.	APPLICANT	ISSUE DATE	EXPIRY DATE	CURRENCY	ISSUED CURRENCY	USD VALUE	TYPE
63669854	Cameron International Corporation	12/13/13	1/31/15	EUR	2,366,368.00	3,319,067.76	PERF
63669999	Cameron International Corporation	12/31/13	5/13/14	USD	346,284.35	346,284.35	FIN
63670207	Cameron International Corporation	1/27/14	10/15/15	USD	333,336.70	333,336.70	PERF
63670208	Cameron International Corporation	1/27/14	1/15/16	USD	690,663.27	690,663.27	PERF
63670209	Cameron International Corporation	1/27/14	7/31/15	USD	618,106.95	618,106.95	PERF
63670330	Cameron International Corporation	2/18/14	5/30/14	USD	108,035.00	108,035.00	PERF
63670331	Cameron International Corporation	2/18/14	5/30/14	USD	54,018.00	54,018.00	PERF
69600139	Cameron International Corporation	2/27/14	7/30/19	GBP	135,468.30	229,429.11	PERF
69600434	Cameron International Corporation	3/31/14	10/31/14	USD	239,000.00	239,000.00	PERF
69600495	Cameron System Srl	4/7/14	2/28/16	USD	411,000.00	411,000.00	PERF
69600513	Cameron International Corporation	4/8/14	1/31/15	USD	6,762,000.00	6,762,000.00	PERF
						92,355,230.52

SCHEDULE 13.1
AGENT’S ADDRESSES

Citibank, N.A., as Administrative Agent

1615 Brett Road,

Building #3 New Castle, DE 19720

Attn: Bank Loans Syndications Dept.

Tel. No.: (302) 894-6023

Fax No.: (212) 994-0961

Email: global.loans.support@citi.com

For Swing Line Loans denominated in Dollars:

Citibank, N.A.

1615 Brett Road,

Building #3 New Castle, DE 19720

Attn: Bank Loans Syndications Dept.

Tel. No.: (302) 894-6023

Fax No.: (212) 994-0961

Email: global.loans.support@citi.com

For Swing Line Loans denominated in Canadian Dollars:

Citibank, N.A. Canadian Branch

123 Front St. West, Suite 1100

Toronto, ON M5J 2M3

Attn: Bank Loans Syndications Dept.

Tel. No.:

(302) 894-6053 (Jacqueline)

(302) 894-6006 (Timothy)

Fax No.: (877) 806-2325

E-mails to:

canadianloansnotices@citi.com

Jacqueline.caine@Citi.com

Schedule 13.1 to Credit Agreement

Timothy.james@Citi.com

CC:                          global.loans.support@citi.com

For Swing Line Loans denominated in Euro or Sterling:

Citibank, N.A.,  London Branch

5th Floor, Citigroup Centre

25 Canada Square, Canary Wharf, London E14 5LB

Attention: Loans Agency

Tel. No.:

+48 22 657 7543 (Marta)

+48 22 657 7856   (Ewa)

+48226929079 (Wiktor)

Fax No.: +44 207 655 2380

E-mails to:

cibuk.loans@citi.com

Marta.pirog@Citi.com

Ewa.Dmochowska@Citi.com

Wiktor.susicki@citi.com

CC:                          global.loans.support@citi.com

EXHIBIT A-1

FORM OF BORROWING NOTICE

Date:

Citibank, N.A., as Administrative Agent(1)
Building #3
1615 Brett Road
New Castle, Delaware 19720

Attention:                                         Bank Loan Syndications Department

Dear Sirs:

We refer to that certain Credit Agreement dated as of April 11, 2014, (as amended, restated, modified, extended or supplemented from time to time, the “Agreement”) among Cameron International Corporation (the “Parent”), Cameron Flow Control Technology GmbH, Cameron Petroleum (UK) Limited, Cameron (Singapore) Pte. Ltd., Cameron Canada Corporation, Cameron Lux V S.à r.l., the lenders party thereto and Citibank, N.A., as Administrative Agent for the Lenders.  Unless otherwise defined herein, capitalized terms used in this Borrowing Notice have the meanings ascribed thereto in the Agreement.

We hereby give notice of our request for an Advance pursuant to Section 2.9 of the Agreement as follows:

1.                                      Name of Borrower:                                 .

2.                                      [If applicable] Name of Swing Line Lender:                                 .

3.                                      Agreed Currency of such Advance is                        and the amount of Advance is [$][€][£][CD$]                                  .

4.                                      Date of Advance is                                               .(2)

5.                                      [If applicable] Nature of Revolving Loan is by way of a[n] [Base Rate Advance, Eurocurrency Advance].

6.                                      [If applicable] Nature of Swing Line Loan is by way of a[n] [Base Rate Advance, Canadian Prime Rate Advance, Overnight Eurocurrency Rate Advance, Offered Rate Advance].

7.                                      [If applicable]  The Interest Period for the Eurocurrency Advance is                     months.

(1)  If borrowing of Canadian Dollar, Euro or Sterling Swing Line Loan, address to applicable Swing Line Lender with copy to Administrative Agent.

(2)  Three (3) Business Days’ notice required for Eurocurrency Advance.  Borrowing date must be a Business Day.

Exhibit A-1 to Credit Agreement

1

8.                                      As of the date of the Advance specified above, the rating given to the Parent’s long term unsecured and unsubordinated debt or as an issuer rating by Moody’s is                              and by S&P is                                 .

9.                                      We hereby confirm that each condition precedent in Section 4.2 of the Credit Agreement will be satisfied on the date of the Advance.

Yours truly,

[CAMERON INTERNATIONAL CORPORATION]
[CAMERON FLOW CONTROL TECHNOLOGY GMBH]
[CAMERON PETROLEUM (UK) LIMITED]
[CAMERON (SINGAPORE) PTE. LTD.]
[CAMERON CANADA CORPORATION]
[CAMERON LUX V S.À R.L.](3)

By:
Name:
Title:

(3)  Applicable single Borrower to be named.

2

EXHIBIT A-2

FORM OF CONVERSION NOTICE

Date:(4)

Citibank, N.A., as Administrative Agent
Building #3
1615 Brett Road
New Castle, Delaware 19720

Attention:                                         Bank Loan Syndications Department

Dear Sirs:

We refer to that certain Credit Agreement dated as of April 11, 2014, (as amended, restated, modified, extended or supplemented from time to time, the “Agreement”) among Cameron International Corporation (the “Parent”), Cameron Flow Control Technology GmbH, Cameron Petroleum (UK) Limited, Cameron (Singapore) Pte. Ltd., Cameron Canada Corporation, Cameron Lux V S.à r.l., the lenders party thereto and Citibank, N.A., as Administrative Agent for the Lenders.  Unless otherwise defined herein, capitalized terms used in this Conversion Notice have the meanings ascribed thereto in the Agreement.

We hereby give notice of a conversion of Revolving Loans pursuant to Section 2.10 of the Agreement.

We have outstanding [$][€][£][CD$]                               by way of Revolving Loans consisting of [Base Rate Advance, Eurocurrency Advance].

1.                                      Please convert [$][€][£][CD$]                               outstanding by way of Revolving Loans consisting of a[n] [Base Rate Advance, Eurocurrency Advance] into a[n] [Base Rate Advance, Eurocurrency Advance] of the same Agreed Currency.

2.                                      Date of conversion is                                               .(5)

3.                                      [If Applicable]  The Interest Period for the Eurocurrency Advance resulting from such conversion is          months, ending on                       .

4.                                      As of the date of conversion, the rating given to the Parent’s long term unsecured and unsubordinated debt or as an issuer rating by Moody’s is                    and by S&P is                       .

(4)  Notice shall be delivered to the Administrative Agent not later than (x) 11:00 a.m. (Eastern time) at least one (1) Business Day prior to the date of the requested conversion into a Base Rate Advance, (y) 11:00 a.m. (Eastern time) at least three (3) Business Days prior to the date of a requested conversion into a Eurocurrency Advance denominated in Dollars or Canadian Dollars, or (z) 11:00 a.m. (London time) at least three (3) Business Days prior to the date of a requested conversion into a Eurocurrency Advance denominated in Euro or Sterling.

(5)  Three (3) Business Days’ notice required for Eurocurrency Advance conversion.  Conversion date must be a Business Day.  Conversion of Eurocurrency Advance must be on the last day of the current Interest Period.

Exhibit A-2 to Credit Agreement

1

5.                                      As of the date of conversion, we hereby confirm that no Default has occurred and is continuing.

Yours truly,

[CAMERON INTERNATIONAL CORPORATION]
[CAMERON FLOW CONTROL TECHNOLOGY GMBH]
[CAMERON PETROLEUM (UK) LIMITED]
[CAMERON (SINGAPORE) PTE. LTD.]
[CAMERON CANADA CORPORATION]
[CAMERON LUX V S.À R.L.](6)

By:
Name:
Title:

(6)  Applicable single Borrower to be named.

2

EXHIBIT A-3

FORM OF CONTINUATION NOTICE

Date:(7)

Citibank, N.A., as Administrative Agent
Building #3
1615 Brett Road
New Castle, Delaware 19720

Attention:                                         Bank Loan Syndications Department

Dear Sirs:

We refer to that certain Credit Agreement dated as of April 11, 2014, (as amended, restated, modified, extended or supplemented from time to time, the “Agreement”) among Cameron International Corporation (the “Parent”), Cameron Flow Control Technology GmbH, Cameron Petroleum (UK) Limited, Cameron (Singapore) Pte. Ltd., Cameron Canada Corporation, Cameron Lux V S.à r.l., the lenders party thereto and Citibank, N.A., as Administrative Agent for the Lenders.  Unless otherwise defined herein, capitalized terms used in this Continuation Notice have the meanings ascribed thereto in the Agreement.

We hereby give notice of a continuation of a Eurocurrency Advance pursuant to Section 2.10 of the Agreement.

1.                                      We have outstanding [$][€][£][CD$]                               by way of a Eurocurrency Advance.  The Interest Period in respect of such Eurocurrency Advance ends on                                 , 20        .  On such date, please continue such Eurocurrency Advance in the same Agreed Currency such that the subsequent Interest Period is            months, ending on                   , 20      .

2.                                      As of the date of continuation, the rating given to the Parent’s long term unsecured and unsubordinated debt or as an issuer rating by Moody’s is                  and by S&P is                     .

3.                                      As of the date of continuation, we hereby confirm that no Default has occurred and is continuing.

Yours truly,

[CAMERON INTERNATIONAL CORPORATION]
[CAMERON FLOW CONTROL TECHNOLOGY GMBH]

(7)  Notice shall be delivered to the Administrative Agent not later than (x) 11:00 a.m. (Eastern time) at least three (3) Business Days prior to the date of a requested continuation of a Eurocurrency Advance denominated in Dollars or Canadian Dollars, or (y) 11:00 a.m. (London time) at least three (3) Business Days prior to the date of a requested continuation of a Eurocurrency Advance denominated in Euro or Sterling.

Exhibit A-1 to Credit Agreement

1

[CAMERON PETROLEUM (UK) LIMITED]
[CAMERON (SINGAPORE) PTE. LTD.]
[CAMERON CANADA CORPORATION]
[CAMERON LUX V S.À R.L.](8)

By:
Name:
Title:

(8)  Applicable single Borrower to be named.

2

EXHIBIT B
FORM OF IN-HOUSE COUNSEL OPINION

April [  ], 2014

Citibank, N.A., as Administrative Agent

and

Each of the Financial Institutions
Identified on 0 hereto

Ladies and Gentlemen:

I have acted as General Counsel for Cameron International Corporation, a Delaware corporation (the “Parent”), and as corporate counsel for each of Cameron Flow Control Technology GmbH, Cameron Petroleum (UK) Limited, Cameron (Singapore) Pte. Ltd., Cameron Canada Corporation, and Cameron Lux V S.à.r.l. (each a “Borrowing Subsidiary” and collectively, the “Borrowing Subsidiaries”), in connection with the Credit Agreement dated as of April [  ], 2014 (the “Credit Agreement”), among the Parent, the Borrowing Subsidiaries, the Lenders and other financial institutions from time to time party to the Credit Agreement, Citibank, N.A., as administrative agent (the “Agent”), providing for extensions of credit to the Parent and the Borrowing Subsidiaries.  Terms defined in the Credit Agreement, and not otherwise defined in this opinion letter, have the meanings given them in the Credit Agreement.

This opinion is delivered to the addressees hereof upon the express instructions and request of the Parent pursuant to Section 4.1.1(h) of the Credit Agreement.

In rendering the opinion expressed below, I have examined originals, or copies certified or otherwise identified to my satisfaction, of such corporate records, agreements, instruments and documents of the Parent and the Borrowing Subsidiaries, and certificates or other statements of public officials and corporate officers, and have made such other investigation of fact and law, as I have deemed necessary in connection with the opinions set forth herein. In my examination, I have assumed the genuineness of all documents submitted to me as originals and the conformity to originals of all documents submitted to me as copies.

Based upon the foregoing, and subject to the comments and exceptions hereinafter set forth, and having regard for such legal considerations I deem relevant, I am of the opinion that:

The Parent is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware. The Parent is, to the extent required and appropriate under applicable law, duly qualified, in good standing and duly authorized to conduct business as a foreign corporation in the jurisdictions specified in Schedule II hereto.

The Parent has all requisite corporate power and authority to execute, deliver and perform its obligations under each of the Loan Documents, as defined in the Credit Agreement, to which it is a party, to own its assets and to carry on its business as presently conducted.

Exhibit B to Credit Agreement

1

The execution, delivery and performance by the Parent and each Borrowing Subsidiary of each of the Loan Documents to which it is a party do not 4. violate any provision of law, rule or regulation (including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System), or of any order, writ, judgment, decree, determination or award, which is presently in effect having applicability to such company, 5. conflict with or result in a breach of, or constitute a default under, the certificate or articles of incorporation, bylaws or other charter documents of the Parent or any Borrowing Subsidiary, 6. conflict with or result in a breach of, or constitute a default under, any material indenture, loan or credit agreement or other agreement or instrument for borrowed money known to me to which the Parent or any Borrowing Subsidiary is a party or by which the Parent or any Borrowing Subsidiary or any of any such company’s property is bound, or 7. result in or require the creation or imposition of any Lien of any nature (except Liens permitted under the Credit Agreement) upon or with respect to any of the properties now owned or hereafter acquired by the Parent or any Borrowing Subsidiary.

Each of the Loan Documents has been duly authorized, executed and delivered by the Parent and any Borrowing Subsidiary party thereto.

No authorization, consent, approval, license, qualification or formal exemption from or filing, declaration or registration with, any court, governmental agency or other regulatory authority or any securities exchange is required in connection with the execution, delivery or performance by the Parent or any Borrowing Subsidiary of the Loan Documents to which it is a party, except such as have been previously obtained and remain in full force and effect.

There is no action, suit, proceeding, governmental investigation or arbitration pending or, to my knowledge, threatened against the Parent or any Borrowing Subsidiary or any material property thereof before any court or arbitrator or any governmental or administrative body, agency or official which 8. challenges the validity, or seeks to enjoin the performance of, any Loan Document or 9. could reasonably be expected to have a Material Adverse Effect.

The Parent is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

With respect to the opinion set forth in paragraph 0 above, to the extent appropriate, I have relied exclusively upon certificates provided to me by the secretaries of state (or equivalent officials) of the jurisdictions in which the Parent is incorporated and in which it is qualified to do business.

With respect to the opinion set forth in paragraph 4 above, insofar as a review of the indentures, loan or credit agreements or other agreements or instruments for borrowed money, I have reviewed only those instruments filed with the Securities and Exchange Commission as an exhibit to any of the Parent’s Form 10-Q, 10-K or 8-K reports or Registration Statements on Form S 4.

With respect to the opinion set forth in paragraph 8 above, I have made inquiry of those attorneys in the legal department of the Parent who are responsible for managing litigation, have caused a search of the pending litigation to be made in the District Clerk’s office for Harris

2

County, Texas and the Clerk for the U.S. District Court for the Southern District of Texas, and have relied on the Parent’s disclosure of legal proceedings in its Form 10-K for the year ended December 31, 2013.

This opinion is limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

This opinion is limited to such laws and facts as they presently exist. I assume no obligation to revise or supplement this opinion should the present General Corporation Law of the State of Delaware or applicable federal laws of the United States of America be changed by legislative action, judicial decision or otherwise.

This opinion letter is furnished solely for your benefit in connection with the transactions referred to in the Credit Agreement and may not, without my permission, be circulated to, or relied upon by, any other Person, except Vinson & Elkins LLP, the Agent, the Lenders, any party that becomes a Participant, Lender or Agent under the Credit Agreement after the date hereof pursuant to the terms of the Credit Agreement, and any of their respective auditors, attorneys, loan participants, and assignees or as required by law or order of a court or other legal process.

Very truly yours,

DRAFT

William C. Lemmer

3

SCHEDULE I
LENDERS

The Administrative Agent under the Credit Agreement referred to above

Each Lender that is, as of the date hereof, a party to the Credit Agreement referred to above

4

SCHEDULE II
JURISDICTIONS

Norway

Alberta, Canada

1

EXHIBIT C
FORM OF COMPLIANCE CERTIFICATE

To:                             The Lenders parties to the

Credit Agreement Described Below

This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of April 11, 2014, (as amended, restated, modified, extended or supplemented from time to time, the “Agreement”) among Cameron International Corporation (the “Parent”), Cameron Flow Control Technology GmbH, Cameron Petroleum (UK) Limited, Cameron (Singapore) Pte. Ltd., Cameron Canada Corporation, Cameron Lux V S.à r.l., the lenders party thereto and Citibank, N.A., as Administrative Agent for the Lenders.  Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES, IN THE CAPACITY OF                          OF THE PARENT AND NOT IN AN INDIVIDUAL CAPACITY, THAT:

1.                                      I am the duly elected                                          of the Parent;

2.                                      I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Parent and its Subsidiaries during the accounting period covered by the attached financial statements;

3.                                      The examinations described in Section 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default that occurred and is continuing as of the date of this Certificate, except as set out below; and

4.                                      Schedule I attached hereto sets forth financial data and computations evidencing the Parent’s compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct, including reasonably detailed calculations by management reflecting the effect on the financial statements furnished hereunder of excluding Unrestricted Subsidiaries.

5.                                      With respect to the determination of the interest rates to be paid for Advances, the LC Fee rates and the Commitment Fee rates, Level [      ] status (as set forth in the Pricing Schedule to the Agreement) exists as of the date hereof.

Described below are the exceptions, if any, to Section 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which any Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

Exhibit C to Credit Agreement

1

6.                                      (a)The [quarterly] [annual] financial statements required to be furnished by Parent under Section 6.1[(a)(i)][(b)(i)] of the Agreement are available on-line through EDGAR.

(b) The [quarterly] [annual] financial statements required to be furnished by Parent under Section 6.1[(a)(ii)][(b)(ii)] of the Agreement are attached as Schedule II hereto.  Such financial statements fairly present the financial condition, results of operations, shareholders’ equity and cash flows of the Unrestricted Subsidiaries on a combined consolidated basis in accordance with Agreement Accounting Principles, subject only to [normal year end adjustments and] the absence of inapplicable footnotes.

The foregoing certifications, together with the computations set out in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this day of                            , 201    .

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate in the capacity of                                   of the Parent, and not in an individual capacity, as of the date first set forth above.

CAMERON INTERNATIONAL CORPORATION

By:
Name:
Title:

2

SCHEDULE I
TO COMPLIANCE CERTIFICATE

Compliance as of                             , 201     with
Provisions of  Sections 6.20 of the Agreement

3

SCHEDULE II
TO COMPLIANCE CERTIFICATE

Quarterly/Annual Financial Statements of the Unrestricted Subsidiaries

4

EXHIBIT D
FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT(9)

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, modified, extended or supplemented from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.                                                                                      Assignor:

1.                                      Assignee:

[and is an Affiliate/Approved Fund (as defined in Section 12.1 of the Credit Agreement) of [identify Lender](10)]

2.                                      Borrower(s):                                                                             Cameron International Corporation, and certain Borrowing Subsidiaries

3.                                      Administrative Agent: Citibank, N.A., as the administrative agent under the Credit Agreement

(10)  Select as applicable.

Exhibit D to Credit Agreement

1

4.                                      Credit Agreement:                                             The Credit Agreement dated as of April 11, 2014, (as amended, restated, modified, extended or supplemented from time to time, the “Credit Agreement”) among Cameron International Corporation, Cameron Flow Control Technology GmbH, Cameron Petroleum (UK) Limited, Cameron (Singapore) Pte. Ltd., Cameron Canada Corporation, Cameron Lux V S.à r.l., the lenders party thereto and Citibank, N.A., as Administrative Agent for the Lenders.

5.                                      Assigned Interest:

Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans(11)		Commitment Maturity Date of Assigned Commitment/Loans
$	$		%
$	$		%
$	$		%

Effective Date:                                    , 20       [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Parent and its Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

(11)  Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

2

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR:

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE:

[NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to and](12) Accepted:

CITIBANK, N.A., as Administrative Agent

By:
Name:
Title:

[Consented to:](13)

[NAME OF RELEVANT PARTY]

By:
Name:
Title:

(12)  To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

(13)  To be added only if the consent of the Parent and/or other parties (e.g. Swing Line Lenders, LC Issuers) is required by the terms of the Credit Agreement.

3

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.                                      Representations and Warranties.

1.1                               Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Parent, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Parent, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2                               Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.1(a) or (b) thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a not a U.S. Person, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.                                      Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

4

3.                                      General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

5

EXHIBIT E
FORM OF LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION

To Citibank, N.A.,

as Administrative Agent (the “Administrative Agent”) and Swing Line Lender, under the Credit Agreement

Described Below.

Re:                             Credit Agreement dated as of April 11, 2014, (as amended, restated, modified, extended or supplemented from time to time, the “Credit Agreement”) among Cameron International Corporation, Cameron Flow Control Technology GmbH, Cameron Petroleum (UK) Limited, Cameron (Singapore) Pte. Ltd., Cameron Canada Corporation, Cameron Lux V S.à r.l., the lenders party thereto and Citibank, N.A., as Administrative Agent for the Lenders.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

Each of the Administrative Agent and the Swing Line Lenders is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Advances or other extensions of credit from time to time until receipt by the Administrative Agent or the applicable Swing Line Lender, of a specific written revocation of such instructions by any Borrower, provided that the Administrative Agent and the Swing Line Lenders may otherwise transfer funds as hereafter directed in writing by any Borrower in accordance with Section 13.1 of the Credit Agreement or based on any telephonic notice made in accordance with Section 2.17 of the Credit Agreement.

Facility Identification Number(s)

Customer/Account Name

Transfer Funds To

For Account No.

Reference/Attention To

Authorized Officer (Customer Representative)	Date

(Please Print)	Signature

Bank Officer Name	Date

(Please Print)	Signature

(Deliver Completed Form to Credit Support Staff For Immediate Processing)

Exhibit E to Credit Agreement

1

EXHIBIT F-1
FORM OF REVOLVING NOTE

[Date]

For value received, [Cameron International Corporation] [Cameron Flow Control Technology GmbH] [Cameron Petroleum (UK) Limited] [Cameron (Singapore) Pte. Ltd.] [Cameron Canada Corporation] [Cameron Lux V S.à r.l.](14) (the “Borrower”), hereby promises to pay to                  (the “Lender”) the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Article II of the Credit Agreement (as hereinafter defined), in immediately available funds in the manner and at times and locations specified in the Credit Agreement, together with interest on the unpaid principal amount hereof at the rates and on the dates set out in the Credit Agreement.  The Borrower shall pay the principal of and accrued and unpaid interest on such Loans in full on the Commitment Maturity Date.

This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of April 11, 2014 (as amended, restated, modified, extended or supplemented from time to time, the “Credit Agreement”), among the Borrower, [Cameron International Corporation,] [Cameron Flow Control Technology GmbH,] [Cameron Petroleum (UK) Limited,] [Cameron (Singapore) Pte. Ltd.,] [Cameron Canada Corporation] [and] [Cameron Lux V S.à r.l.](15), as borrowers, the lenders party thereto and Citibank, N.A., as Administrative Agent, to which Credit Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated.  This Note is guaranteed pursuant to the Guaranty, all as more specifically described in the Credit Agreement, and reference is made to the Guaranty for a statement of the terms and provisions thereof.  Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Credit Agreement.

Both principal and interest are payable at the times and locations specified in the Credit Agreement to Citibank, N.A., as Administrative Agent, in same day funds.  The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder; provided that the failure of the Lender to make any such recordation shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

(14)  Applicable single Borrower to be named.

(15)  All other Borrowers (other than named Borrower above) to be listed.

Exhibit F-1 to Credit Agreement

1

Notwithstanding all other provisions of this Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum amount of interest that, under applicable law, may be contracted for, charged, or received on this Note, and this Note is expressly made subject to the provisions of the Credit Agreement that more fully set out the limitations on how interest accrues hereon. The term “applicable law” as used in this Note shall mean the laws of the State of New York or the laws of the United States, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.  This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

This Note is a registered note for U.S. federal income tax purposes. The Administrative Agent shall maintain a register in which it shall record the name of the Lender and no transfer shall be effective until such transfer is recorded on the register. Prior to the recordation in the register, the Borrower may treat the person in whose name this Note is registered as the Lender for the purpose of receiving payments and for all other purposes of this Note and the Credit Agreement.

[Signature appears on the following page]

2

[CAMERON INTERNATIONAL CORPORATION]
[CAMERON FLOW CONTROL TECHNOLOGY GMBH]
[CAMERON PETROLEUM (UK) LIMITED]
[CAMERON (SINGAPORE) PTE. LTD.]
[CAMERON CANADA CORPORATION]
[CAMERON LUX V S.À R.L.](16)

By:
Print Name:
Title:

(16)  Applicable single Borrower to be named.

3

SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL

Date	Principal Amount of Loan	Maturity of Interest Period	Principal Amount Paid	Unpaid Balance

4

EXHIBIT F-2
FORM OF SWING LINE NOTE

[Date]

For value received, [Cameron International Corporation] [Cameron Flow Control Technology GmbH] [Cameron Petroleum (UK) Limited] [Cameron (Singapore) Pte. Ltd.] [Cameron Canada Corporation] [Cameron Lux V S.à r.l.](17) (the “Borrower”) hereby promises to pay to [                  ], as Swing Line Lender under the Credit Agreement, as hereinafter defined (the “Swing Line Lender”),  the aggregate unpaid principal amount of all Swing Line Loans made by the Swing Line Lender to the Borrower pursuant to Article II of the Credit Agreement (as hereinafter defined), in immediately available funds in the manner and at times and locations specified in the Credit Agreement, together with interest on the unpaid principal amount hereof at the rates and on the dates set out in the Credit Agreement.  The Borrower shall pay the principal of and accrued and unpaid interest on such Swing Line Loans in full on the Commitment Maturity Date.

This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of April 11, 2014 (as amended, restated, modified, extended or supplemented from time to time, the “Credit Agreement”), among the Borrower, [Cameron International Corporation,] [Cameron Flow Control Technology GmbH,] [Cameron Petroleum (UK) Limited,] [Cameron (Singapore) Pte. Ltd.,] [Cameron Canada Corporation] [and] [Cameron Lux V S.à r.l.](18), as borrowers, the lenders party thereto and Citibank, N.A., as Administrative Agent, to which Credit Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated.  This Note is guaranteed pursuant to the Guaranty, all as more specifically described in the Credit Agreement, and reference is made to the Guaranty for a statement of the terms and provisions thereof.  Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Credit Agreement.

Both principal and interest are payable at the times and locations specified in the Credit Agreement to the Swing Line Lender, in same day funds.  The Swing Line Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Swing Line Loan and the date and amount of each principal payment hereunder; provided that the failure of the Swing Line Lender to make any such recordation shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

This note may be held by the Swing Line Lender for the account of its applicable lending office and, except as otherwise provided in the Credit Agreement, may be transferred from one lending office of the Swing Line Lender to another lending office of the Swing Line Lender from time to time as the Swing Line Lender may determine.

(17)  Applicable single Borrower to be named.

(18)  All other Borrowers (other than named Borrower above) to be listed.

Exhibit F-2 to Credit Agreement

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Notwithstanding all other provisions of this Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum amount of interest that, under applicable law, may be contracted for, charged, or received on this Note, and this Note is expressly made subject to the provisions of the Credit Agreement that more fully set out the limitations on how interest accrues hereon. The term “applicable law” as used in this Note shall mean the laws of the State of New York or the laws of the United States, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.  This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

This Note is a registered note for U.S. federal income tax purposes. The Administrative Agent shall maintain a register in which it shall record the name of the Swing Line Lender and no transfer shall be effective until such transfer is recorded on the register. Prior to the recordation in the register, the Borrower may treat the person in whose name this Note is registered as the Swing Line Lender for the purpose of receiving payments and for all other purposes of this Note and the Credit Agreement.

[Signature appears on the following page]

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[CAMERON INTERNATIONAL CORPORATION]
[CAMERON FLOW CONTROL TECHNOLOGY GMBH]
[CAMERON PETROLEUM (UK) LIMITED]
[CAMERON (SINGAPORE) PTE. LTD.]
[CAMERON CANADA CORPORATION]
[CAMERON LUX V S.À R.L.](19)

By:
Print Name:
Title:

(19)  Applicable single Borrower to be named.

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SCHEDULE OF SWING LINE LOANS AND PAYMENTS OF PRINCIPAL

Date	Principal Amount of Swing Line Loan	Maturity of Interest Period	Principal Amount Paid	Unpaid Balance

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EXHIBIT G
FORM OF JOINDER AGREEMENT

Reference is made to the Credit Agreement dated as of April 11, 2014, (as amended, restated, modified, extended or supplemented from time to time, the “Agreement”) among Cameron International Corporation, Cameron Flow Control Technology GmbH, Cameron Petroleum (UK) Limited, Cameron (Singapore) Pte. Ltd., Cameron Canada Corporation, Cameron Lux V S.à r.l. (the “Borrowers”), the lenders party thereto and Citibank, N.A., as Administrative Agent for the Lenders.  Capitalized terms used herein but not defined herein shall have the meanings specified by the Credit Agreement.                                                   , a                          (the “Borrowing Subsidiary”), hereby agrees with the Administrative Agent, the Lenders and the Borrowers as follows:

In accordance with Section 2.24 of the Credit Agreement, the Borrowing Subsidiary hereby (a) joins the Credit Agreement as a party thereto and shall have all the rights of a Borrower and assumes all the obligations of a Borrower under the Credit Agreement and the other Loan Documents to which the other Borrowing Subsidiaries are a party, (b) agrees to be bound by the provisions of the Credit Agreement or such other Loan Documents as if the Borrowing Subsidiary had been an original party to the Credit Agreement or such other Loan Documents, and (c) confirms that, after joining the Credit Agreement and the other Loan Documents as set forth above, the representations and warranties set forth in the Credit Agreement and the other Loan Documents with respect to the Borrowing Subsidiary are true and correct in all material respects as of the date of this Joinder Agreement and that no Default or Unmatured Default has occurred and is continuing.

The Borrowing Subsidiary shall cooperate with the Administrative Agent and the Lenders and execute such further instruments and documents as the Administrative Agent or the Lenders shall reasonably request to effect, to the reasonable satisfaction of the Administrative Agent and the Lenders, the purposes of this Joinder Agreement.

THIS WRITTEN AGREEMENT AND THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

IN WITNESS WHEREOF this Joinder Agreement is executed and delivered as of the        day of                 , 20    .

[BORROWING SUBSIDIARY]

By:
Print Name:
Title:

Exhibit G to Credit Agreement

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EXHIBIT H
FORM OF GUARANTY

[See attached.]

Exhibit H to Credit Agreement

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GUARANTY

This Guaranty is made as of April 11, 2014 (“Guaranty”), by Cameron International Corporation, a Delaware corporation (the “Guarantor”), in favor of the Administrative Agent, the LC Issuers (as hereinafter defined) and the Lenders (as hereinafter defined) (collectively, the “Guaranteed Parties”).

R E C I T A L S:

A.                                    The Guarantor, Cameron Petroleum (UK) Limited (the “UK Borrower”), Cameron Flow Control Technology GmbH (the “German Borrower”), Cameron (Singapore) Pte. Ltd. (the “Singapore Borrower”), Cameron Canada Corporation (the “Canadian Borrower”), Cameron Lux V S.à r.l. (the “Luxembourg Borrower”), the financial institutions named therein as lenders (the “Lenders”), Citibank, N.A., JPMorgan Chase Bank, N.A., Barclays Bank plc and The Bank of Tokyo-Mitsubishi UFJ, Ltd. (collectively, the “LC Issuers”), and Citibank, N.A. as Administrative Agent (the “Administrative Agent”), have entered into that certain Credit Agreement dated as of the date hereof (as amended, restated, modified, extended or supplemented from time to time, the “Credit Agreement”).  Each capitalized term used but not otherwise defined herein shall have the meaning ascribed to such term by the Credit Agreement.

B.                                    The Guarantor is the parent of the UK Borrower, the German Borrower, the Singapore Borrower, the Canadian Borrower, the Luxembourg Borrower, any other Borrowing Subsidiary, and each Subsidiary at whose request any Facility LC is issued pursuant to the Credit Agreement, and will receive substantial and direct benefits from the extensions of credit contemplated by the Credit Agreement and is entering into this Guaranty to induce the Administrative Agent, the LC Issuers and the Lenders to enter into the Credit Agreement and extend credit to the Borrowing Subsidiaries and such other Subsidiaries thereunder.

C.                                    The execution and delivery of this Guaranty is a condition precedent to the obligation of the Lenders and the LC Issuers to extend credit to the Borrowing Subsidiaries pursuant to the Credit Agreement.

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration and as an inducement to the Lenders to enter into the Credit Agreement and extend credit to the Borrowing Subsidiaries and the LC Issuers to issue Facility LCs at the request of Subsidiaries, the Guarantor hereby agrees as follows:

1.                                      The Guarantor hereby absolutely, irrevocably and unconditionally guarantees prompt, full and complete payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of (a) the principal of and interest on the Loans made by the Lenders to, and the Note(s) held by each Lender of, each Borrowing Subsidiary and (b) all other amounts from time to time owing to the Guaranteed Parties by each Borrowing Subsidiary and each other Subsidiary under the Credit Agreement, the Notes and the other Loan Documents, including without limitation all “Obligations” (as defined in the Credit Agreement) of the Borrowing Subsidiaries and the other Subsidiaries (collectively, the “Guaranteed Debt”).  This is a guaranty of payment, not a guaranty of collection.

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2.                                      The Guarantor waives notice of the acceptance of this Guaranty and of the extension or incurrence of the Guaranteed Debt or any part thereof.  The Guarantor further waives presentment, protest, notice, filing of claims with a court in the event of receivership, bankruptcy or reorganization of any Borrowing Subsidiary or any other Subsidiary, demand or action on delinquency in respect of the Guaranteed Debt or any part thereof, including any right to require any Guaranteed Party to sue any Borrowing Subsidiary or any other Subsidiary, any other guarantor or any other person obligated with respect to the Guaranteed Debt or any part thereof, or otherwise to enforce payment thereof against any collateral securing the Guaranteed Debt or any part thereof.

3.                                      The Guarantor hereby agrees that, to the fullest extent permitted by law, its obligations hereunder shall be continuing, absolute and unconditional under any and all circumstances and not subject to any reduction, limitation, impairment, termination, defense (other than payment in full, subject however to Section 6 hereof), reduction by setoff or counterclaim, or recoupment whatsoever (all of which are hereby expressly waived by it to the fullest extent permitted by law), whether by reason of any claim of any character whatsoever, including, without limitation, any claim of waiver, release, surrender, alteration or compromise.  The validity and enforceability of this Guaranty shall not be impaired or affected by any of the following: (a) any extension, modification or renewal of, or indulgence with respect to, or substitution for, the Guaranteed Debt or any part thereof or any agreement relating thereto at any time; (b) any failure or omission to perfect or maintain any lien on, or preserve rights to, any security or collateral or to enforce any right, power or remedy with respect to the Guaranteed Debt or any part thereof or any agreement relating thereto, or any collateral securing the Guaranteed Debt or any part thereof; (c) any waiver of any right, power or remedy or of any default with respect to the Guaranteed Debt or any part thereof or any agreement relating thereto or with respect to any collateral securing the Guaranteed Debt or any part thereof; (d) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral securing the Guaranteed Debt or any part thereof, any other guaranties with respect to the Guaranteed Debt or any part thereof, or any other obligations of any person thereof; (e) the enforceability or validity of the Guaranteed Debt or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Guaranteed Debt or any part thereof; (f) the application of payments received from any source to the payment of indebtedness other than the Guaranteed Debt, any part thereof or amounts which are not covered by this Guaranty even though the Guaranteed Parties might lawfully have elected to apply such payments to any part or all of the Guaranteed Debt or to amounts which are not covered by this Guaranty; (g) any change of ownership of any Borrowing Subsidiary or any other Subsidiary or the insolvency, bankruptcy or any other change in legal status of any Borrowing Subsidiary or any other Subsidiary; (h) any change in, or the imposition of, any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Guaranteed Debt; (i) the failure of any Borrowing Subsidiary or any other Subsidiary to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Guaranteed Debt or this Guaranty, or to take any other action required in connection with the performance of all obligations pursuant to the Guaranteed Debt or this Guaranty; (j) the existence of any claim, setoff or other rights which the Guarantor may have at any time against any Borrowing Subsidiary or any other Subsidiary or any other guarantor in connection herewith or with any

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unrelated transaction; (k) the Guaranteed Parties’ election, in any case or proceeding instituted under Chapter 11 of the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code; (l) any borrowing, use of cash collateral, or grant of a security interest by any Borrowing Subsidiary or any other Subsidiary, as debtor in possession, under Section 363 of the Bankruptcy Code; (m) the disallowance of all or any portion of any of the Guaranteed Parties’ claims for repayment of the Guaranteed Debt under Section 502 or 506 of the Bankruptcy Code; or (n) any other fact or circumstance which might otherwise constitute grounds at law or equity for the discharge or release of the Guarantor from its obligations hereunder, all whether or not the Guarantor shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (a) through (n) of this paragraph.  It is agreed that the Guarantor’s liability hereunder is independent of any other guaranties or other obligations at any time in effect with respect to the Guaranteed Debt or any part thereof and that the Guarantor’s liability hereunder may be enforced regardless of the existence, validity, enforcement or non-enforcement of any such other guaranties or other obligations or any provision of any applicable law or regulation purporting to prohibit payment by any Borrowing Subsidiary or any other Subsidiary of the Guaranteed Debt in the manner agreed upon among the Guaranteed Parties and the Borrowing Subsidiaries or other Subsidiaries as applicable.

4.                                      Credit may be granted or continued from time to time by the Guaranteed Parties to any Borrowing Subsidiary or any other Subsidiary without notice to or authorization from the Guarantor regardless of such Borrowing Subsidiary’s or any other Subsidiary’s financial or other condition at the time of any such grant or continuation.  No Guaranteed Party shall have an obligation to disclose or discuss with the Guarantor its assessment of the financial condition of any Borrowing Subsidiary or any other Subsidiary.

5.                                      Until the payment in full of the Obligations and termination of all commitments which could give rise to any Obligation, the Guarantor shall have no right of subrogation with respect to the Guaranteed Debt and hereby waives, until such payment occurs, any right to enforce any remedy which any Guaranteed Party now have or may hereafter have against any Borrowing Subsidiary or any other Subsidiary, any endorser or any other guarantor of all or any part of the Guaranteed Debt, and the Guarantor hereby waives, until such payment occurs, any benefit of, and any right to participate in, any security or collateral given to the Guaranteed Parties to secure payment of the Guaranteed Debt or any part thereof or any other liability of any Borrowing Subsidiary or any other Subsidiary to the Guaranteed Parties.

6.                                      In the event that acceleration of the time for payment of any of the Guaranteed Debt is stayed upon the insolvency, bankruptcy, administration or reorganization of any Borrowing Subsidiary or any other Subsidiary, or otherwise, all such amounts shall nonetheless be payable by the Guarantor forthwith upon demand by the Guaranteed Parties.  The Guarantor further agrees that, to the extent that any Borrowing Subsidiary or any other Subsidiary makes a payment or payments to any of the Guaranteed Parties on the Guaranteed Debt, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be returned or repaid to such Borrowing Subsidiary or any other Subsidiary, its estate, trustee, receiver, debtor in possession or any other party, including, without limitation, the Guarantor, under any insolvency or bankruptcy law, state, federal, or foreign law, common law or equitable cause, then to the extent of such payment, return or repayment, the obligation or part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and

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continued in full force and effect as of the date when such initial payment, reduction or satisfaction occurred.

7.                                      No delay on the part of any Guaranteed Party in the exercise of any right, power or remedy shall operate as a waiver thereof, and no single or partial exercise by the Guaranteed Parties of any right, power or remedy shall preclude any further exercise thereof; nor shall any amendment, supplement, modification or waiver of any of the terms or provisions of this Guaranty be binding upon the Guaranteed Parties, except as expressly set forth in a writing duly signed and delivered on the Guaranteed Parties’ behalf by the Administrative Agent.  The failure by the Guaranteed Parties at any time or times hereafter to require strict performance by any Borrowing Subsidiary or any other Subsidiary or the Guarantor of any of the provisions, warranties, terms and conditions contained in any promissory note, security agreement, agreement, guaranty, instrument or document now or at any time or times hereafter executed pursuant to the terms of, or in connection with, the Credit Agreement by any Borrowing Subsidiary or any other Subsidiary or the Guarantor and delivered to the Guaranteed Parties shall not waive, affect or diminish any right of the Guaranteed Parties at any time or times hereafter to demand strict performance thereof, and such right shall not be deemed to have been waived by any act or knowledge of the Guaranteed Parties, their agents, officers or employees, unless such waiver is contained in an instrument in writing duly signed and delivered on the Guaranteed Parties’ behalf by the Administrative Agent.  No waiver by the Guaranteed Parties of any default shall operate as a waiver of any other default or the same default on a future occasion, and no action by the Guaranteed Parties permitted hereunder shall in any way affect or impair the Guaranteed Parties’ rights or powers, or the obligations of the Guarantor under this Guaranty.  Any determination by a court of competent jurisdiction of the amount of any Guaranteed Debt owing by the Borrower to the Guaranteed Parties shall be conclusive and binding on the Guarantor irrespective of whether the Guarantor was a party to the suit or action in which such determination was made.

8.                                      Subject to the provisions of Section 6 hereof, this Guaranty shall continue in effect until the Credit Agreement has terminated, the Guaranteed Debt has been paid in full and the other conditions of this Guaranty have been satisfied.

9.                                      In addition to and without limitation of any rights, powers or remedies of the Guaranteed Parties under applicable law, at any time after maturity of the Guaranteed Debt, whether by acceleration or otherwise, the Guaranteed Parties may, in their sole discretion, with notice after the fact to the Guarantor and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of the Guaranteed Debt (a) any indebtedness due or to become due from any of the Guaranteed Parties to the Guarantor, and (b) any moneys, credits or other property belonging to the Guarantor (including all account balances, whether provisional or final and whether or not collected or available) at any time held by or coming into the possession of any of the Guaranteed Parties whether for deposit or otherwise.

10.                               The Guarantor agrees to pay all out-of-pocket costs, fees and expenses (including attorneys’ fees of the Guaranteed Parties) incurred by the Guaranteed Parties in collecting or enforcing the obligations of the Guarantor under this Guaranty.

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11.                               This Guaranty shall bind the Guarantor and its successors and assigns and shall inure to the benefit of the Guaranteed Parties and their successors and assigns.  All references herein to the Lenders shall for all purposes also include all Participants, subject to the provisions of Section 12.1(c) of the Credit Agreement.  All references herein to a Borrowing Subsidiary or any other Subsidiary shall be deemed to include its respective successors and assigns including, without limitation, a receiver, trustee or debtor in possession of or for such Borrowing Subsidiary or any other Subsidiary.

12.                               THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

13.                               THE GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK (OR THE STATE COURTS OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN IN THE EVENT THE SOUTHERN DISTRICT OF NEW YORK LACKS SUBJECT MATTER JURISDICTION), AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING BROUGHT BY THE GUARANTEED PARTIES ARISING OUT OF OR RELATING TO THIS GUARANTY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT IN ANY SUCH ACTION OR PROCEEDING.  THE GUARANTOR HEREBY AGREES THAT A FINAL NONAPPEALABLE JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  THE GUARANTOR AGREES THAT ANY ACTION OR PROCEEDING BROUGHT BY THE GUARANTOR OR ANY OTHER PARTY ARISING OUT OF OR RELATING TO THIS GUARANTY SHALL BE BROUGHT EXCLUSIVELY IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK (OR THE STATE COURTS OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN IN THE EVENT THE SOUTHERN DISTRICT OF NEW YORK LACKS SUBJECT MATTER JURISDICTION), AND ANY APPELLATE COURT FROM ANY THEREOF.

14.                               THE GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN SECTION 13.  THE GUARANTOR HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

15.                               THE GUARANTOR IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 18.  NOTHING IN THIS GUARANTY WILL AFFECT THE RIGHT OF THE GUARANTOR TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

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16.                               EACH OF THE GUARANTOR AND, BY THEIR ACCEPTANCE HEREOF, EACH OF THE GUARANTEED PARTIES, HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS GUARANTY OR THE RELATIONSHIP ESTABLISHED HEREUNDER. EACH OF THE GUARANTOR AND, BY THEIR ACCEPTANCE HEREOF, EACH OF THE GUARANTEED PARTIES (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

17.                               No term or provision of this Guaranty may be waived, amended, supplemented or otherwise modified except in a writing signed by the Guarantor and the Administrative Agent acting at the direction of the Required Lenders.

18.                               Any provision in this Guaranty that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of the Guaranty are declared to be severable.

19.                               Except as otherwise expressly provided herein, any notice required or desired to be served, given or delivered to any party hereto under this Guaranty shall be made in accordance with, and at the address provided pursuant to, Article XIII of the Credit Agreement.

[Signature appears on the following page]

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IN WITNESS WHEREOF, the Guarantor has entered into this Guaranty as of the date first set forth above.

CAMERON INTERNATIONAL CORPORATION

By:
Print Name:
Title:

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EXHIBIT I-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

 (For Foreign Banks That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement dated as of April 11, 2014, (as amended, restated, modified, extended or supplemented from time to time, the “Credit Agreement”) among Cameron International Corporation (the “Parent”), Cameron Flow Control Technology GmbH, Cameron Petroleum (UK) Limited, Cameron (Singapore) Pte. Ltd., Cameron Canada Corporation, Cameron Lux V S.à r.l., the lenders party thereto and Citibank, N.A., as Administrative Agent for the Lenders.

Pursuant to the provisions of Section 3.5(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Advances (as well as any Note evidencing such Advances) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrowers with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF BANK]

By:
Name:
Title:

Date: , 201

Exhibit I-1 to Credit Agreement

EXHIBIT I-2
FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement dated as of April 11, 2014, (as amended, restated, modified, extended or supplemented from time to time, the “Credit Agreement”) among Cameron International Corporation (the “Parent”), Cameron Flow Control Technology GmbH, Cameron Petroleum (UK) Limited, Cameron (Singapore) Pte. Ltd., Cameron Canada Corporation, Cameron Lux V S.à r.l., the lenders party thereto and Citibank, N.A., as Administrative Agent for the Lenders.

Pursuant to the provisions of Section 3.5(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Bank in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 201

Exhibit I-2 to Credit Agreement

EXHIBIT I-3
FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement dated as of April 11, 2014, (as amended, restated, modified, extended or supplemented from time to time, the “Credit Agreement”) among Cameron International Corporation (the “Parent”), Cameron Flow Control Technology GmbH, Cameron Petroleum (UK) Limited, Cameron (Singapore) Pte. Ltd., Cameron Canada Corporation, Cameron Lux V S.à r.l., the lenders party thereto and Citibank, N.A., as Administrative Agent for the Lenders.

Pursuant to the provisions of Section 3.5(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its direct or indirect partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 201

Exhibit I-3 to Credit Agreement

EXHIBIT I-4
FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Banks That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement dated as of April 11, 2014, (as amended, restated, modified, extended or supplemented from time to time, the “Credit Agreement”) among Cameron International Corporation (the “Parent”), Cameron Flow Control Technology GmbH, Cameron Petroleum (UK) Limited, Cameron (Singapore) Pte. Ltd., Cameron Canada Corporation, Cameron Lux V S.à r.l., the lenders party thereto and Citibank, N.A., as Administrative Agent for the Lenders.

Pursuant to the provisions of Section 3.5(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Advances (as well as any Note evidencing such Advances) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Advances (as well as any Note evidencing such Advances), (iii) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrowers with IRS Form W-8IMY accompanied by one of the following forms from each of its direct or indirect partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Administrative Agent and the Borrowers, and (2) the undersigned shall have at all times furnished the Borrowers and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF BANK]

By:
Name:
Title:
Date: , 201

Exhibit I-4 to Credit Agreement